Exhibit 10.1

EXECUTION VERSION

LOAN AGREEMENT

Dated as of October 6, 2015

between

The Borrowers listed on Schedule II attached hereto
individually and collectively, as Borrower(s)

and

LADDER CAPITAL FINANCE LLC

and

GERMAN AMERICAN CAPITAL CORPORATION,

individually and collectively, as Lender

EQUITY INNS HOTEL PORTFOLIO

$232,000,000

i

(continued)

ii

(continued)

iii

(continued)

iv

(continued)

		Page

6.10.1	Grant of Security Interest	53
6.10.2	Interest on Certain Reserve Funds; Income Taxes	53
6.10.3	Prohibition Against Further Encumbrance	54

Section 6.11	Property Cash Flow Allocation	54

6.11.1	Order of Priority of Funds in Cash Management Account	54
6.11.2	Failure to Make Payments	56
6.11.3	Application After Event of Default	56

Article 7:	PROPERTY MANAGEMENT	57

Section 7.1	The Franchise Agreement, Property Management Agreement, Intermediate Management Agreement and Beverage Concession Agreement	57

7.1.1	Franchise Agreement	57
7.1.2	Property Management Agreement; Intermediate Management Agreement	57
7.1.3	Beverage Concession Agreement	59
7.1.4	Defaults	59

Section 7.2	Prohibition Against Termination or Modification of Franchise Agreement, Property Management Agreement, Intermediate Management Agreement and Concession Agreement	60

7.2.1	Franchise Agreement	60
7.2.2	Intermediate Management Agreement; Property Management Agreement	60
7.2.3	Beverage Agreements	61

Section 7.3	Expiration or Termination of Franchise Agreement, Intermediate Management Agreement and Property Management Agreement	61

7.3.1	Expiration or Franchisor Termination	61
7.3.2	Expiration, or Property Manager or Intermediate Manager Termination	61
7.3.3	Lender’s Right to Require Replacement of Franchise Agreement	62
7.3.4	Lender’s Right to Require Replacement of Property Management Agreement	62
7.3.5	Lender’s Right to Require Replacement of Beverage Concession Agreement	63
7.3.6	Actions Following Event of Default	63
7.3.7	Assignment of Franchise Agreement	63
7.3.8	Assignment of Management Agreement	63
7.3.9	Assignment of Beverage Concession Agreement	63

Article 8:	TRANSFERS	64

Section 8.1	Permitted Transfer of the Properties	64

v

(continued)

vi

(continued)

vii

SCHEDULES

Schedule I	-	Definitions

Schedule II	-	Borrowers

Schedule III	-	Single Purpose Provisions

Schedule IV	-	Organizational Chart

Schedule V	-	Required Repairs

Schedule VI	-	Secondary Market Transaction Information

Schedule VII	-	Approved Brands

Schedule VIII		Intentionally Omitted

Schedule IX		Allocated Loan Amounts

Schedule X		Franchisors and Franchise Agreements

Schedule XI		Property Managers

Schedule XII		Intentionally Omitted

Schedule XIII		Operating Leases

Schedule XIV		PIP Reserve Funding Schedule

Schedule XV		Reserved

Schedule XVI		O&M Plans

Schedule XVII		Scheduled Managers

Schedule XVIII		Assignment of Franchise Agreement

Schedule 3.1.17		Insurance Claims

EXHIBITS

Exhibit A	-	Form of Smith Travel Research Report

Exhibit B	-	Intentionally Omitted

Exhibit C	-	Form of Credit Card Bank Payment Direction Letter

viii

TABLE OF CONTENTS (cont.)

Exhibit D	-	Form of Credit Card Company Payment Direction Letter

Exhibit P-1		PIP Plans

Exhibit P-2		PIP Budgets

Exhibit P-3		PIP Timeline

ix

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of October 6, 2015 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between LADDER CAPITAL FINANCE LLC, a Delaware limited liability company, having an address at 345 Park Avenue, 8th Floor, New York, New York 10154 (“Ladder”) and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, New York, New York 10005 (“GACC”; together with their respective successors and assigns, individually or collectively as the context may require, “Lender”) and the Borrowers listed on Schedule II, each having an address at c/o American Realty Capital, 405 Park Avenue, New York, New York 10022 (together with their successors and permitted assigns, individually or collectively as the context may require, “Borrower” or “Borrowers”).

WITNESSETH:

WHEREAS, Borrowers desire to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrowers, subject to and in accordance with the terms and conditions of the Loan Documents.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

Article 1: DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1           Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein, all capitalized terms used in this Agreement shall have the respective meanings set forth on Schedule I attached hereto.

Section 1.2           Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the word “including” shall mean “including but not limited to”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

Article 2: THE LOAN

Section 2.1           The Loan.

2.1.1           Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrowers and Borrowers shall accept the Loan from Lender on the Closing Date.

2.1.2           The Note. The Loan shall be evidenced by (a) that certain Promissory Note A-1 of even date herewith in the stated principal amount of Sixty Million and 00/100 Dollars ($60,000,000.00), executed by Borrowers and payable to the order of Ladder (“Note A-1”) (b) that certain Promissory Note A-2 of even date herewith in the stated principal amount of Thirty Nine Million Six Hundred Thousand and 00/100 Dollars ($39,600,000.00), executed by Borrowers and payable to the order of Ladder (“Note A-2”), (c) that certain Promissory Note A-3 of even date herewith in the stated principal amount of Thirty Nine Million Six Hundred Thousand and 00/100 Dollars ($39,600,000.00), executed by Borrowers and payable to the order of Ladder (“Note A-3”), (d) that certain Promissory Note A-4 of even date herewith in the stated principal amount of Forty Million and 00/100 Dollars ($40,000,000.00), executed by Borrowers and payable to the order of GACC (“Note A-4”), (e) that certain Promissory Note A-5 of even date herewith in the stated principal amount of Twenty Six Million Four Hundred Thousand and 00/100 Dollars ($26,400,000.00), executed by Borrowers and payable to the order of GACC (“Note A-5”), and (f) that certain Promissory Note A-6 of even date herewith in the stated principal amount of Twenty Six Million Four Hundred Thousand and 00/100 Dollars ($26,400,000.00), made by Borrower to GACC (“Note A-6”; together with Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5, as the same may hereafter be amended, supplemented, restated increased, extended or consolidated from time to time, collectively, the “Note”) and shall be repaid in accordance with the terms of this Agreement and the Note.

2.1.3           Use of Proceeds. Borrowers shall use the proceeds of the Loan to (a) pay and discharge any existing loans, if any, relating to the Properties, (b) pay all past-due Taxes, Insurance Premiums and Other Charges, if any, in respect of the Properties, (c) make initial deposits of the Reserve Funds, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, and (e) fund any working capital requirements of the Properties, as approved by Lender. Any excess proceeds may be used for any lawful purpose.

Section 2.2           Interest Rate.

2.2.1           Interest Rate. Subject to the further provisions of this Agreement, including, without limitation, Sections 2.2.2 and 2.2.4 hereof, the Outstanding Principal Balance shall bear interest throughout the Term at the Interest Rate.

2.2.2           Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, overdue interest in respect of the Loan, shall, at Lender’s election, accrue interest at the Default Rate, calculated from the date the Default occurred which led to such Event of Default, without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall elect.

2.2.3           Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the Outstanding Principal Balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period immediately prior to such Monthly Payment Date.

2.2.4           Usury Savings. The Loan Documents are subject to the express condition that at no time shall Borrowers be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of the Loan Documents, Borrowers are at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by any Legal Requirements, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3           Loan Payments; Term of Loan.

2.3.1           Loan Payments Generally.

(a)          Borrower shall make a payment to Lender of interest only on the Closing Date for the period from the Closing Date through and including the next succeeding fifth (5th) day of a calendar month, whether such fifth (5th) day shall occur in the calendar month in which the Closing Date occurs or in the month immediately succeeding the month in which the Closing Date occurs (unless the Closing Date is the sixth (6th) day of a calendar month, in which case no such separate payment of interest shall be due). Each interest accrual period (the “Interest Period”) thereafter shall commence on the sixth (6th) day of each calendar month during the Term and shall end on and include the fifth (5th) day of the next occurring calendar month.

(b)          On each Monthly Payment Date throughout the Term, Borrower shall make a payment to Lender monthly in arrears of interest accruing on the Outstanding Principal Balance during each Interest Period (each such payment, a “Monthly Debt Service Payment”), which payments shall be applied to accrued and unpaid interest.

(c)          Lender shall have the right from time to time prior to a Securitization of the entire Loan, in its sole discretion, upon not less than thirty (30) days prior written notice to Borrower, to change the Monthly Payment Date to a different calendar day each month which is not more than five (5) days earlier nor more than ten (10) days later than the sixth (6th) day of each calendar month; provided, however, that if Lender shall have elected to change the Monthly Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the Interest Period correspondingly.

2.3.2           Payment on Maturity Date. The Loan shall mature on the Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest, the Yield Maintenance Premium, if any, and all other amounts due under the Loan Documents.

2.3.3           Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by any Legal Requirements, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instruments and the other Loan Documents.

2.3.4           Method and Place of Payment.

(a)          Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or at such other place as Lender shall from time to time designate, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(b)          Whenever any payment to be made under any Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

(c)          All payments required to be made by Borrowers under the Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.4           Prepayments.

2.4.1           Voluntary Prepayments.

(a)          Except as otherwise provided herein, Borrowers shall not have the right to prepay the Loan in whole or in part prior to the Stated Maturity Date. Subject to Sections 2.4.1(b), 2.4.2 and 2.4.3 hereof, on the Prepayment Lockout Expiration Date, and on any Business Day thereafter, Borrowers may, at Borrowers’ option and upon not less than twenty (20) days prior notice to Lender, prepay the Outstanding Principal Balance in whole only with payment of the Yield Maintenance Premium; provided, however, that, subject to Section 2.4.3 hereof, payment of the Yield Maintenance Premium shall not be required if the prepayment occurs on or after the Open Prepayment Date. Any prepayment received by Lender under this Section 2.4.1 shall be accompanied by (a) all interest which would have accrued on the principal amount prepaid through, but not including, the next occurring Monthly Payment Date (or, if such prepayment occurs on a Monthly Payment Date, through, but not including, such Monthly Payment Date), (b) all other sums due and payable under the Loan Documents, and (c) all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such prepayment.

(b)          On the Prepayment Lockout Expiration Date and on any Business Day thereafter, Borrowers may, at Borrowers’ option and upon not less than twenty (20) days prior notice to Lender, prepay the Outstanding Principal Balance in part (x) to effect a Property Release in accordance with Section 2.5 hereof, which amount shall be applied by Lender in accordance with the terms of Section 2.5.1(c) of this Agreement, or (y) in connection with payment of a DSCR/LTV Remedial Payment Amount to effect a Cash Sweep Event Cure under clause (iii) of the definition of “Cash Sweep Event Cure” which amount, Lender shall apply to the Outstanding Principal Balance, Yield Maintenance Premium, and any other interest and fees due Lender.

(c)          A notice of prepayment made under Section 2.4.1(a) or Section 2.4.1(b) may be revoked by Borrowers if written notice of such revocation is delivered by Borrowers to Lender on or before the date that is five (5) Business Days prior to the prepayment date set forth in the notice of prepayment. If Borrowers deliver to Lender notice of prepayment and subsequently revoke such notice prior to prepayment, Borrowers shall promptly reimburse Lender for all reasonable out-of-pocket costs and expenses incurred by Lender (including any reasonable attorneys’ fees) due to such revoked notice or otherwise in connection with the anticipated prepayment.

2.4.2           Mandatory Prepayments. On the next occurring Monthly Payment Date following the date on which Lender actually receives a distribution of Net Proceeds, if Lender does not make such Net Proceeds available to Borrower for a Restoration, Lender shall, at its option, apply such Net Proceeds to the prepayment of the Outstanding Principal Balance; provided, however, if an Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the Debt in any order, proportion and priority as Lender may determine in its sole and absolute discretion. Any prepayment received by Lender under this Section 2.4.2 shall be (a) subject to Section 2.4.3 hereof and (b) accompanied by (i) all interest which would have accrued on the principal amount prepaid through, but not including, such Monthly Payment Date, (ii) all other sums due and payable under the Loan Documents, and (iii) all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such prepayment. Provided that no Event of Default shall have occurred and be continuing, no Yield Maintenance Premium or other prepayment premium or penalty shall be due in connection with any prepayment made pursuant to this Section 2.4.2. In the event that the application of Net Proceeds in respect of any particular Property pursuant to this Section 2.4.2 shall result in a reduction of the Outstanding Principal Balance in an amount greater than sixty percent (60%) of the Allocated Loan Amount of such affected Property, then, subject to Section 2.6 hereof and provided each of the conditions set forth in Section 2.5.1 shall have been satisfied, Borrower shall be entitled to effect a Property Release for such affected Property provided that in lieu of the payments due under Section 2.5.1(c), Borrower shall pay to Lender, and Lender shall have received by wire transfer of immediately available federal funds, an amount equal to the sum of (i) the difference, if any, between one hundred fifteen percent (115%) of the Allocated Loan Amount in respect of such affected Property and the Net Proceeds previously applied pursuant to the first part of this Section 2.4.2, plus (ii) all interest which would have accrued on the principal amount prepaid through, but not including, the next occurring Monthly Payment Date (or, if such prepayment occurs on a Monthly Payment Date, through, but not including, such Monthly Payment Date), plus (iii) all other sums then due and payable under the Loan Documents, plus (iv) all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such prepayment.

2.4.3           Prepayments After Default. If, after the occurrence and during the continuance of an Event of Default, prepayment of all or any part of the Debt is tendered by Borrower (which tender may be rejected by Lender to the extent permitted by applicable Legal Requirements) or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed (a) to have been made on the next occurring Monthly Payment Date and such prepayment shall be applied first to the Monthly Debt Service Payment due on such date and (b) to be a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrower shall pay, in addition to the Debt, or portion thereof then being prepaid or satisfied, (i) the Yield Maintenance Premium on the Outstanding Principal Balance, or portion thereof then being prepaid or satisfied, as of the date such prepayment is deemed to have been paid to Lender, (ii) all interest which would have accrued on the principal amount prepaid through, but not including, such Monthly Payment Date, (iii) if such prepayment occurs prior to the final sale of the Loan in a Secondary Market Transaction, Hedge Losses, (iv) all other sums due and payable under the Loan Documents, and (v) all reasonable out-of-pocket costs and expenses incurred by Lender in connection with such prepayment.

Section 2.5           Partial Releases

2.5.1           Partial Releases. Notwithstanding anything to the contrary set forth in this Agreement and the other Loan Documents, in connection with the sale of one or more of the Properties (each such sale, a “Property Sale”) to a bona fide third party purchaser who is not a Restricted Party or an Affiliate of a Restricted Party (other than a Property Release undertaken to cure an Event of Default identified in Section 10.1(a)(xix), as permitted therein), Borrower shall have the right, subject to Section 2.6 hereof, pursuant to the provisions of this Section 2.5, at any time on or after the Prepayment Lockout Expiration Date, to sell a Property or Properties and obtain a release of such Property or Properties from the Lien of the applicable Security Instrument and the other Loan Documents (each such release, a “Property Release”) upon satisfaction of the following conditions precedent:

(a)          No Event of Default shall have occurred and then be continuing or shall occur solely as a result of such Property Release;

(b)          Borrowers shall have submitted to Lender a written request for such Property Release at least thirty (30) days prior to the proposed Property Release, which request (i) shall specify the Property or Properties that such Borrowers intend to release and state the anticipated closing date of such Property Sale (the “Property Release Date”) and (ii) shall include an Officer’s Certificate certifying that (A) as of the date of such request, no Event of Default shall have occurred and be continuing or shall occur solely as a result of such Property Release and (B) all of the requirements set forth in this Section 2.5 have been satisfied;

(c)          Borrowers shall have paid, or shall have arranged to be paid contemporaneously with the Property Release, to Lender, and Lender shall have received by wire transfer of immediately available federal funds, an amount equal to the sum of (i) the Property Release Price for the Property or Properties to be released, which shall be applied by Lender as a prepayment of the Outstanding Principal Balance, plus (ii) the DSCR/LTV Remedial Payment Amount, if any, plus, without duplication, (iii) the Yield Maintenance Premium on the portion of the Outstanding Principal Balance being prepaid, plus, without duplication, (iv) all interest which would have accrued on the portion of the Outstanding Principal Balance being prepaid through, but not including, the next occurring Monthly Payment Date (or, if such prepayment occurs on a Monthly Payment Date, through, but not including, such Monthly Payment Date), plus, without duplication, (v) all other sums then due and payable under the Loan Documents;

(d)          Borrowers shall have submitted to Lender, not less than five (5) Business Days prior to the date of such release, such releases, satisfactions, discharges and/or assignments for the Property or Properties to be released for execution by Lender, which shall be in form and substance reasonably satisfactory to Lender and appropriate in the jurisdiction in which the applicable Property is located;

(e)          If any portion of the Loan shall then be held by a REMIC Trust fund pursuant to a Securitization, and requested by Lender, Borrowers shall have delivered an opinion from counsel, and in form and substance, in each case reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion stating, among other things, that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code or be subject to tax as a result of such Property Release;

(f)          Borrowers and each SPC Party shall continue to be in compliance with each representation, warranty and covenant set forth in Sections 3.1.24 or 4.1.15 and Schedule III following such Property Release;

(g)          after giving effect to the Property Release and the receipt and application of any DSCR/LTV Remedial Payment Amount, the Debt Service Coverage Ratio for the remaining Properties shall not be less than the applicable DSCR Threshold;

(h)          after giving effect to the Property Release and the receipt and application of any DSCR/LTV Remedial Payment Amount, the Loan to Value Ratio for the remaining Properties shall not be greater than the lesser of (i) sixty-four and four tenths percent 64.4 % and (ii) the Loan to Value Ratio in effect immediately prior to the Property Release;

(i)          Intermediate Manager and/or Property Manager and other parties to the applicable Intermediate Management Agreement and/or Property Management Agreement shall provide Lender with evidence reasonably satisfactory to Lender that the Property or Properties that are the subject of such Property Release will no longer be subject to any Intermediate Management Agreement or Property Management Agreement once such Property Release has been completed and that no Intermediate Manager or Property Manager will earn fees under any Intermediate Management Agreement or Property Management Agreement with respect to such Property or Properties that are the subject of such Property Release with respect to any period of time from and after the date of such Property Release;

(j)          Borrowers shall have executed and delivered to Lender such other certificates, documents or instruments as Lender may reasonably require in connection with the Property Release;

(k)          Borrowers shall have paid all of Lender’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with the Property Release and the review and approval of the documents and information required to be delivered in connection therewith. In addition, Borrowers shall have paid reasonable out-of-pocket costs and expenses of third parties relating to the release (including, without limitation, the cost of title and recording costs and the out-of-pocket costs and expenses incurred by, and all fees and charges of, the Rating Agencies) incurred in connection with the release of the Property or Properties; and

(l)          in connection with any Property Release undertaken to cure an Event of Default identified in Section 10.1(a)(xix), as permitted therein, Borrowers shall have delivered an Officer’s Certificate to Lender providing a certification that as of the date of such request, Borrowers shall have made a good faith determination that continued operation of a hotel at the Property which is the subject of such proposed Property Release was no longer commercially viable.

2.5.2           Release of Properties. With respect to any Property Release, simultaneously with the closing of such Property Release if all of the conditions set forth in Section 2.5.1 with respect to such Property Release have been satisfied, Lender, at the sole cost and expense of Borrowers, shall execute and deliver to Borrowers the releases, satisfactions, discharges and/or assignments, as applicable and as reasonably requested by Borrowers, of the Security Instruments, the Assignments of Leases and the other Loan Documents which solely relate to the Property or Properties (and if applicable, the applicable Borrower and/or Guarantor) to be released. Upon the closing of any Property Release, all references herein or in any of the other Loan Documents to the term “Property” shall be deemed to exclude the Property or Properties released.

Section 2.6           REMIC Test on Property Release. Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan is included in a REMIC Trust and (a) any Property or any portion of any Property is sought to be released from the Lien of any Security Instrument, whether in connection with the release of any individual Property pursuant to Section 2.5, a Casualty or Condemnation or otherwise, and (b) immediately after any such release the ratio of the unpaid principal balance of the Loan to the value of the remaining Properties (but, in the case of a Casualty or Condemnation, taking into account any proposed Restoration of any remaining Property) is greater than one hundred twenty-five percent (125%) (based solely on real property and excluding any personal property or going concern value) (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust, it being understood that Lender shall not require a new or updated appraisal to make such determination so long as there is another commercially reasonable valuation method available to Lender, which may include a buyer’s purchase price in the case of a contemporaneous arm’s length sale and assumption of the Loan or a broker’s price opinion so long as such method is a commercially reasonable valuation method permitted to a REMIC Trust, as determined in Lender’s sole discretion), the Outstanding Principal Balance must first be paid down by a “qualified amount” as such term is defined in Internal Revenue Service Revenue Procedure 2010-30, as the same may be modified, supplemented, superseded or amended from time to time (regardless of whether Borrowers or Lender actually receive or are entitled to receive any related Net Proceeds in the case of a Casualty or Condemnation), unless Lender receives an opinion of counsel that, if the foregoing prepayment is not made, the applicable REMIC Trust will neither fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code or be subject to any tax, in either case, as a result of such release. If and to the extent the release is in connection with a Casualty or Condemnation, and if Borrowers shall have otherwise satisfied each of the conditions to release of Net Proceeds as set forth in Section 5.3, only such amount of the Net Proceeds then held or controlled by Lender, if any, in excess of the “qualified amount” required to pay down the principal balance of the Loan may be released for purposes of Restoration or released as otherwise expressly provided in Section 5.3. Any prepayment made under this Section 2.6 shall be accompanied by payment of the Yield Maintenance Premium, except that (i) subject to Section 2.4.3, no Yield Maintenance Premium or other prepayment fee or penalty shall be due in connection with any prepayment made on or after the Open Prepayment Date and (ii) so long as no Event of Default shall have occurred and be continuing, no Yield Maintenance Premium or other prepayment fee or penalty shall be due in connection with any such prepayment made by reason of a release in connection with a Casualty or Condemnation. Borrowers shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with confirming compliance with or enforcing the terms and provisions of this Section 2.6.

Article 3: REPRESENTATIONS AND WARRANTIES

Section 3.1           Borrower Representations. Each of the representations and warranties made by Borrower in this Article 3 shall be deemed to be made separately by each Borrower; provided, however, and subject to the terms of this Agreement, the liability for any inaccuracies in such representations and warranties shall be joint and several among the Borrowers. Each Borrower represents and warrants to Lender that:

3.1.1           Organization. Each Borrower and each SPC Party is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect, and each Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents by it, and has the power and authority to execute, deliver and perform under the Loan Documents and all the transactions contemplated by the Loan Documents.

3.1.2           Proceedings. The Loan Documents have been duly authorized, executed and delivered by each Borrower and constitute a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.1.3           No Conflicts. The execution and delivery of the Loan Documents by each Borrower and the performance of its Obligations under the Loan Documents will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of any Borrower’s organizational documents or any agreement or instrument to which any Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any Lien on any of any Borrower’s assets or property (other than pursuant to the Loan Documents).

3.1.4           Litigation. There is no action, suit, proceeding or investigation pending or, to Borrowers’ knowledge, threatened against any Borrower, any SPC Party, Guarantor, Property Manager, Intermediate Manager or any Property in any court or by or before any other Governmental Authority which, if adversely determined, might have a Material Adverse Effect.

3.1.5           Agreements. No Borrower is in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have a Material Adverse Effect. No Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or any Property is bound which would reasonably be expected to have a Material Adverse Effect.

3.1.6           Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by any Borrower of, or compliance by such Borrower with, the Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by each Borrower.

3.1.7           Title. Each Borrower has good, marketable and insurable fee simple title to the real property comprising part of its respective Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. None of the Permitted Encumbrances, individually or in the aggregate, (a) materially interfere with the benefits of the security intended to be provided by the Loan Documents, (b) materially and adversely affect the value of the Property, (c) materially impair the use or operation of the Property, or (d) impair Borrower’s ability to pay its Obligations in a timely manner. The Security Instruments, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected Lien on Borrower’s interest in the Properties, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases) in which a security interest can be perfected by filing the Security Instruments and/or a financing statement, all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances. There are no mechanics’, materialman’s or other similar Liens or claims which have been filed for work, labor or materials affecting any of the Properties which are or may become Liens prior to, or equal or coordinate with, the Lien of the Security Instruments.

3.1.8           No Plan Assets. No Borrower is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. Compliance by each Borrower with the provisions hereof will not involve any Prohibited Transaction. Neither Guarantor nor any Borrower has any pension, profit sharing, stock option, insurance or other arrangement or plan for employees covered by Title IV of ERISA, and no “Reportable Event” as defined in ERISA has occurred and is now continuing with respect to any such plan. The performance by each Borrower of its obligations under the Loan Documents and each Borrower’s conducting of its operations do not violate any provisions of ERISA. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, (b) transactions by or with any Borrower are not subject to any state statute or regulation regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 2(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement, and (c) none of any Borrower, Guarantor or ERISA Affiliate is as of the date hereof, or has been at any time within the two (2) years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a “contributing sponsor” (as such term is defined in Section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan; and none of any Borrower, Guarantor or any ERISA Affiliate has any contingent liability with respect to any post-retirement “welfare benefit plan” (as such term is defined in ERISA) except as disclosed to Lender in writing. For purposes of this Section 3.1.8, Borrowers shall be entitled to assume that no source of funds used to make the Loan constitutes “plan assets” within the meaning of Section 3(42) of ERISA.

3.1.9           Compliance. To Borrower’s knowledge, except as otherwise disclosed in writing to Lender in the zoning reports prepared by Massey Consulting Group and delivered to Lender prior to the closing of the Loan (collectively, the “Zoning Reports”), Borrowers and the Properties and the use thereof currently comply in all material respects with all applicable Legal Requirements, including parking, building and zoning and land use laws, ordinances, regulations and codes. No Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might have a Material Adverse Effect. There has not been committed by Borrower or, to Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of any Property any act or omission which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrowers’ Obligations under any of the Loan Documents. Except as otherwise disclosed to Lender in the Zoning Reports, in the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto existing as of the date hereof and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of any Borrower, threatened with respect to the zoning of any Property. Neither the zoning nor any other right to construct, use or operate any Property is in any way dependent upon or related to any property other than such Property. The use being made of each Property is in conformity with the certificate of occupancy issued for such Property and all other restrictions, covenants and conditions affecting the Property.

3.1.10         Financial Information. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrowers and the Properties (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of each Property as of the date of such reports, and (c) have been prepared in accordance with sound accounting principles throughout the periods covered. No Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to any Borrower and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of any Borrowers or any of the Properties from that set forth in said financial statements.

3.1.11         Condemnation. Except as set forth in the Zoning Reports delivered to Lender on or prior to the date hereof, no Condemnation or other proceeding has been commenced or, to Borrowers’ knowledge, is contemplated with respect to all or any portion of any of the Properties or for the relocation of roadways providing access to any of the Properties.

3.1.12         Easements; Utilities and Public Access. All covenants, restrictions or agreements of record relating to the construction, operation or use of the Property and all easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and, to Borrower’s knowledge, are in full force and effect without default by any party thereunder. To Borrower’s knowledge, there are no covenants, restrictions or agreements of record relating to the construction, operation or use of the Property not described in the Title Insurance Policy. Each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Property are, to Borrower’s knowledge, located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid easement. All roads necessary for the use of each Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

3.1.13         Separate Lots. To Borrower’s knowledge, each Property is comprised of one or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of such Property.

3.1.14         Taxes and Assessments. All Taxes and governmental assessments owing in respect of each Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established hereunder. There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments.

3.1.15         Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to applicable bankruptcy, insolvency or similar laws affecting creditor’s rights and principles of equity), and no Borrower has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

3.1.16         Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Property. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

3.1.17         Insurance. Borrower has obtained and delivered, or has caused to be obtained and delivered, to Lender certificates evidencing all of the Policies, with all premiums paid as they become due, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Except as set forth on Schedule 3.1.17 of this Agreement, no claims are pending with respect to any Property under any of the Policies and, to Borrower’s knowledge, no Person, including any Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.18         Licenses. All permits and approvals, including without limitation, certificates of occupancy and any applicable liquor license (or interim beverage agreement) required by any Governmental Authority for the use, occupancy and operation of each Property in the manner in which such Property is currently being used, occupied and operated have been obtained and are in full force and effect.

3.1.19         Flood Zone. Except as shown on the Survey, none of the Improvements on any of the Properties are located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.

3.1.20         Physical Condition. To Borrower’s knowledge, except as set forth in a physical condition report for such Property prepared by Nova Consulting Group, Inc. dated on or about August 25, 2015, a copy of which has been delivered to Lender prior to the closing of the Loan, each Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to Borrower’s knowledge, there exists no structural or other material defects or damages in such Property, whether latent or otherwise, and no Borrower has received notice from any insurance company or bonding company of any defects or inadequacies in any Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

3.1.21         Boundaries. Except as shown on the Survey prepared and delivered to Lender prior to the closing of the Loan, all of the Improvements which were included in determining the appraised value of the Properties lie wholly within the boundaries and building restriction lines of each Property, and no improvements on adjoining properties encroach upon any Property, and no easements or other encumbrances affecting any Property encroach upon any of the Improvements, so as to affect the value or marketability of such Property, except those which are insured against by the Title Insurance Policy or are Permitted Encumbrances with respect to the Property.

3.1.22         Leases. No Property is subject to any Leases other than that certain antenna license agreement with Sprintcom, Inc., with respect to the Hampton Inn Knoxville Airport, dated as of September 1998. No Person has any possessory interest in any Property or right to occupy the same other than as transient, overnight guests.

3.1.23         Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Security Instruments, have been paid or are being paid simultaneously herewith.

3.1.24         Single Purpose. Borrower hereby represents and warrants to, and covenants with, Lender that since each Borrower’s, each SPC Party’s and each Liquor License Subsidiary’s creation, as of the date hereof and until such time as the Obligations shall be paid and performed in full, each Borrower, each Liquor License Subsidiary and each SPC Party have complied with, are in compliance with, and shall comply with the requirements set forth on Schedule III attached hereto.

3.1.25         Tax Filings. To the extent required, each Borrower has filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local taxes, charges and assessments payable by any Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

3.1.26         Solvency. Borrowers have (a)  not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its Obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrowers’ assets exceeds and will, immediately following the making of the Loan, exceed Borrowers’ total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrowers’ assets is and immediately following the making of the Loan, will be greater than Borrowers’ probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrowers’ assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrowers do not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrowers and the amounts to be payable on or in respect of the obligations of Borrowers).

3.1.27         Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

3.1.28         Organizational Chart. The organizational chart attached as Schedule IV hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof. No Person other than those Persons shown on Schedule IV have any ownership interest in, or right of Control, directly or indirectly, in Borrower or Guarantor. No single Person, individually or together with Affiliates, owns an amount equal to or greater than twenty percent (20%) of all legal and beneficial interests in Guarantor.

3.1.29         Organizational Status. Each Borrower’s exact legal name, organizational type, jurisdiction of formation, tax identification number and organizational identification number are as shown on Schedule II.

3.1.30         Bank Holding Company. No Borrower is a “bank holding company” or a direct subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

3.1.31         No Casualty. Except as disclosed in the physical condition report for the Property prepared by Nova Consulting Group, Inc. and the PIP Plans, the Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

3.1.32         Purchase Options. None of the Properties nor any part thereof or interest therein are subject to any purchase options, rights of first refusal or offer to purchase or other similar rights in favor of third parties.

3.1.33         FIRPTA. No Borrower is a “foreign person” within the meaning of Sections 1445 or 7701 of the Code.

3.1.34         Illegal Activity. No portion of any Property has been or will be purchased with proceeds of any illegal activity.

3.1.35         Investment Company Act. No Borrower is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.36         Use of Property. Each Property consists solely of a hotel and related operations and is used for no other purpose.

3.1.37         Fiscal Year. Each fiscal year of Borrower commences on January 1.

3.1.38         No Other Financing. No Borrower has borrowed any funds which have not heretofore been repaid in full, except for the Loan.

3.1.39         Contracts.

(a)          No Borrower has entered into, and is not bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender.

(b)          Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by any Borrower thereunder and, to the knowledge of Borrowers, there are no monetary or other material defaults thereunder by any other party thereto. None of any Borrower, Property Manager, Intermediate Manager or any other Person acting on any Borrower’s behalf has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute.

(c)          Borrower has identified all Major Contracts and delivered to Lender true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) requested by Lender.

(d)          Except for the Intermediate Management Agreements, any Property Management Agreement with Crestline Hotels & Resorts, LLC as Property Manager, and the Beverage Concession Agreement, no Major Contract has as a party an Affiliate of Borrower. All fees and other compensation for services previously performed under the Intermediate Management Agreements have been paid in full.

3.1.40         Full and Accurate Disclosure; No Change in Facts. All information submitted by or on behalf of Borrower, Guarantor and their respective Affiliates to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms of the Loan Documents is true, correct and complete in all material respects. No statement of fact made by Borrower or any Affiliate of any Borrower in any of the Loan Documents or in any written statement or document furnished by or on behalf of Borrower in connection with the Loan or pursuant to the Loan Documents, including, without limitation, any documentation submitted to Lender in connection with or pursuant to the Term Sheet, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to any Borrower which has not been disclosed to Lender which could reasonably be expected to have a Material Adverse Effect, other than with regard to market risk inherent in projecting future operations, and there has been no material adverse change in any condition, fact or circumstance that would make any of the information or statements of fact referenced above inaccurate, incomplete or otherwise misleading in any material respect or that otherwise could reasonably be expected to have a Material Adverse Effect.

3.1.41         Other Obligations and Liabilities. No Borrower has liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.1.42         Operating Lease. The list of Operating Leases in Schedule XIII is accurate and complete as of the date hereof.  Each Operating Lease is in full force and effect and there is no default by any Borrower thereunder and no event has occurred that with the passage of time and/or giving of notice, would constitute a default thereunder.  Except for the Permitted Encumbrances, each Borrower’s interest in the Operating Lease is not subject to any liens or encumbrances.  The Operating Leases provide that they shall have a term expiring no earlier than March 1, 2020 and thereafter shall automatically renew for at least one additional term of no less than five (5) years at a rent determined by the parties in accordance with the Operating Leases.

3.1.43         Intentionally Omitted.

3.1.44         Bankruptcy Filings. No petition in bankruptcy or insolvency has ever been filed or is pending against Borrower, any SPC Party, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own twenty percent (20%) or more of the legal, beneficial or economic interests in Borrower, any SPC Party or Guarantor or are in Control of any Borrower, any SPC Party or Guarantor, and none of any Borrower, any SPC Party, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own twenty percent (20%) or more of the legal, beneficial or economic interests in any Borrower, any SPC Party or Guarantor or are in Control of any Borrower, any SPC Party or Guarantor, has ever made an assignment for the benefit of creditors or taken advantage of any insolvency laws. None of any Borrower, any SPC Party, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own twenty percent (20%) or more of the legal, beneficial or economic interests in any Borrower, any SPC Party or Guarantor or are in Control of any Borrower, any SPC Party or Guarantor, is contemplating either the filing of a petition under any federal, state, local or foreign bankruptcy or insolvency laws or the liquidation of all or a material portion of any Borrower’s, any SPC Party’s or Guarantor’s or such shareholder’s, partner’s, member’s or non-member manager’s assets or properties, and none of any Borrower, any SPC Party, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own twenty percent (20%) or more of the legal, beneficial or economic interests in any Borrower, any SPC Party or Guarantor or are in Control of any Borrower, any SPC Party or Guarantor, has any knowledge of any Person contemplating the filing of any such petition against any Borrower, any SPC Party, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own twenty percent (20%) or more of the legal, beneficial or economic interests in any Borrower, any SPC Party or Guarantor or are in Control of any Borrower, any SPC Party or Guarantor. Notwithstanding anything herein to the contrary, Borrowers do not make any representation or warranty herein with respect to any public shareholder of Guarantor owning less than twenty percent (20%) of Guarantor.

3.1.45         PIP Plans. Each of the copies of the PIP Plans attached as Exhibit P-1 and PIP Budgets attached as Exhibit P-2 are true, correct and complete as of the date hereof. The timelines for completion of the PIP Plans and the PIP Completion Date, each shown on Exhibit P-3, attached hereto and made a part hereof, is an accurate indication of the expected timeline and deadline for completing the applicable PIP Plan as currently required by the applicable Franchisor. The copy of each PIP Plan attached on Exhibit P-1 has been approved by the applicable Borrower and the applicable Franchisor and is hereby approved by Lender. Borrower has not received any written notice or demand from any Franchisor demanding any repair, maintenance, alterations or improvement to any Property other than as specifically identified in a PIP Plan. To Borrower’s knowledge, each PIP Budget is sufficient to complete the applicable PIP Plan. Lender hereby approves the PIP Budgets related to the PIP Plans for following Properties, which form a part of Schedule P-2 attached hereto and are expected to commence within sixty (60) days of the date hereof: (i) Courtyard Dalton, Georgia, (ii) Courtyard Houston, Texas, (iii) Homewood Suites Augusta, Georgia, (iv) Homewood Suites Orlando, Florida, and (v) Residence Inn Jacksonville, Florida (collectively, the “Closing-Approved PIP Budgets”).

3.1.46         Intermediate Management Agreement. Each Intermediate Management Agreement with the applicable Intermediate Manager is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or giving of notice, would constitute a default thereunder. As of the date hereof, Intermediate Manager’s material obligations under the Intermediate Management Agreement are being performed by the Property Manager pursuant to one or more Property Management Agreements.

3.1.47         Property Management Agreement. Each Property Management Agreement with the applicable Property Manager is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or giving of notice, would constitute a default thereunder. Each Property Management Agreement (exclusive of the Property Management Agreements with Crestline Hotels & Resorts, LLC) was negotiated on an arms-length basis.

3.1.48         Beverage Concession Agreement. The Beverage Concession Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or giving of notice, would constitute a default thereunder.

3.1.49         Beverage Management Agreement. The Beverage Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or giving of notice, would constitute a default thereunder.

3.1.50         Franchise Agreement. The list of Franchise Agreements in Schedule X is accurate and complete as of the date hereof. Each Franchise Agreement is in full force and effect, there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or giving of notice, would constitute a default thereunder and none of Borrower, Guarantor, Intermediate Manager or any of their respective Affiliates has received notice from Franchisor that the hotel (a) has received low quality customer satisfaction ratings, surveys or reports (except as disclosed in the Closing Quality Assurance Reports), provided that the mere existence of the Closing Quality Assurance Reports shall not, in and of themselves, trigger a Cash Sweep Event under clause (iv) of the definition thereof, a Default or Event of Default; provided, however, subsequent quality assurance reports citing the same circumstances identified in the Closing Quality Assurance Reports may serve as a basis for triggering a Cash Sweep Event, Default or Event of Default, (b) is not in compliance with Franchisor’s brand standards or (c) has failed any franchise inspection report, or received any similar notice. Each Franchise Agreement was negotiated on an arms-length basis.

3.1.51         Personal Property. Borrower owns all material personal property necessary to operate the Property in the manner it is currently operated.

3.1.52         Equipment Leases. To Borrower’s knowledge, Borrower has identified all Material Equipment Leases and Borrowers have delivered to Lender correct and complete copies of any existing Material Equipment Leases affecting the Property. Borrowers own all of the furniture, fixtures and equipment necessary to operate the Properties in the manner they are currently operated, other than such furniture, fixtures and equipment which are subject to Equipment Leases.

3.1.53         Collective Bargaining. To Borrower’s knowledge, except for the Collective Bargaining Agreement which has expired by its terms but the parties thereto continue to operate under its terms while a new agreement (which shall not constitute a Major Contract requiring Lender’s approval pursuant to Section 4.1.12) is being negotiated, there are no collective bargaining agreements affecting any Property.  No Borrower has violated in any material respects any applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate Governmental Authorities. To Borrower’s knowledge, there are no outstanding obligations with respect to pending pension obligations.

3.1.54         Apollo Transaction. The Apollo Transaction Agreement and the closing of the transactions contemplated thereunder will not result in a “Changeover Event” (as defined in the organizational documents of Pool II Holdco).

Section 3.2           Survival of Representations; Reliance.

The representations and warranties set forth in Section 3.1 shall survive until the Obligations have been paid and performed in full. All representations, warranties, covenants and agreements made in this Agreement or the other Loan Documents by Borrower or any other Restricted Party shall be deemed to have been relied upon by Lender regardless of any investigation made by or on behalf of Lender either prior to or following the date hereof.

Article 4: BORROWER COVENANTS

Section 4.1           Borrower Affirmative Covenants. Borrowers hereby covenant and agrees with Lender that throughout the Term:

4.1.1           Payment and Performance of Obligations. Borrower shall pay and otherwise perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

4.1.2           Existence; Compliance with Legal Requirements. Each Borrower and each SPC Party shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses and permits and comply with all Legal Requirements applicable to it and the Properties including, without limitation, completing all applications necessary to cause final issuance of all such licenses, permits and similar certificates in the name of Borrower or Property Manager. There shall never be committed by any Borrower, and each Borrower shall use commercially reasonable efforts to prevent any other Person in occupancy of or involved with the operation or use of any Property from committing any act or omission affording any Governmental Authority the right of forfeiture against any Property or any part thereof or any monies paid in performance of Borrowers’ obligations under the Loan Documents. Borrower covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all material franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents.

4.1.3           Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied, assessed or imposed as the same become due and payable, and shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower need not pay directly Taxes nor furnish such receipts for payment of Taxes to the extent that funds to pay for such Taxes have been deposited into the Tax Account pursuant to Section 6.3 hereof). No Borrower shall permit or suffer, and Borrowers shall promptly discharge, any Lien or charge against the Property other than Permitted Encumbrances, and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (a) no Default or Event of Default shall have occurred and be continuing; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which any Borrower or Property is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (c) neither the Properties nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of the applicable Taxes or Other Charges being contested from the Properties; and (f) except to the extent funds allocable to such Taxes and Other Charges are already deposited with Lender pursuant to Section 6.3 of this Agreement and provided such deposits are not designated for future payment of Taxes and Other Charges, Borrower shall deposit with Lender cash or other security as may be required in the proceeding, or as may otherwise be reasonably requested by Lender, to ensure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established.

4.1.4           Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or to its knowledge threatened against any Borrower, any SPC Party, Guarantor, Property Manager or Intermediate Manager which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

4.1.5           Access to Property. Borrower shall permit agents, representatives, consultants and employees of Lender to inspect any Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given orally). In connection with any inspection undertaken in accordance with the foregoing sentence, Lender or its agents, representatives, consultants and employees, as part of such inspection, may take soil, air, water, building material and other samples from any Property, subject to the rights of Tenants under Leases, if any.

4.1.6           Further Assurances; Supplemental Mortgage Affidavits. Borrower shall, at Borrower’s sole cost and expense:

(a)          execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations, as Lender may reasonably require (including, without limitation, the execution and delivery of all such writings necessary to transfer any liquor licenses with respect to the Property into the name of Lender or its designee after the occurrence of an Event of Default); and

(b)          do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender shall reasonably require from time to time.

4.1.7           Financial Reporting.

(a)          Borrower shall keep and maintain or shall cause to be kept and maintained proper and accurate books and records, in accordance with GAAP, reflecting the financial affairs of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice (which may be given orally) to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrower shall pay any actual, out-of-pocket costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b)          Borrower shall furnish Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of audited consolidated financial statements for an entity required to report 100% of the consolidated financial results of Borrowers and the Properties in accordance with GAAP (excluding, for the avoidance of doubt, any entity that is required to include within its consolidated financial results in accordance with GAAP any assets that are not collateral for the Loan) (“Holdco”) (which, to the extent required by GAAP, shall separately denote any “non-controlling” or “minority” interest in the earnings of any subsidiary of Holdco), certified by an Independent Accountant in accordance with GAAP and prepared in accordance with the requirements of Regulation AB, covering the Properties on a combined basis for such Fiscal Year, including a consolidated balance sheet as of the end of such Fiscal Year and a consolidated statement of operations. Such statements shall set forth Gross Revenue, Operating Expenses, Capital Expenditures, Net Operating Income and Net Cash Flow for the Property on a line-item basis, where applicable. Borrower’s annual financial statements shall be accompanied by (i) a current rent roll for the Property (if applicable), (ii) a summary of any and all FF&E Work, PIP Work and Capital Expenditures made at the Properties on a combined basis, as well as for each Property where the cost of FF&E Work, PIP Work and Capital Expenditures at such Property exceeds $500,000, during the prior twelve (12) month period, (iii) an occupancy report for each Property for such Fiscal Year, including an average daily rate and (iv) an Officer’s Certificate of the Chief Financial Officer of Borrower certifying (A) that such statements are true, correct, accurate and complete and fairly represent the results of operations of Holdco (taking into account any “non-controlling” or “minority” interests in the earnings of any subsidiary of Holdco) and the Properties, and (B) whether to the best of Borrower’s knowledge there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(c)          Borrower shall furnish Lender on or before the forty-fifth (45th) day after the end of each calendar quarter throughout the Term, the following items, accompanied by an Officer’s Certificate of the Chief Financial Officer of Borrower certifying (i) that such statements are true, correct, accurate and complete and fairly represent the results of operations of Holdco (taking into account any “non-controlling” or “minority” interests in the earnings of any subsidiary of Holdco) and the Properties, and (ii) whether to the best of Borrower’s knowledge there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same:

(i)          unaudited consolidated financial statements of Holdco, internally prepared on an accrual basis including a consolidated balance sheet as of the end of such quarter and profit and loss statements for the quarter and year then ended compared to the corresponding period for the previous Fiscal Year (which, to the extent required by GAAP, shall separately denote any “non-controlling” or “minority” interest in the net assets of any subsidiary of Holdco), and Property-level profit and loss statement for the previous twelve months;

(ii)         a comparison of the budgeted income and expenses as set forth in the Annual Budget or Approved Annual Budget, as applicable, and the actual income and expenses for such quarter and year to date for the Property, together with a detailed explanation of any variances of (x) more than ten percent (10%) between budgeted and actual amounts in respect of any single line item in such Annual Budget or Approved Annual Budget, as applicable, and (y) more than five percent (5%) between budgeted and actual amounts in respect of aggregate income or expenses, as the case may be, covered in such Annual Budget or Approved Annual Budget, as applicable, in each case, for such quarter and year to date;

(iii)        a calculation reflecting the Debt Service Coverage Ratio as of the last day of such quarter, for such quarter and the last four (4) quarters;

(iv)        a current rent roll for the Property (if applicable); and

(v)         an occupancy report for the subject quarter, including an average daily rate.

(d)          Borrower shall furnish Lender on or before the thirtieth (30th) day, but in no event later than the forty fifth (45th) day, after the end of each calendar month, the following items, accompanied by an Officer’s Certificate of the Chief Financial Officer of Borrower certifying (i) that such statements are true, correct, accurate and complete and fairly represent the results of operations of Holdco (taking into account any “non-controlling” or “minority” interests in the earnings of any subsidiary of Holdco) and the Properties, and (ii) whether to the best of Borrower’s knowledge there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same:

(i)          until the occurrence of a Securitization of the entire Loan, a consolidated profit and loss statement for Holdco (which, to the extent required by GAAP, shall separately denote any “non-controlling” or “minority” interest in the earnings of any subsidiary of Holdco) for the month and year then ended compared to the corresponding period of the previous Fiscal Year and for each Property, a profit and loss statement for the twelve (12) months then ended;

(ii)         until the occurrence of a Securitization of the entire Loan, a comparison of the budgeted income and expenses as set forth in the Annual Budget or Approved Annual Budget, as applicable, and the actual income and expenses for such month and year to date for the Property, together with a detailed explanation of any variances of (x) more than ten percent (10%) between budgeted and actual amounts in respect of any single line item in such Annual Budget or Approved Annual Budget, as applicable, and (y) more than five percent (5%) between budgeted and actual amounts in respect of the Annual Budget or Approved Annual Budget, as applicable, taken as a whole, in each case, for such month and year to date;

(iii)        until the occurrence of a Securitization of the entire Loan, a current rent roll for the Property (if applicable);

(iv)        (A) the most current Smith Travel Research Reports in the form of Exhibit A hereto then available to Borrower reflecting market penetration and relevant hotel properties competing with the Property, (B) any franchise inspection reports received by Borrower, Guarantor, Property Manager, Intermediate Manager or any of their respective Affiliates during such month in respect of each Property, (C) any notice from Franchisor that a hotel constituting a portion of the Property (1) has received low quality or customer satisfaction ratings, surveys or reports, (2) is not in compliance with Franchisor’s brand standards or (3) has failed any franchise inspection report, or any similar notice in each case received by Borrower, Guarantor, Property Manager, Intermediate Manager or any of their respective Affiliates during such month, and (D) until the occurrence of a Securitization of the entire Loan, an occupancy report for the Property for the subject month, including an average daily rate; and

(v)         any notice received from a Tenant threatening non-payment of Rent or other default, alleging or acknowledging a default by landlord, requesting a termination of a Lease or a material modification of any Lease or notifying Borrower of the exercise or non-exercise of any option provided for in such Tenant’s Lease, or any other similar material correspondence received by Borrower from Tenants during the subject month.

(e)          Borrower shall submit to Lender by December 1 of each year the Annual Budget for the succeeding Fiscal Year. During the continuance of a Cash Sweep Event Period, Lender shall have the right, subject to Section 4.1.7(g) below, to approve each Annual Budget (which approval shall not be unreasonably withheld or delayed so long as no Event of Default is continuing), and Annual Budgets approved by or deemed approved by Lender shall hereinafter be referred to as an “Approved Annual Budget”; provided, however, that if Borrower shall have not delivered to Lender within five (5) Business Days of the occurrence of a Cash Sweep Event, an updated Annual Budget for Lender’s review and approval, Lender shall review the last Annual Budget delivered pursuant to the first sentence of this Section 4.1.7(e). In the event that Borrower seeks reimbursement from the Operating Expense Funds held by Lender pursuant to Section 6.8 for an extraordinary operating expense or extraordinary capital expenditure that was not set forth in the Annual Budget or Approved Annual Budget, as applicable, then in effect (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Until such time that any Annual Budget has been approved by Lender, the previous Approved Annual Budget shall apply for all purposes hereunder, except in connection with Lender’s determination of Adjusted Operating Expenses for purposes of calculating Underwritten Net Cash Flow; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Other Charges, Insurance Premiums and utility charges, and all other expenses shall be adjusted by the CPI. It is hereby acknowledged and agreed that the 2015 Annual Budget approved by Lender prior to the closing of the Loan shall, for purposes hereof, be deemed to constitute an Approved Annual Budget.

(f)          Borrower shall furnish to Lender, within five (5) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

(g)          Whenever Lender’s approval is required pursuant to the provisions of Section 4.1.7(e), Lender shall use good faith efforts to respond within ten (10) Business Days after Lender’s receipt of Borrowers’ written request for such approval. Such request shall contain a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters stating “FIRST NOTICE: THIS IS A REQUEST FOR APPROVAL UNDER THE LOAN BY LADDER CAPITAL FINANCE LLC AND GERMAN AMERICAN CAPITAL CORPORATION, SECURED BY THE EQUITY INNS PORTFOLIO. FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED APPROVED”. If Lender fails to respond to such request within ten (10) Business Days, and Borrowers send a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters stating “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR APPROVAL UNDER THE LOAN BY LADDER CAPITAL FINANCE LLC AND GERMAN AMERICAN CAPITAL CORPORATION, SECURED BY THE EQUITY INNS PORTFOLIO. IF YOU FAIL TO PROVIDE A SUBSTANTIVE RESPONSE (E.G., APPROVAL, DENIAL OR REQUEST FOR CLARIFICATION OR MORE INFORMATION) TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GRANTED”, Lender shall be deemed to have approved such matter if Lender fails to respond to such second written request before the expiration of such second ten (10) Business Day period.

4.1.8           Title to the Property. Borrower shall warrant and defend the validity and priority of the Liens of the Security Instrument(s) and the Assignment of Leases on the Property against the claims of all Persons whomsoever, subject only to the Permitted Encumbrances.

4.1.9           Estoppel Statement.

(a)          Each party hereunder shall, within ten (10) Business Days following a request of the other party hereto, furnish a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance of the Note, (ii) the Interest Rate, (iii) the date installments of interest and/or principal were last paid, and (iv) in the case of a statement furnished by Borrower, any offsets or defenses to the payment and performance of the Obligations.

(b)          Borrower shall deliver to Lender, upon request, an estoppel certificate from each Tenant under any Lease in form and substance reasonably satisfactory to Lender (provided that Borrower shall only be required to use commercially reasonable efforts to obtain an estoppel certificate from any Tenant not required to provide an estoppel certificate under its Lease); provided that such certificate may be in the form required under such Lease; and provided, further, that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

(c)          Borrower shall deliver to Lender, within thirty (30) days after Lender’s request, estoppel certificates or so-called “good standing letters” from each party under each Franchise Agreement, each Property Management Agreement and each Intermediate Management Agreement (to the extent that the applicable Franchise Agreement, Property Management Agreement or Intermediate Management Agreement entitles Borrower to request an estoppel certificate or “good standing letter”) in form and substance reasonably satisfactory to Lender; provided, that such certificates and/or letters may be in the form required under the applicable Franchise Agreement, Property Management Agreement or Intermediate Management Agreement; and provided, further, that Borrower shall not be required to deliver such certificates and/or letters more than one (1) time in any calendar year unless (i) an Event of Default shall have occurred and be continuing, or (ii) such certificates and/or letters are required in connection with a Secondary Market Transaction.

(d)          Borrower shall use commercially reasonable efforts to deliver to Lender, within thirty (30) days after Lender’s request, estoppel certificates from each party under each REA in form and substance reasonably satisfactory to Lender; provided, that such certificates may be in the form required under the REA; and provided, further, that Borrower shall not be required to deliver such certificates more than one (1) time in any calendar year.

4.1.10         Leases. All Leases and all renewals of Leases executed after the date hereof shall require Lender’s prior written consent except for up to two (2) Leases at each Property demising premises exclusive of any guest rooms, provided that (a) no Event of Default shall have occurred and is then continuing, and (b) such Leases shall, together with any other Lease affecting such Property, (i) constitute less than five percent (5%) in the aggregate of the Gross Revenue of such Property, (ii) provide for economic terms, including rental rates, comparable to existing local market rates for similar properties, (iii) be on commercially reasonable terms, (iv) have a term of not more than ten (10) years, including extensions and renewals, and (v) not be to an Affiliate of Borrower, Guarantor, or an Affiliated Manager.

4.1.11         Alterations. Except with respect to the alterations identified in the PIP Plans which are governed by Section 4.1.19, Lender’s prior written approval shall be required in connection with (a) any alterations to any Improvements (i) that could reasonably be expected to have a Material Adverse Effect, (ii) that could materially adversely affect any structural component or the exterior of any Improvements or any utility or HVAC system at the Property, or (iii) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold or (b) any alteration to any Improvements during the continuance of an Event of Default (any of the foregoing, a “Material Alteration”). If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s Obligations under the Loan Documents any of the following: (1) cash, (2) a Letter of Credit, (3) U.S. Obligations, or (4) other securities acceptable to Lender, provided that, to the extent applicable, Lender shall have received a Rating Agency Confirmation as to the form and issuer of same. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold. Upon substantial completion of any Material Alteration, Borrower shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements, (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of liens, and (iii) all material licenses and permits necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued.

4.1.12         Approval of Major Contracts. Borrower shall be required to obtain Lender’s prior written approval of any and all Major Contracts affecting the Property, which approval may be granted or withheld in Lender’s reasonable discretion.

4.1.13         After Acquired Property. Borrower shall grant to Lender a first lien security interest in and to all equipment and other personal property owned by Borrower, whether or not used in the construction, maintenance and/or operation of the Improvements, immediately upon acquisition of same or any part of same.

4.1.14         Patriot Act. Borrower shall comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all costs and expenses incurred by Lender in connection therewith shall be secured by the Security Instruments and the other Loan Documents and shall be immediately due and payable.

4.1.15         Special Purpose. Borrower, each Liquor License Subsidiary and each SPC Party shall at all times comply with the requirements set forth on Schedule III attached hereto and shall not take or permit any action that would result in Borrower, any Liquor License Subsidiary or any SPC Party not being in compliance with the representations, warranties and covenants set forth in Section 3.1.24 and Schedule III attached hereto.

4.1.16         Operating Leases. Each Borrower shall diligently perform and observe in all material respects all of the terms, covenants and conditions of the applicable Operating Lease on the part of such Borrower, as landlord or tenant thereunder.  Borrower shall not, without the prior written consent of Lender, terminate or cancel any Operating Lease or replace, modify, change, supplement, alter or amend, or waive any of the terms or provisions of, any Operating Lease, in any material respect, either orally or in writing; provided, however, from and after December 1, 2019, any replacement, modification or amendment to any Operating Lease shall be deemed approved by Lender so long as (i) no Event of Default shall have occurred and be continuing, (ii) such replacement, modification or amendment shall, except with respect to the rent due under such Operating Lease, be on substantially the same terms as the Operating Lease existing on the Closing Date, (iii) Borrower shall have delivered the letter of a “Big Four” accounting firm or Independent Accountant stating that the total rent (base rent and additional rent) is equal to an amount adequately and reasonably supported by a fair market rent pricing model, (iv) Borrower shall provide prior written notice of all such modifications or amendments and required supporting documentation, and (v) Borrower shall execute and deliver to Lender all additional documents and other evidence reasonably requested by Lender to confirm the foregoing matters and the continuing priority and perfection Lien held by Lender in respect of such Operating Lease.

4.1.17         Major Contracts; REA.

(a)          Borrower shall promptly (i) diligently perform and observe in all material respects all of the terms, covenants and conditions to be performed and observed by it under each Major Contract to which it is a party, and do all things commercially reasonable and necessary to preserve and keep unimpaired its rights thereunder, (ii) notify Lender of any material notice of default given by any party under any Major Contract and deliver to Lender a true copy of each such notice, and (iii) enforce in all material respects the performance and observance of all of the terms, covenants and conditions required to be performed and/or observed by the other party to each Major Contract and to which Borrower is a party.

(b)          Borrower shall promptly (i) diligently perform and observe in all material respects all of the terms, covenants and conditions to be performed and observed by it under each REA to which it is a party, and do all things commercially reasonable and necessary to preserve and keep unimpaired its material rights thereunder, (ii) notify Lender of any notice of material default given by any party under any REA and deliver to Lender a true copy of each such notice, and (iii) enforce in all material respects the performance and observance of all of the terms, covenants and conditions required to be performed and/or observed by the other party to each REA and to which Borrower is a party.

4.1.18         O&M Program. Borrower hereby represents and warrants that attached hereto as Schedule XVI is a true and complete copy of each of the Operations and Maintenance Plans in respect of the Properties described therein (collectively, the “O&M Program”), and Borrower has, as of the date hereof, complied in all material respects with the O&M Program. Borrower hereby covenants and agrees that, during the Term, including any extension or renewal thereof, Borrower shall comply in all material respects with the terms and conditions of the O&M Program.

4.1.19         PIPs.

(a)          Lender’s consent shall be required in connection with any modification or amendment to any PIP Plan, PIP Budget, or PIP Completion Date, as set forth on Exhibits P-1, P-2, and P-3, respectively, attached hereto and made a part hereof, provided, however, that any modification or amendment accepted by the applicable Franchisor shall be deemed approved by Lender so long as (i) no Event of Default shall have occurred and be continuing, (ii) such modification or amendment shall not serve to (A) increase any PIP Budget by more than five percent (5%) of the total amount of such PIP Budget (provided Borrower shall have made a deposit into the PIP Reserve in the amount of any such increase prior to effecting such modification or amendment), (B) accelerate any time limits prescribed therein by more than thirty (30) days provided that Borrower shall have given Lender sixty (60) days written notice prior to such acceleration and such acceleration shall not change the calendar quarter in which Borrower’s obligations to perform all or any portion of the PIP Work thereunder shall become due or (C) otherwise increase the obligations of any Borrower in any material respect, in each case, without Lender approval, and (iii) in all cases, Borrower shall provide prior written notice of all such modifications or amendments. Each Borrower shall (x) take all necessary action to diligently complete in a manner acceptable to the applicable Franchisor the PIP Alterations applicable to such Borrower’s Property as contemplated under the applicable PIP Plan and in accordance with the applicable PIP Budget on or before the PIP Completion Date, as any of the same may have been modified or amended in accordance with the foregoing sentence, provided, however, in the case of any PIP Plan having a budget in excess of $15,000.00 per room, Lender shall be entitled to inspect such PIP Alterations for the purpose of determining such completion. Such Borrower shall deliver to Lender as promptly as practicable, but in no event more than one hundred eighty (180) days following the completion of the applicable PIP Plan, evidence reasonably satisfactory to Lender that the applicable Franchisor has accepted the PIP Alterations applicable to such Borrower’s Property as complete.

(b)          Subject to Lender’s required approval of any modification to the PIP Budget attached to this Agreement in accordance with clause (a), above, sixty (60) days prior to Borrower’s commencement of any work related to a PIP Plan at any Property, but in no event later than sixty (60) days prior to the “PIP Commencement Date” identified in the applicable PIP Plan, Borrower shall deliver to Lender a detailed PIP Budget showing line-item detail reasonably acceptable to Lender in respect of such PIP Plan. The Closing-Approved PIP Budgets, in the form attached to and made part of Schedule P-2, are hereby approved by Lender.

(c)          In the event that Lender receives notice from a Franchisor under a Franchise Agreement that a Borrower has failed to complete the required PIP Alteration Work applicable to such Borrower’s Property by the applicable PIP Completion Date (subject to any force majeure event and/or cure period expressly provided for under the applicable PIP Plan or Franchise Agreement), Lender may (after notice and a reasonable cure period not to exceed sixty (60) days unless Lender reasonably determines that a shorter period is necessary to avoid any default or termination of the Franchise Agreement) elect to complete such PIP Alteration Work, and Borrower shall reimburse Lender upon demand for all sums expended by Lender in connection with such completion of the PIP Alteration Work. Any amount expended by Lender to complete any PIP Alteration Work shall be a protective advance and shall be secured by the Security Instrument.

(d)          Borrowers shall give Lender prompt written notice of any demand from a Franchisor for an amendment to a PIP Plan, and any demand from a Franchisor for any repairs, maintenance, alterations, or improvements required to comply with a Franchise Agreement.

4.1.20         Required Repairs. Borrower shall perform the repairs and other work at the Property as set forth on Schedule V attached hereto (such repairs and other work hereinafter referred to as “Required Repairs”) and shall complete each of the Required Repairs on or before the respective deadline for each repair as set forth on Schedule V.

4.1.21         Cure of Violations. Borrower shall promptly cure and use its commercially reasonable efforts to remove of record all building and permit violations affecting the Property.

Section 4.2           Borrower Negative Covenants. Borrower covenants and agrees with Lender that throughout the Term:

4.2.1           Due on Sale and Encumbrance; Change of Control; Transfers of Interests. Except for Permitted Encumbrances, a Property Release effected in compliance with Section 2.5 hereof, or to the extent permitted pursuant to Article 8 hereof, neither Borrower nor any other Restricted Party shall, without the prior written consent of Lender (a) sell, transfer, convey, mortgage, grant, bargain, encumber, pledge, assign, alienate, lease (except to Tenants under Leases that are not in violation of Section 4.1.10 hereof), grant any option with respect to or grant any other interest in the Property or any part thereof or interest therein, including any legal, beneficial, economic or voting interest in Borrower or any other Restricted Party, whether directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise or (b) permit or suffer any change in Control of such Restricted Party to occur (each of (a) and (b), a “Transfer”). Borrowers hereby represent and warrant that, as of the Closing Date, American Realty Capital Hospitality Trust, Inc. Controls the Borrowers and the SPC Parties, and the parties to this Agreement stipulate that prior to any time American Realty Capital Hospitality Trust, Inc. relinquishes Control of the Borrowers or the SPC Parties, as applicable, to a Permitted Transferee or otherwise as permitted in accordance with this Agreement, references to “change in Control” or “change of Control” of Borrowers or the SPC Parties, shall mean, as of the date of such determination, if American Realty Capital Hospitality Trust, Inc. no longer Controls Borrowers or the SPC Parties, as applicable. For purposes of this Agreement, no “change in Control” or “change of Control” of Guarantor shall be deemed to exist as a result of any properly authorized corporate action taken to (a) replace members of the corporate board governing Guarantor or otherwise change the composition of such governing body, or (b) the substitution or other change to the identity of the advisor engaged to manage Guarantor. A Transfer within the meaning of this Section 4.2.1 shall be deemed to include (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof or interest therein for a price to be paid in installments; (ii) other than the Operating Leases, an agreement by Borrower for the leasing of all or a substantial part of the Property for any purpose other than the actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if Borrower or any other Restricted Party is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly Controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock such that such corporation’s stock shall be vested in a party or parties who are not now stockholders; (iv) if Borrower or any other Restricted Party is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer, member or non-member manager, the voluntary or involuntary sale, conveyance or transfer of the partnership interest of any general partner, managing partner or limited partner, the creation or issuance of new partnership interests, the voluntary or involuntary sale, conveyance or transfer of the interest of any joint venturer, member or non-member manager or the creation or issuance of new membership interests or interests in any non-member manager; and (v) if Borrower or any other Restricted Party is a trust or nominee trust, the voluntary or involuntary sale, conveyance or transfer of the legal or beneficial interest in such trust or nominee trust or the creation or issuance of new legal or beneficial interests.

4.2.2           Liens. Borrower shall not create, incur, assume or permit to exist any Lien on any direct or indirect interest in Borrower or any SPC Party or any portion of the Property except for (a) Permitted Encumbrances, or (b) Transfers, in the case of this clause (b), to the extent permitted pursuant to Article 8.

4.2.3           Dissolution. No Borrower shall (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the applicable Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of any Borrower except to the extent expressly permitted by the Loan Documents, or (d) cause, permit or suffer any SPC Party to (i) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which such SPC Party would be dissolved, wound up or liquidated in whole or in part or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of such SPC Party, in any manner prohibited by the covenants contained on Schedule III without obtaining the prior written consent of Lender.

4.2.4           Change in Use. No Borrower shall change the current use of any Property in any material respect.

4.2.5           Debt Cancellation. No Borrower shall cancel or otherwise forgive or release any claim or debt (other than the termination of Leases in accordance herewith) owed to any Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower’s business.

4.2.6           Intentionally Omitted.

4.2.7           Zoning. No Borrower shall initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender (such consent not to be unreasonably withheld, conditioned or delayed).

4.2.8           Intentionally Omitted.

4.2.9           No Joint Assessment. No Borrower shall suffer, permit or initiate the joint assessment of any Property (a) with any other real property constituting a tax lot separate from such Property and (b) with any portion of such Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.

4.2.10         Principal Place of Business. Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice, provided, however, in connection with the delivery of any Preferred Equity Change in Control Notice, such change in address may be effected after giving Lender ten (10) Business Days prior written notice.

4.2.11         Change of Name, Identity or Structure. No Borrower shall change such Borrower’s name, identity (including its trade name or names) or, if not an individual, Borrower’s corporate, partnership or limited liability structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in such Borrower’s structure, without first obtaining the prior written consent of Lender. Prior to or contemporaneously with the effective date of any such change such Borrower shall take all action required by Lender, including, without limitation, executing (if necessary) and delivering to Lender any financing statement or financing statement change in order to establish or maintain the validity, perfection and priority of the lien and security interest granted herein and in the other Loan Documents. Borrower shall promptly notify Lender in writing of any change in its organizational identification number. If any Borrower does not now have an organizational identification number and later obtains one, such Borrower shall promptly notify Lender in writing of such organizational identification number. At the request of Lender, such Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which such Borrower intends to operate the applicable Property, and representing and warranting that such Borrower does business under no other trade name with respect to the applicable Property.

4.2.12         Intentionally Omitted.

4.2.13         ERISA.

(a)          For purposes of this Section 4.2.13, Borrowers shall be entitled to assume that no source of funds used to make the Loan constitutes “plan assets” within the meaning of Section 3(42) of ERISA.

(b)          No Borrower shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code.

(c)          Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (i) each Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (ii) each Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(i)          Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R §2510.3-101(b)(2);

(ii)         Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R §2510.3-101(f)(2); or

(iii)        Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R §2510.3-101(c) or (e).

4.2.14         Compliance with Restrictive Covenants, Etc. No Borrower shall modify, amend, supplement, waive or release in any material respect any (i) easements, (ii) covenants, restrictions or agreements of record relating to the construction, operation or use of the Property, (iii) or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

4.2.15         Intentionally Omitted.

4.2.16         Embargoed Person.

(a)          At all times, throughout the Term, including after giving effect to any Transfers, (i) none of the funds or other assets of Borrower or Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (PATRIOT Act) of 2001 and any Executive Orders or regulations promulgated thereunder, each as may be amended from time to time, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an “Embargoed Person”), or the Loan made by Lender would be in violation of law, (ii) no Embargoed Person shall have any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (iii) none of the funds of Borrower or Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law. Compliance with this provision in respect of Persons owning less than twenty percent (20%) of all beneficial interests in Borrower or Guarantor may be completed by virtue of actions taken on behalf of Borrower or Guarantor in the ordinary course of business through licensed broker dealers in accordance with all applicable legal requirements concerning third party investors and in a manner consistent with previous offerings conducted by Guarantor or its Affiliates to date.

(b)          None of any Borrower nor, to Borrower’s knowledge, any owner of a direct or indirect interest in any Borrower (i) is listed on any Government Lists, (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of the Office of Foreign Assets Control (“OFAC”) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Government Lists”, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Government Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Government Lists”.

4.2.17         Matters Concerning Leases. Borrower shall not enter any new Lease that would violate any exclusive use or other restrictions contained in any existing Leases, or amend or modify any existing Lease to permit any use or occupancy that would violate any exclusive use or other restrictions contained in any existing Lease.

4.2.18         Apollo Transaction. Borrower shall obtain any necessary consents required pursuant to the organizational documents of Pool II Holdco to enter into the Apollo Transaction Agreement prior to effecting the transaction contemplated therein.

Article 5: INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1           Insurance.

5.1.1           Insurance Policies.

(a)          Unless otherwise agreed to by Lender in its sole and absolute discretion, Borrower, at its sole cost and expense, shall obtain and maintain during the entire Term, or cause to be maintained, insurance policies for Borrower and the Property in satisfaction of all requirements of the Franchise Agreements and providing at least the following coverages:

(i)          property insurance against loss or damage by fire, wind (including named storms), lightning and such other perils as are included in a standard “all risk” or “special form” policy, including riot and civil commotion, vandalism, terrorist acts (as defined by then current TRIPRA provided TRIPRA continues to cover foreign and domestic acts), malicious mischief, burglary and theft, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the Property, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) waiving depreciation. The Full Replacement Cost must be adjusted annually to reflect increased value due to inflation. If this is not provided, Inflation Guard Coverage shall be required; (B) written on a no co-insurance form or containing an agreed amount endorsement with respect to the Improvements and, if applicable, personal property at the Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $50,000.00 (except for deductibles for “special flood hazard area” coverage, which may be no greater than $500,000, and windstorm and earthquake coverage, which deductibles may be up to five percent (5%) of the total insurable value of the Property set forth in the Policy); and (D) containing “Ordinance or Law Coverage” if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, including coverage for Loss to the Undamaged Portion, Demolition Costs and Increased Cost of Construction, all in amounts acceptable to Lender. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender (provided that Lender shall not require earthquake insurance unless the Property is located in an area with a high degree of seismic activity and a Probable Maximum Loss of greater than 20%), provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

(ii)         commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00), with a combined limit per policy year, excluding umbrella coverage, of not less than Two Million and No/100 Dollars ($2,000,000.00) applying “per location” if the policy covers more than one location; (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts; and (5) contractual liability covering the indemnities contained in Article 8 of each Security Instrument to the extent the same is available;

(iii)        rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above, subsections (iv) (if applicable), subsection (vi), subsection (x) and Section 5.1.1(h) below; (C) containing an extended period of indemnity endorsement which provides the continued loss of income shall be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Gross Revenue from the Property, as reduced to reflect non-continuing expenses, for a period of eighteen (18) months from the date of the Casualty. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the Gross Revenue from the Property, as reduced to reflect non-continuing expenses, for the succeeding eighteen (18) month period. Subject to Section 5.2.3(b), all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the Obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its Obligations to pay the Debt on the respective dates of payment provided for in the Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv)        at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the property and liability insurance coverage forms do not otherwise apply, coverage all in form and substance and with limits, terms and conditions acceptable to Lender including (A) commercial general liability and umbrella insurance covering claims related to the construction, repairs or alterations being made which are not covered by or under the terms or provisions of the commercial general liability and umbrella liability insurance policies required in this Section 5.1.1(a); and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form, including coverage for one hundred percent (100%) of the total insurable costs of construction (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsections (i), (iii), (vi), (x) and Section 5.1.1(h), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v)         workers’ compensation, subject to the statutory limits of the State in which the Property is located, and employer’s liability insurance with limits which are required from time to time by Lender in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi)        boiler and machinery/equipment breakdown insurance in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance Policy required under subsection (i) above (if applicable);

(vii)       umbrella liability insurance in addition to primary coverage in an amount not less than One Hundred Million and No/100 Dollars ($100,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) and, if applicable, the Policies required in subsection (v) above and (viii) below;

(viii)      commercial auto liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, with limits which are reasonably required from time to time by Lender (if applicable);

(ix)         insurance against employee dishonesty in an amount not less than one month of Gross Revenue from the Property and with a deductible not greater than Fifty Thousand and No/100 Dollars ($50,000.00) (if applicable); and

(x)          upon sixty (60) days’ notice, such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located.

(b)          All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”) and shall be subject to the reasonable approval of Lender as to form and substance including deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies (and, upon the written request of Lender, certification letters from Borrower and Borrower’s insurance broker attesting to the accuracy of the certificates of insurance regarding the amounts of insurance, perils insured and applicable deductibles) accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender.

(c)          Any blanket insurance Policy shall be subject to Lender’s approval, which shall not be unreasonably withheld, and shall provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.1(a). Lender shall have determined based on a review of the schedule of locations and values that the amount of such coverage is sufficient in light of the other risks and properties insured under the blanket policy. Notwithstanding anything herein to the contrary, following a change in Control of Pool II Holdco in accordance with the terms of Section 8.2(c) hereof, Borrower shall be permitted to satisfy compliance with the provisions of Section 5.1.1(a) through the provision of insurance certificates for its blanket insurance Policy (and upon the written request of Lender, certification letters from Borrower and Borrower’s insurance broker attesting to the accuracy of the certificates of insurance regarding the amounts of insurance, perils insured and applicable deductibles).

(d)          All Policies of insurance provided for or contemplated by Section 5.1.1(a) shall name Borrower as a named insured and, in the case of liability coverages (except for the Policies referenced in Sections 5.1.1(a)(v) and (viii)) shall name Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property insurance coverages, including but not limited to boiler and machinery, terrorism, flood and earthquake insurance, shall contain a standard non-contributing mortgagee/lender’s loss payable clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Additionally, if Borrower obtains property insurance coverage in addition to or in excess of that required by Section 5.1.1(a)(i), then such insurance policies shall also contain a standard non-contributing mortgagee/lender’s loss payable clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e)          All property insurance Policies provided for in Section 5.1.1(a) shall:

(i)          provide that no act or negligence of Borrower or any other insured under the Policy, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or foreclosure or similar action, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii)         provide that the Policy shall not be canceled without at least thirty (30) days’ written notice to Lender, except ten (10) days’ notice for non-payment of Insurance Premiums and, if obtainable by Borrower using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice; and

(iii)        not contain any provision that would make Lender liable for any Insurance Premiums thereon or subject to any assessments thereunder, except that Lender is permitted to make payments to effect the continuation of such Policy upon notice of cancellation due to non-payment of Insurance Premiums pursuant to the mortgagee clause required herein.

(f)          If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, or Borrower shall fail to deliver certificates of insurance and, if requested by Lender, other documentation evidencing the Policies, evidence of payment and any other information required by Section 5.1.1(b), no less than ten (10) days prior to the expiration date of any Policies, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all Insurance Premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instruments and shall bear interest at the Default Rate. Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies.

(g)          In the event of foreclosure of any of the Security Instruments or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(h)          If any of the all-risk/special form property, rental loss and/or business interruption, commercial general liability or umbrella Policies include any exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (as defined by then current TRIPRA provided TRIPRA continues to cover foreign and domestic acts), Borrower shall obtain and maintain terrorism coverage to cover such exclusion(s) from a carrier which otherwise satisfies the rating criteria specified in Section 5.1.2 (a “Qualified Carrier”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, Borrower shall obtain such terrorism coverage from the highest rated insurance company commercially available providing such terrorism coverage.

5.1.2           Insurance Company. All Policies required pursuant to Section 5.1.1(a) (a) shall be issued by companies authorized to do business in the State with a financial strength and claims paying ability rating of “A” or better by S&P; provided, however, if the insurance is provided with multiple insurers, no less than 75% will maintain the rating of A or better by S&P (or its equivalent) with the remaining insurers maintaining no less than BBB+ by S&P (or its equivalent); (b) shall, with respect to the property, rental loss and/or business interruption, commercial general liability and umbrella Policies, contain a waiver of subrogation against Lender; (c) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies; and (d) shall be satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds, such approval not to be unreasonably withheld or delayed. If requested by Lender, complete copies of the Policies shall be delivered to Lender, at 345 Park Avenue, 8th Floor, New York, New York 10154, Attention: Pamela McCormack, with respect to all renewal Policies, within thirty (30) days after the effective date thereof; provided, however, that if complete copies of the current Policies are not available on the date of request, Borrower shall deliver to Lender documentation acceptable to Lender evidencing such Policies within five (5) days and shall deliver to Lender complete copies of such Policies within ten (10) days after such Policies are available. Borrower shall pay the Insurance Premiums as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower shall not be required to pay such Insurance Premiums nor furnish such evidence of payment to Lender in the event that the amounts required to pay such Insurance Premiums have been deposited into the Insurance Account pursuant to Section 6.4 hereof). In addition to the insurance coverages described in Section 5.1.1(a) above, Borrower shall obtain such other insurance as may from time to time be reasonably required by Lender in order to protect its interests. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

Section 5.2           Casualty and Condemnation.

5.2.1           Casualty. If the Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall promptly commence and diligently prosecute to completion the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty (a “Restoration”) and otherwise in accordance with Section 5.3, regardless of whether Insurance Proceeds are available or made available, it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, submit proof of loss if not submitted promptly by Borrower. In the event of a Casualty where the loss does not exceed the Restoration Threshold, Borrower may settle and adjust such claim; provided that (a) no Event of Default has occurred and is continuing, and (b) such adjustment is carried out in a commercially reasonable and timely manner. In the event of a Casualty where the loss exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and adjust such claim only with the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any such adjustments; provided, however, if Borrower fails to settle and adjust such claim within sixty (60) days after the Casualty, Lender shall have the right to settle and adjust such claim at Borrower’s cost and without Borrower’s consent (provided that if Borrower has commenced the settlement and adjustment of such claim within the sixty (60) day period after the Casualty and thereafter diligently pursued the same, Lender shall not exercise such right to settle and adjust the claim until one hundred eighty (180) days after the Casualty so long as during the entirety of such period no Event of Default shall have occurred and be continuing and Borrower shall continue to diligently pursue the settlement and adjustment of such claim). Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

5.2.2           Condemnation. Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Property and shall deliver to Lender a copy of any and all papers served in connection with such proceedings. Provided no Event of Default has occurred and is continuing, in the event of a Condemnation where the amount of the taking does not exceed the Restoration Threshold, Borrower may settle and compromise such Condemnation; provided that the same is effected in a commercially reasonable and timely manner. In the event a Condemnation where the amount of the taking exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and compromise the Condemnation only with the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any litigation and settlement discussions in respect thereof and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property, regardless of whether an Award is available or made available, and otherwise comply with the provisions of Section 5.3. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

5.2.3           Casualty Proceeds.

(a)          Subject to Section 5.2.3(b), payments received on account of the business interruption insurance specified in Subsection 5.1.1(a)(iii) above shall be deposited directly into the Casualty and Condemnation Account. Notwithstanding the last sentence of Section 5.1.1(a)(iii) above, and provided that no Event of Default shall have occurred and be continuing, proceeds received by Lender on account of business or rental interruption or other loss of income insurance specified in Section 5.1.1(a)(iii) above shall be deposited by Lender into the Cash Management Account (in installments relating to the relevant period) to the extent such proceeds (or a portion thereof) reflect a replacement for lost Rents for the relevant period, as determined by Lender in good faith, and such proceeds shall be applied by Lender in accordance with Section 6.11 hereof. All other such proceeds not reflecting a replacement for lost Rents shall be held by Lender and disbursed in accordance with Section 5.3 hereof.

(b)          Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrower, such payment shall not be treated as business or rental interruption Insurance Proceeds unless Borrower has demonstrated to Lender’s satisfaction that the remaining Net Proceeds that will be received from the property insurance carriers are sufficient to pay one hundred percent (100%) of the cost of fully restoring the Improvements or, if such Net Proceeds are to be applied repay the Loan in accordance with the terms hereof, that such remaining Net Proceeds will be sufficient to pay off the Debt in full.

Section 5.3           Delivery of Net Proceeds.

5.3.1           Minor Casualty or Condemnation. If a Casualty or Condemnation has occurred to the Property and the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, and provided no Event of Default shall have occurred and be continuing, and that the condition in Section 2.6 hereof has been satisfied, the Net Proceeds will be disbursed by Lender to Borrower. Promptly after receipt of the Net Proceeds, Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement. If any Net Proceeds are received by Borrower and may be retained by Borrower pursuant to the terms hereof, such Net Proceeds shall, until completion of the Restoration, be held for the benefit of Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of Restoration in accordance with the terms hereof.

5.3.2           Major Casualty or Condemnation.

(a)          If a Casualty or Condemnation has occurred to any Property and the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available to Borrower for the Restoration, provided that each of the following conditions precedent are satisfied:

(i)          no Event of Default shall have occurred and be continuing;

(ii)         (A) in the event the Net Proceeds consists of Insurance Proceeds received in connection with a Casualty, then (1) less than twenty-five percent (25%) of the total floor area of the Improvements at the Property has been damaged, destroyed or rendered unusable as a result of such Casualty and (2) Legal Requirements permit the restoration of the damaged, destroyed or unusable Improvements at the Property to the same configuration and occupancy that existed immediately preceding such Casualty or (B) in the event the Net Proceeds are an Award received in connection with a Condemnation, then less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements (other than any parking lot area, provided that without such area the Property will still comply with all applicable zoning requirements) is the subject of such Condemnation;

(iii)        intentionally omitted;

(iv)        the Franchise Agreement, the Intermediate Management Agreement, the Property Management, the Beverage Concession Agreement (if applicable), the Beverage Management Agreement (if applicable) and the REA shall remain in full force and effect during and after completion of the Restoration, notwithstanding the occurrence of such Casualty or Condemnation;

(v)         intentionally omitted;

(vi)        Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(vii)       Lender shall be reasonably satisfied that any operating deficits and all payments of principal and interest under the Note will be paid during the period required for Restoration from (A) the Net Proceeds, or (B) other funds of Borrower;

(viii)      Lender shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (A) the date six (6) months prior to the Stated Maturity Date, (B) the earliest date required for such completion under the terms of any Lease, (C) such time as may be required under applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or Condemnation, as applicable, or (D) the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii), without giving effect to any extended period of indemnity endorsement in respect of such coverage;

(ix)         the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(x)          the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(xi)         such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements;

(xii)        Borrower shall deliver to Lender a signed, detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender in its reasonable discretion;

(xiii)       the Net Proceeds, together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of the Restoration;

(xiv)      the Debt Service Coverage Ratio, after giving effect to the Restoration, shall not be less than 1.35:1.00;

(xv)       the Loan to Value Ratio, after giving effect to the Restoration, shall not be greater than sixty-five percent (65%); and

(xvi)      the condition set forth in Section 2.6 hereof shall have been satisfied.

(b)          The Net Proceeds shall be paid directly to Lender for deposit into the Casualty and Condemnation Account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (i) all requirements set forth in Section 5.3.2(a) have been satisfied, (ii) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (iii) there exist no notices of pendency, stop orders, mechanics’ or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(c)          All plans and specifications required in connection with the Restoration shall be subject to the prior written approval of Lender (not to be unreasonably withheld, conditioned or delayed) and an independent architect selected by Lender (the “Casualty Consultant”). The plans and specifications shall require that the Restoration be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Condemnation, the Restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Condemnation), so that upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the Casualty or Condemnation, as applicable; it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty or Condemnation, as applicable, provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty or Condemnation, as applicable. Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to the approval of Lender (not to be unreasonably withheld, conditioned or delayed) and the Casualty Consultant. All reasonable, out-of-pocket costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration, including reasonable attorneys’ fees and disbursements and the Casualty Consultant’s fees and disbursements, shall be paid by Borrower.

(d)          In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Article 5 and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender shall release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which (i) the Casualty Consultant certifies to Lender that such contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of such contractor’s, subcontractor’s or materialman’s contract, (ii) the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and (iii) Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the Lien of the Security Instruments and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(e)          Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(f)          If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender (for deposit into the Casualty and Condemnation Account) before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be deposited by Lender into the Casualty and Condemnation Account and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.3.2 shall constitute additional security for the Obligations.

(g)          Provided no Event of Default shall have occurred and be continuing, the excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be deposited into the Cash Management Account to be applied in accordance with Section 6.11.1; provided, however, the amount of such excess so deposited in the case of a Condemnation shall not exceed the amount of Net Proceeds Deficiency deposited by Borrower with the balance being applied to the Debt in the manner provided for in subsection 5.3.2(h).

(h)          All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) may be retained and applied by Lender toward the payment of the Debt, whether or not then due and payable, in such order, priority and proportions as Lender in its sole discretion shall deem proper; provided, however, that if an Event of Default is not continuing, then no Yield Maintenance Premium or other prepayment premium or penalty shall be payable with respect to the application of Net Proceeds in accordance with this Section 5.3.2(h).

Article 6: CASH MANAGEMENT AND RESERVE FUNDS

Section 6.1           Cash Management Arrangements. Each Borrower shall cause all Rents and other Gross Revenue (other than payments received on account of the business interruption insurance specified in Subsection 5.1.1(a)(iii), which shall be governed by Section 5.2.3) to be transmitted by (a) credit card clearing banks with which Borrower, Property Manager or Intermediate Manager has entered into agreements for the clearance of credit card receipts (collectively, “Credit Card Banks”) and credit card companies with which Borrower, Property Manager or Intermediate Manager has entered into merchants agreements (collectively, “Credit Card Companies”) and (b) any Tenants of the Property, in each case, directly into the applicable Clearing Account established and maintained by or on behalf of Borrower at a local bank selected by Borrower and reasonably approved by Lender (the “Clearing Bank”) as more fully described in the Clearing Account Agreement. Without in any way limiting the foregoing, from and after the date hereof, Borrower shall notify and advise each Tenant under each Lease (whether such Lease is presently effective or executed after the date hereof) to send directly to the Clearing Account all payments of Rent pursuant to an instruction letter in the form of Exhibit B attached hereto (a “Tenant Direction Letter”). Without in any way limiting the foregoing, Borrower shall instruct (and shall not withdraw or change any such instruction during the Term unless requested to do so by Lender, which request must be consistent with the terms of this Agreement) each of the Credit Card Banks and the Credit Card Companies that all credit card receipts with respect to the Property (net of any expenses charged for such processing) cleared by such Credit Card Banks or Credit Card Companies, as applicable, shall be transferred by such Credit Card Banks or Credit Card Companies, as applicable, by wire transfer or the ACH System to the Clearing Bank for deposit in the Clearing Account pursuant to an instruction letter in the form of Exhibit C hereto (a “Credit Card Bank Payment Direction Letter”) or Exhibit D hereto (a “Credit Card Company Payment Direction Letter”), as applicable. Borrower hereby represents and warrants that Borrower has delivered or caused to be delivered Credit Card Bank Payment Direction Letters and Credit Card Payment Direction Letters to each of the Credit Card Banks and Credit Card Companies, as applicable. If, notwithstanding the provisions of this Section 6.1, Borrower, Property Manager or Intermediate Manager receive any Gross Revenue from the Property, then (i) such amounts shall be deemed to be collateral for the Obligations and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower, Property Manager or Intermediate Manager (except in accordance with the Clearing Account Agreement and the Cash Management Agreement), and (iii) Borrower, Property Manager or Intermediate Manager shall deposit such amounts in the Clearing Account within one Business Day of receipt; provided, however, so long as the Property Management Agreement relating to the Properties located in Indianapolis, Indiana, Knoxville, Tennessee and Naperville, Illinois, as applicable, shall have not been terminated, cash receipts received for Properties located in Indianapolis, Indiana, Knoxville, Tennessee and Naperville, Illinois may be deposited in a Borrower account established by the applicable Property Manager (as agent for Borrower), so long as any amounts on deposit in each such account in excess of $1,000.00 are transferred by wire transfer to the Clearing Account no less frequently than once each calendar week.

Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into an Eligible Account at the Cash Management Bank controlled by Lender (the “Cash Management Account”) and applied and disbursed in accordance with this Agreement and the Cash Management Agreement. Funds in the Cash Management Account may be invested in Permitted Investments, as more particularly set forth in the Cash Management Agreement. As an alternative to establishing each Account required pursuant to the terms of this Agreement as a separate Eligible Account, Lender may also establish or cause to be established subaccounts of the Cash Management Account or the other Accounts described herein which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) whereupon all provisions of this Agreement referring to (i) any Account shall be deemed to apply instead to the corresponding subaccount and (ii) to the Accounts generally shall be deemed to apply instead to the Cash Management Account or any other Account described herein. The Clearing Account, the Cash Management Account and all other Accounts shall be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts. In the event of a resignation by Clearing Bank, Borrower shall, promptly after receipt of notice of such resignation, designate a successor to Clearing Bank, which successor shall be subject to the reasonable approval of Lender, cause the execution of a replacement Clearing Account Agreement in form and substance satisfactory to Lender and deliver Credit Card Bank Payment Direction Letters and Credit Card Company Payment Direction Letters to the Credit Card Banks and/or Credit Card Companies, as applicable, and Tenant Direction Letters to any Tenants in accordance with the terms and provisions of this Section 6.1.

Section 6.2           Required Repairs Funds.

6.2.1           Deposit of Required Repairs Funds. Borrower shall perform the repairs and other work at the Property as set forth on Schedule V attached hereto (such repairs and other work hereinafter referred to as “Required Repairs”) and shall complete each of the Required Repairs on or before the respective deadline for each repair as set forth on Schedule V. On the Closing Date, Borrower shall deposit or cause to be deposited with or on behalf of Lender the amount, if any, set forth on such Schedule V to perform the Required Repairs (the “Required Repairs Funds”), which Required Repairs Funds shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Required Repairs Account”). Lender’s decision of whether or not to collect Required Repairs Funds in connection with any particular Required Repairs shall not reduce Borrowers’ obligation to complete such Required Repair.

6.2.2           Release of Required Repairs Funds.

(a)          Lender shall, or shall direct Servicer to, disburse the Required Repairs Funds to Borrower out of the Required Repairs Account upon satisfaction by Borrower of each of the Reserve Disbursement Conditions with respect to each such disbursement. Lender shall not be required to disburse Required Repairs Funds more frequently than once each calendar month, and each disbursement of Required Repairs Funds must be in an amount not less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Required Repairs Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made). Upon the Borrower’s completion of all Required Repairs in accordance with this Section 6.2, Lender shall, or shall direct Servicer to, deposit any remaining Required Repairs Funds held in the Required Repairs Account into the Cash Management Account to be applied in accordance with Section 6.11.1. Any Required Repairs Funds remaining in the Required Repairs Account after the Obligations have been paid in full shall be returned to Borrower.

(b)          Nothing in this Section 6.2.2 shall (i) make Lender responsible for performing or completing any Required Repairs; (ii) require Lender to expend funds in addition to the Required Repairs Funds to complete any Required Repairs; (iii) obligate Lender to proceed with any Required Repairs; or (iv) obligate Lender to demand from Borrower additional sums to complete any Required Repairs.

(c)          Borrower shall permit Lender and Lender’s agents and representatives (including Lender’s engineer, architect or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Required Repairs and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Required Repairs. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section 6.2.2(c)).

(d)          If a disbursement of Required Repair Funds will exceed $25,000.00, Lender may require an inspection of the Property at Borrower’s expense prior to making a disbursement of Required Repairs Funds in order to verify completion of the Required Repairs for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of Required Repairs Funds. Borrower shall pay the actual and reasonable out-of-pocket expenses of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

(e)          In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk insurance, public liability insurance and other insurance to the extent required under applicable law in connection with the Required Repairs. All such policies shall be in form and amount satisfactory to Lender.

Section 6.3           Tax Funds.

6.3.1           Deposits of Tax Funds. Borrower shall deposit or cause to be deposited with or on behalf of Lender (a) on the Closing Date, the amount of Eight Hundred Ninety Thousand Two Hundred Fifteen and 26/100 Dollars ($890,215.26) and (b) on each Monthly Payment Date, an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates, which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Tax Account”). Amounts deposited from time to time into the Tax Account pursuant to this Section 6.3.1 are referred to herein as the “Tax Funds”. If at any time, Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower in writing of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that if Borrower receives written notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit with or on behalf of Lender, such amount within two Business Days after its receipt of such notice.

6.3.2           Release of Tax Funds. Provided no Event of Default shall have occurred and be continuing, Lender shall, or shall direct Servicer to, apply the Tax Funds, if any, in the Tax Account to payments of Taxes. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If at any time the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, or shall direct Servicer to, deposit such excess (as determined by Lender in its reasonable discretion) into the Cash Management Account to be applied in accordance with Section 6.11.1 or credit such excess against future payments to be made to the Tax Funds, such election to be made by Lender in its sole discretion. Any Tax Funds remaining in the Tax Account after the Obligations have been paid in full shall be returned to Borrower.

Section 6.4           Insurance Funds.

6.4.1           Deposits of Insurance Funds. Subject to Section 6.4.3, Borrower shall deposit or cause to be deposited with or on behalf of Lender on each Monthly Payment Date, an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies, which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Insurance Account”). Amounts deposited from time to time into the Insurance Account pursuant to this Section 6.4.1 are referred to herein as the “Insurance Funds”. If at any time, Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower in writing of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies; provided that if Borrower receives written notice of any deficiency after the date that is thirty (30) days prior to expiration of the Policies, Borrower will deposit with or on behalf of Lender, such amount within two Business Days after its receipt of such notice.

6.4.2           Release of Insurance Funds. Provided no Event of Default shall have occurred and be continuing, Lender shall, or shall direct Servicer to, apply the Insurance Funds, if any, in the Insurance Account to payment of Insurance Premiums. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If at any time the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, or shall direct Servicer to, deposit such excess (as determined by Lender in its reasonable discretion) into the Cash Management Account to be applied in accordance with Section 6.11.1 or credit such excess against future payments to be made to the Insurance Funds, such election to be made by Lender in its sole discretion. Any Insurance Funds remaining in the Insurance Account after the Obligations have been paid in full shall be returned to Borrower.

6.4.3           Blanket Insurance. Lender shall suspend Borrower’s obligations under this Section 6.4 to the extent that Lender is reasonably satisfied, based on evidence provided by Borrower from time to time, that all of the Property is covered by a blanket insurance program that provides insurance meeting the requirements of this Agreement and Lender’s other customary requirements for blanket insurance programs, and that the premiums under such blanket insurance program are being paid when due. Borrower shall, no less than ten (10) days prior to the annual expiration date of any such blanket insurance program, provide evidence of the renewal of such program together with such additional evidence as Lender may demand from time to time.

Section 6.5           FF&E Funds.

6.5.1           Deposits of FF&E Funds. Borrower shall deposit or cause to be deposited with or on behalf of Lender on each Monthly Payment Date, an amount equal to the greater of (i) one-twelfth of four percent (4%) of the Gross Revenue generated during the twelve (12) month period ending on the last day of the most recent calendar quarter for which Borrower has furnished financial statements pursuant to Section 4.1.7(c) hereof and (ii) the amount, if any, required to be reserved under the Franchise Agreement, the Intermediate Management Agreement, the Property Management Agreement, the Beverage Concession Agreement and the Beverage Management Agreement for FF&E Work, which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “FF&E Account”). Amounts deposited from time to time into the FF&E Account pursuant to this Section 6.5.1 are referred to herein as the “FF&E Funds”.

6.5.2           Release of FF&E Funds.

(a)          Lender shall, or shall direct Servicer to, disburse the FF&E Funds to Borrower out of the FF&E Account provided (i) such disbursement is for (A) FF&E Work incurred in connection with an Approved FF&E Expense or (B) PIP Alterations contemplated by the applicable PIP Plans and (ii) Borrower shall have satisfied each of the Reserve Disbursement Conditions with respect to each such disbursement. Lender shall not be required to disburse FF&E Funds more frequently than once each calendar month, and each disbursement of FF&E Funds must be in an amount not less than the Minimum Disbursement Amount (or a lesser amount if the total amount of FF&E Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made). Lender shall not be obligated to make disbursements of FF&E Funds to reimburse Borrower for the costs of routine maintenance to the Property, replacements of inventory or for costs which are to be reimbursed from the Required Repair Funds. Any FF&E Funds remaining after the Obligations have been paid in full shall be returned to Borrower.

(b)          Nothing in this Section 6.5.2 shall (i) make Lender responsible for performing or completing any FF&E Work; (ii) require Lender to expend funds in addition to the FF&E Funds to complete any FF&E Work; (iii) obligate Lender to proceed with any FF&E Work; or (iv) obligate Lender to demand from Borrower additional sums to complete any FF&E Work.

(c)          Borrower shall permit Lender and Lender’s agents and representatives (including Lender’s engineer, architect or inspector) to enter onto the Property during normal business hours (subject to the rights of transient hotel guests and their invitees and Tenants under their Leases) to inspect the progress of any FF&E Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such FF&E Work. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in Section 6.5.2(d).

(d)          If a disbursement of FF&E Funds will exceed $25,000.00, Lender may require an inspection of the Property at Borrower’s expense prior to making a disbursement of FF&E Funds in order to verify completion of the FF&E Work for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of FF&E Funds. Borrower shall pay the actual and reasonable out-of-pocket expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

(e)          In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, public liability insurance and other insurance to the extent required under applicable law in connection with FF&E Work. All such policies shall be in form and amount satisfactory to Lender.

Section 6.6           PIP Reserve.

6.6.1           Deposit of PIP Reserve Funds. Borrowers shall deposit or cause to be deposited with or on behalf of Lender (a) on the Closing Date, the amount of Ten Million and No/100 Dollars ($10,000,000.00), (b) funds at the times and in the amounts specified in the PIP Reserve Funding Schedule attached hereto as Schedule XIV; (c) any additional amounts required to be deposited by any Borrower in compliance with Section 4.1.19(a)(ii) hereof; and (d)  such additional amounts as Lender from time to time reasonably determines is necessary to cover any increases in a PIP Budget, any additional PIP Alterations required by a Franchisor under a PIP Plan or any modification to a PIP Plan or to cover PIP Alterations contemplated by any new PIP plan imposed by a Franchisor, and the cost of any repairs, maintenance, alterations, or improvements demanded by a Franchisor pursuant to a Franchise Agreement, into an Account established to hold such funds (the “PIP Reserve Account”). Amounts deposited from time to time in the PIP Reserve Account pursuant to this Section 6.6.1 are referred to herein as the “PIP Reserve Funds” and shall be disbursed to fund PIP Alterations at the Properties from time to time in accordance with the PIP Plans and the terms and provisions of Section 6.6.2 hereof.

6.6.2         Release of PIP Reserve Funds.

(a)          Lender shall, or shall direct Servicer to, disburse the PIP Reserve Funds to Borrowers out of the PIP Reserve Account provided that (i) such disbursement is for PIP Alterations contemplated by the applicable PIP Plans; (ii) the applicable Borrower for whom such disbursement is made shall have satisfied each of the Reserve Disbursement Conditions with respect to such disbursement; (iii) Lender shall not be required to disburse PIP Reserve Funds more frequently than once each calendar month; (iv) each disbursement of PIP Reserve Funds must be in an amount not less than the Minimum Disbursement Amount (or a lesser amount if the total amount of PIP Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the PIP Reserve Account shall be made); (v) each request for PIP Reserve Funds to be disbursed to Borrowers shall include a statement as to which PIP Budget line items are to be funded and what portion of the applicable PIP Budget remains unfunded, and (vi) in no event shall such PIP Reserve Funds be requisitioned or disbursed in connection with the PIP Plan and/or PIP Alterations related to the Property located in Stratford, Connecticut.

(b)          Nothing in this Section 6.6.2 shall (i) make Lender responsible for performing or completing any PIP Alterations; (ii) require Lender to expend funds in addition to the PIP Reserve Funds to complete any PIP Alterations; (iii) obligate Lender to proceed with any PIP Alterations; or (iv) obligate Lender to demand from Borrowers additional sums to complete any PIP Alterations.

(c)          Each Borrower shall permit Lender and Lender’s agents and representatives (including Lender’s engineer, architect or inspector) to enter onto Borrower’s Property during normal business hours upon reasonable notice (subject to the rights of guests or invitees of such Property) to inspect the progress of any PIP Alterations and all materials being used in connection therewith and to examine all plans and shop drawings relating to such PIP Alterations. Each Borrower shall cause all applicable contractors and subcontractors to cooperate with Lender or Lender’s agents or representatives described above in connection with inspections described in this Section 6.6.2(c)). After all of the PIP Alterations have been completed in accordance with the PIP Plans and Borrowers shall have provided evidence reasonably satisfactory to Lender that the applicable Franchisors have accepted the PIP Alterations as complete, any PIP Reserve Funds remaining on deposit in the PIP Reserve Account shall be deposited into the FF&E Account for application in accordance the terms of Section 6.5 hereof.

(d)          In addition to any insurance required under the Loan Documents, each Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk insurance, public liability insurance and other insurance to the extent required under applicable law in connection with the PIP Alterations to such Borrower’s Property. All such policies shall be in form and amount satisfactory to Lender.

Section 6.7           Intentionally Omitted.

Section 6.8           Operating Expenses.

6.8.1           Hilton Brand Managed Properties. On each Monthly Payment Date, an amount sufficient to pay the Monthly Operating Expense Budgeted Amount in respect of all Hilton Brand Managed Properties (together with additional funds, if any, for monthly Approved Operating Expenses not set forth in the Annual Budget or Approved Annual Budget, as applicable, as requested by Borrower pursuant to the definition of Approved Operating Expenses, as well as monthly Extraordinary Expenses requested by Borrower and approved by Lender in accordance with the terms hereof) (but without duplication for any expenses to be funded with amounts deposited to the other Reserve Funds) shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Hilton Brand Operating Expense Account”) to the extent there are amounts in the Cash Management Account. Amounts deposited from time to time into the Hilton Brand Operating Expense Account pursuant to this Section 6.8.1 are referred to herein as the “Hilton Brand Operating Expense Funds”. At all times, without regard of whether an Event of Default shall have occurred and be continuing, Lender shall, or shall direct Servicer to, disburse Hilton Brand Operating Expense Funds to the Property Manager in respect of such Hilton Brand Managed Properties out of the Hilton Brand Operating Expense Account promptly following each Monthly Payment Date for the payment of Approved Operating Expenses at such Hilton Brand Managed Properties and any Extraordinary Expenses requested by Borrower and approved by Lender in accordance with the terms hereof, in each case for the applicable monthly period.

6.8.2           Other Properties. On each Monthly Payment Date, an amount sufficient to pay the Monthly Operating Expense Budgeted Amount in respect of all Properties, exclusive of any Hilton Brand Managed Properties (together with additional funds, if any, for monthly Approved Operating Expenses not set forth in the Annual Budget or Approved Annual Budget, as applicable, as requested by Borrower pursuant to the definition of Approved Operating Expenses, as well as monthly Extraordinary Expenses requested by Borrower and approved by Lender in accordance with the terms hereof) (but without duplication for any expenses to be funded with amounts deposited to the other Reserve Funds) shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Non Hilton Operating Expense Account”; and the Hilton Brand Operating Expense Account together with the Non Hilton Operating Expense Account, collectively, the “Operating Expense Account”) to the extent there are amounts remaining in the Cash Management Account after deposits for items (a)(i) through (a)(v) of Section 6.11.1. Amounts deposited from time to time into the Non Hilton Operating Expense Account pursuant to this Section 6.8.2 are referred to herein as the “Non Hilton Operating Expense Funds”; and the Hilton Brand Operating Expense Funds, together with the Non Hilton Operating Expense Funds, collectively, the “Operating Expense Funds”). Provided no Event of Default shall have occurred and be continuing, Lender shall, or shall direct Servicer to, disburse Non Hilton Operating Expense Funds to Borrower out of the Operating Expense Account promptly following each Monthly Payment Date for the payment of Approved Operating Expenses at such Properties, exclusive of the Hilton Brand Managed Properties, and any Extraordinary Expenses requested by Borrower and approved by Lender in accordance with the terms hereof, in each case for the applicable monthly period.

Section 6.9           Excess Cash Flow Funds. During the continuance of a Cash Sweep Event Period, all Excess Cash Flow together with any DSCR/LTV Remedial Payments made to Lender for deposit to the Excess Cash Flow Account in lieu of being paid to the Lender for application to the Outstanding Principal Balance, Yield Maintenance Premium, and other interest and fees due Lender under the Loan and as reasonably determined by Lender shall be transferred by the Cash Management Bank into an Account established to hold such funds (the “Excess Cash Flow Account”) and held as additional security for the Loan; provided, however, that to the extent that a Cash Sweep Event is caused solely by occurrences of events described in clause (ii) or clause (iv) in the definition of “Cash Sweep Event” with respect to less than all the Properties (i.e., a particular Property or particular Properties) (a “Franchise/Management Agreement Cash Sweep Event”), Borrower’s obligation to deposit Excess Cash Flow into the Excess Cash Flow Account shall not exceed the sum of the Franchise/Management Cash Sweep Event Caps for each such Property or Properties. Amounts deposited from time to time into the Excess Cash Flow Account pursuant to this Section 6.9 are referred to herein as the “Excess Cash Flow Funds”. Provided no Event of Default shall have occurred and be continuing, any Excess Cash Flow Funds remaining in the Excess Cash Flow Account upon the occurrence of a Cash Sweep Event Cure shall be deposited into the Cash Management Account to be applied in accordance with Section 6.11.1, unless payment of such funds to Borrower would cause the occurrence of a Cash Sweep DSCR Trigger Event that had been cured by Borrowers’ deposit of a DSCR/LTV Remedial Payment Amount to the Excess Cash Flow Account.

Section 6.10         Security Interest in Reserve Funds; Reserve Funds Generally.

6.10.1         Grant of Security Interest. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for the payment and performance of the Obligations, in all of Borrower’s right, title and interest in and to any and all monies, checks, notes, bonds, money orders, letters of credit, other instruments and other investment property now or hereafter deposited or held in the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Lender. The Reserve Funds shall not constitute a trust fund and may be commingled with other monies held by Lender.

6.10.2         Interest on Certain Reserve Funds; Income Taxes. All Reserve Funds may be invested in Permitted Investments as directed by Lender in accordance with the terms of the Cash Management Agreement. Borrower acknowledges and agrees that the availability of and return on certain Permitted Investments depends, in part, upon the availability of Permitted Investments to the Cash Management Bank, the size of the balance of the applicable Reserve Funds and/or the frequency of deposits into and withdrawals from the Reserve Funds and that certain Permitted Investments may be or become unavailable from time to time with respect to the Reserve Funds for a variety of reasons, including, without limitation, any of the foregoing factors. Borrower acknowledges and agrees that the interest or income received on the Reserve Funds may not be the highest return available on cash-based investments and further acknowledges and agrees that none of Lender, any Servicer of the Loan, the Cash Management Bank or any of their respective agents or representatives shall be obligated to seek the highest return available on cash-based investments and none of Lender, any Servicer of the Loan, the Cash Management Bank or any of their respective agents or representatives shall be liable for any loss sustained on the investment of any funds constituting the Reserve Funds. Borrower shall deposit with Lender an amount equal to any actual losses sustained on the investment of any funds constituting the Reserve Funds within two Business Days of Lender’s notice. All earnings or interest on each of the Reserve Funds (other than the Tax Funds and the Insurance Funds) shall be and become part of the respective Reserve Fund and shall be disbursed as provided in the paragraph(s) of this Agreement applicable to each such Reserve Fund. All earnings and interest on the Tax Funds and the Insurance Funds shall be the sole property of and paid to Lender. Borrower shall report on its federal, state, commonwealth, district and local income tax returns all interest or income accrued on the Reserve Funds (other than the Tax Funds and the Insurance Funds).

6.10.3         Prohibition Against Further Encumbrance. No Borrower shall, without the prior written consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any Lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

Section 6.11         Property Cash Flow Allocation.

6.11.1         Order of Priority of Funds in Cash Management Account.

(a)          Subject to the other provisions of the Loan Documents, on each Monthly Payment Date during the Term, except during the continuance of an Event of Default, all funds deposited into the Cash Management Account during the immediately preceding Interest Period shall be applied on such Monthly Payment Date in the following order of priority:

(i)          First, to make the required payments of Hilton Brand Operating Expense Funds into the Hilton Brand Operating Expense Account, as required under Section 6.8.1 (taking into account any funds that were previously deposited into the Hilton Brand Operating Expense Account for application on such Monthly Payment Date pursuant to Section 6.11.1(b)(i) below);

(ii)         then, to make the required payments of Tax Funds into the Tax Account as required under Section 6.3 (taking into account any funds that were previously deposited into the Tax Account for application on such Monthly Payment Date pursuant to Section 6.11.1(b)(ii) below);

(iii)        then, to make the required payments of Insurance Funds into the Insurance Account as required under Section 6.4 (taking into account any funds that were previously deposited into the Insurance Account for application on such Monthly Payment Date pursuant to Section 6.11.1(b)(iii) below);

(iv)        then, funds sufficient to pay the Monthly Debt Service Payment into an Account established for such purpose (taking into account any funds that were previously deposited into an Account established for such purpose for application on such Monthly Payment Date pursuant to Section 6.11.1(b)(iv) below);

(v)         then, funds sufficient to pay any interest accruing at the Default Rate, late payment charges and all other amounts, other than those described under other clauses of this Section 6.11.1, then due to Lender and/or any Indemnified Party under the Loan Documents into an Account established for such purpose (taking into account any funds that were previously deposited into an Account established for such purpose for application on such Monthly Payment Date pursuant to Section 6.11.1(b)(v) below);

(vi)        then, to make the required payments of Non Hilton Operating Expense Funds into the Non Hilton Operating Expense Account as required under Section 6.8.2 (taking into account any funds that were previously deposited into the Non Hilton Brand Operating Expense Account for application on such Monthly Payment Date pursuant to Section 6.11.1(b)(vi) below);

(vii)       then, to make the required payments of FF&E Funds into the FF&E Account as required under Section 6.5 (taking into account any funds that were previously deposited into the FF&E Account for application on such Monthly Payment Date pursuant to Section 6.11.1(b)(vii) below);

(viii)      then, during the continuance of a Cash Sweep Event Period, all amounts remaining in the Cash Management Account after deposits for items (a)(i) through (a)(vii) above (the “Excess Cash Flow”) into the Excess Cash Flow Account as required under Section 6.9 (provided that for so long as the Cash Sweep Event Period is caused solely by a Franchise/Management Agreement Cash Sweep Event, Excess Cash Flow shall be deposited into the Excess Cash Flow Account only to the extent required by Section 6.9); and

(ix)         Lastly, provided no Cash Sweep Event Period shall then be in effect, payments to, or as directed by, Borrowers of all Excess Cash Flow.

(b)          In addition to the foregoing, subject to the other provisions of the Loan Documents (permitting disbursements from Accounts other than during a Cash Sweep Event Period), on October 21, 2015 and thereafter on the fifteenth (15th) day following each Monthly Payment Date during the Term (or on the succeeding Business Day if such fifteenth (15th) day is not a Business Day) (the “Interim Disbursement Date”), and only if no Event of Default has occurred and is then continuing and no Cash Sweep Event Period is then continuing, all funds deposited into the Cash Management Account since the last Monthly Payment Date shall be applied on such Interim Disbursement Date in the following order of priority:

(i)          First, to make a deposit into the Hilton Brand Operating Expense Account in an amount equal to the payment of Hilton Brand Operating Expenses that will be required to be made under Section 6.8.1 on the next Monthly Payment Date;

(ii)         then, to make a deposit into the Tax Account in an amount equal to the payment of Tax Funds that will be required to made under Section 6.3 on the next Monthly Payment Date;

(iii)        then, to make a deposit into the Insurance Account in an amount equal to the payment of Insurance Funds that will be required to made under Section 6.4 on the next Monthly Payment Date;

(iv)        then, to make a deposit into an Account established for such purpose in an amount equal to the Monthly Debt Service Payment that Lender reasonably determines will be due and payable on the next Monthly Payment Date;

(v)         then, funds sufficient to pay any interest accruing at the Default Rate, late payment charges and all other amounts, other than those described under other clauses of this Section 6.11.1(b), then due to Lender and/or any Indemnified Party under the Loan Documents into an Account established for such purpose;

(vi)        then, to make a deposit into the Non Hilton Brand Operating Expense Account in an amount equal to the payment of Non Hilton Brand Operating Expenses that will be required to be made under Section 6.8.2 on the next Monthly Payment Date;

(vii)       then, to make a deposit into the FF&E Account in an amount equal to the payment of FF&E Funds that will be required to made under Section 6.5 on the next Monthly Payment Date; and

(viii)      lastly, payment of all amounts remaining in the Cash Management Account after the applications contemplated by items (b)(i) through (b)(vii) above to Borrower as Excess Cash Flow.

6.11.2         Failure to Make Payments. The failure of Borrower to make all of the payments required under clauses (a)(ii) through clause (a)(v) and clause (a)(vii) of Section 6.11.1 in full on each Monthly Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Cash Management Account for such payments, and an Event of Default is not otherwise in existence, the failure by the Cash Management Bank to allocate such funds into the appropriate Accounts or to make the required payments from such Accounts shall not constitute an Event of Default. The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to the Loan Documents.

6.11.3         Application After Event of Default. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, upon the occurrence and during the continuance of an Event of Default, Lender, at its option, may apply any Gross Revenue then in the possession of Lender, Servicer or Cash Management Bank (including any Reserve Funds on deposit in any Cash Management Account) to the payment of the Debt in such order, proportion and priority as Lender may determine in its sole and absolute discretion; provided, however, that Lender shall fund Approved Operating Expenses (including, upon Borrower’s request pursuant to the definition of Approved Operating Expenses, funds for excess Operating Expenses in an amount up to, but not exceeding 10% of the Monthly Operating Expense Budgeted Amount) relating to the Hilton Brand Managed Properties, together with any Taxes and Insurance Premiums relating to Hilton Brand Managed Properties, if any are held on reserve (and are therefore not otherwise released as part of the Approved Operating Expenses relating to the Hilton Brand Managed Properties), unless and until Lender has terminated the Property Manager of the Hilton Brand Managed Properties pursuant to the terms of the applicable Assignment of Management Agreement. Lender’s right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

Article 7: property MANAGEMENT

Section 7.1           The Franchise Agreement, Property Management Agreement, Intermediate Management Agreement and Beverage Concession Agreement.

7.1.1           Franchise Agreement. Borrower shall (a)  diligently perform and observe all of the terms, covenants and conditions of the Franchise Agreement on the part of Borrower to be performed and observed, (b) promptly notify Lender of any default under the Franchise Agreement beyond all applicable notice and cure periods of which it is aware, (c) promptly deliver to Lender a copy of each financial statement, business plan, property improvement plan, capital expenditures plan and each material notice, report and survey received by it or any Affiliate of Borrower under the Franchise Agreement, and (d) promptly enforce in accordance with commercially reasonable practices the performance and observance of all of the covenants required to be performed and observed by Franchisor under the Franchise Agreement.

7.1.2           Property Management Agreement; Intermediate Management Agreement.

(a)          Borrower shall at all times cause each Property to be managed by a Property Manager pursuant to a Property Management Agreement; provided that to the extent such Property Manager shall have been retained by an Intermediate Manager, the applicable Property Manager shall have entered into an agreement reasonably acceptable to Lender whereby such Property Manager agrees to attorn to Lender notwithstanding the termination of the applicable Intermediate Management Agreement (which agreement if contained in an Assignment of Property Management Agreement is hereby accepted by Lender) or any foreclosure of the Security Instruments. Borrower hereby agrees that the fee paid to Property Manager and Intermediate Manager, if applicable, collectively, in compensation for Property Manager’s and Intermediate Manager’s services conducted in connection with the management of the Property shall not exceed, in the aggregate, four percent (4.0%) of Gross Revenue (excluding the receipt of commercially reasonable incentive fees so long as such fees are fully subordinated to payment of the Loan).

(b)          Borrower shall (i) to the extent that Borrower shall have entered into an Intermediate Management Agreement, use best efforts to cause Intermediate Manager to cause Property Manager to, or (ii) directly cause Property Manager to, (A) manage the Property in accordance with the Property Management Agreement and the Franchise Agreement, (B) diligently perform and observe all of the material terms, covenants and conditions of the Property Management Agreement and the Franchise Agreement on the part of the Borrower or Property Manager, as appropriate, to be performed and observed, (C) promptly notify Lender of any default under the Property Management Agreement or the Franchise Agreement beyond all applicable notice and cure periods of which it is aware, (D) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, property improvement plan, material report, material survey and each material notice received by it or any Affiliate of Borrower under the Property Management Agreement or the Franchise Agreement, and (E) promptly enforce in accordance with commercially reasonable practices the performance and observance of all of the covenants required to be performed and observed by Property Manager under the Property Management Agreement and Franchisor under the Franchise Agreement.

(c)          To the extent that Borrower shall have entered into an Intermediate Management Agreement, Borrower shall (i) diligently perform and observe in all material respects all of the terms, covenants and conditions of the Intermediate Management Agreement on the part of Borrower to be performed and observed, (ii) promptly notify Lender of any default under the Intermediate Management Agreement beyond all applicable notice and cure periods of which it is aware, (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, property improvement plan, material report, material survey and each material notice received by it or any Affiliate of Borrower under the Intermediate Management Agreement, and (iv) promptly enforce in accordance with commercially reasonable practices the performance and observance of all of the covenants required to be performed and observed by Intermediate Manager under the Intermediate Management Agreement, including, without limitation, payment of all fees and expenses due any Property Manager.

(d)          To the extent that Borrower shall have entered into a Property Management Agreement, Borrower shall (i) diligently perform and observe in all material respects all of the terms, covenants and conditions of the Property Management Agreement on the part of Borrower to be performed and observed, (ii) promptly notify Lender of any default under the Property Management Agreement beyond all applicable notice and cure periods of which it is aware, (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, property improvement plan, material report, material survey and each material notice received by it or any Affiliate of Borrower under the Property Management Agreement, and (iv) promptly enforce in accordance with commercially reasonable practices the performance and observance of all of the covenants required to be performed and observed by Property Manager under the Property Management Agreement, including, without limitation, payment of all fees and expenses due any Property Manager.

(e)          To the extent that Borrower shall have entered into an Intermediate Management Agreement and caused Intermediate Manager to enter into a Property Management Agreement with Property Manager, Borrower shall use best efforts to cause Intermediate Manager to (i) diligently perform and observe in all material respects all of the terms, covenants and conditions of the Property Management Agreement on the part of such Intermediate Manager to be performed and observed, (ii) promptly notify Lender of any default under the Property Management Agreement beyond all applicable notice and cure periods of which it is aware, (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, property improvement plan, material report, material survey and each material notice received by it or any Affiliate of such Intermediate Manager under the Property Management Agreement, and (iv) promptly enforce in accordance with commercially reasonable practices the performance and observance of all of the covenants required to be performed and observed by Property Manager under the Property Management Agreement, including, without limitation, payment of all fees and expenses due any Property Manager.

7.1.3           Beverage Concession Agreement. Borrower shall (a) cause Beverage Concessionaire to manage in a commercially reasonable manner the serving and selling of alcoholic beverages and related items to customers at the Courtyard Houston Property in accordance with the Beverage Concession Agreement, (b) diligently perform and observe in all material respects all of the terms, covenants and conditions of the Beverage Concession Agreement on the part of Borrower to be performed and observed, (c) promptly notify Lender of any material default under the Beverage Concession Agreement beyond all applicable notice and cure periods of which it is aware, (d) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, property improvement plan, material report, material survey and each material notice received by it or any Affiliate of Borrower under the Beverage Concession Agreement to the extent any of the same is of a material nature, and (e) promptly enforce in accordance with commercially reasonable practices the performance and observance of all of the covenants required to be performed and observed by Beverage Concessionaire under the Beverage Concession Agreement.

7.1.4           Defaults.

(a)          If Borrower or any Intermediate Manager shall default in the performance or observance of any material term, covenant or condition of any Intermediate Management Agreement or any Property Management Agreement on the part of Borrower or any Intermediate Manager to be performed or observed and such default shall not be cured after expiration of all applicable notice and cure periods, then, without limiting Lender’s other rights or remedies under the Loan Documents, and without waiving or releasing Borrower or Intermediate Manager from any of its Obligations hereunder or under any Intermediate Management Agreement or any Property Management Agreement, Lender shall have the right in the manner provided pursuant to an Assignment of Property Management Agreement, but shall be under no obligation, to pay any sums or to perform any act as may be appropriate to cause all of the material terms, covenants and conditions of such Property Management Agreement on the part of the Borrower or Intermediate Manager, as applicable, to be performed or observed.

(b)          If Borrower shall default in the performance or observance of any material term, covenant or condition of any Franchise Agreement or the Beverage Concession Agreement on the part of Borrower to be performed or observed and such default shall not be cured after expiration of all applicable notice and cure periods, then, without limiting Lender’s other rights or remedies under the Loan Documents, and without waiving or releasing Borrower from any of its Obligations hereunder or under any Franchise Agreement or the Beverage Concession Agreement, as applicable, Lender shall have the right in the manner provided pursuant to an Assignment of Franchise Agreement and the Assignment of Beverage Concession Agreement, as applicable, but shall be under no obligation, to pay any sums or to perform any act as may be appropriate to cause all of the material terms, covenants and conditions of such Franchise Agreement or the Beverage Concession Agreement on the part of the Borrower to be performed or observed.

Section 7.2           Prohibition Against Termination or Modification of Franchise Agreement, Property Management Agreement, Intermediate Management Agreement and Concession Agreement.

7.2.1           Franchise Agreement. Borrower shall not, without Lender’s prior written consent, (a) surrender, terminate, cancel, modify, renew, amend or extend any Franchise Agreement (other than a renewal or extension provided for in such Franchise Agreement), (b) except as permitted under item (a) above, enter into any new or other agreement relating to the flagging of the Property with Franchisor or any other Person, (c) consent to the assignment by Franchisor of its obligations under any Franchise Agreement, (d) permit or suffer any Transfer of the ownership, management or Control of an Affiliated Franchisor to occur, or (e) waive or release any of its rights and remedies under any Franchise Agreement in any material respect. Notwithstanding the foregoing, Lender shall not unreasonably withhold its consent to any modification, amendment, renewal or extension of the Franchise Agreement that Lender reasonably determines enhances the value of one or more Properties or does not decrease the value of or otherwise have a Material Adverse Effect on one or more Properties.

7.2.2           Intermediate Management Agreement; Property Management Agreement

(a)          Borrower shall not, without the prior written consent of Lender, (i) surrender, terminate, cancel, modify in any material respect, renew or extend any Intermediate Management Agreement (other than a renewal or extension provided for in such Intermediate Management Agreement); provided, that so long as no Event of Default shall have occurred and be continuing or would occur as a result of such replacement, Borrower may replace Intermediate Manager with a Qualified Manager pursuant to a Replacement Management Agreement, (ii) except as permitted under item (i) above, enter into any new or other agreement relating to the management or operation of the Property with Intermediate Manager or any other Person, (iii) consent to the further assignment by Intermediate Manager or Property Manager, as the case may be, of its interest under any Intermediate Management Agreement or any Property Management Agreement, as applicable, (iv) subject to the terms and provisions of Section 8.2(k) and Section 8.2(l), permit or suffer any transfer of the ownership, management or control of Intermediate Manager or any other Affiliated Manager, as the case may be, to occur, or (v) waive or release any of its rights and remedies under any Intermediate Management Agreement in any material respect. Notwithstanding anything herein to the contrary, during the thirty (30) days following any change in Control of Pool II Holdco to the Preferred Equity Investors, Lender consent shall not be required in connection with the termination of any Intermediate Manager and any Intermediate Management Agreement so long as a Qualified Manager (including any Scheduled Manager) shall be engaged pursuant to a direct Property Management Agreement in respect of each Property affected and Borrower shall have satisfied the conditions set forth in Section 7.3.8 hereof.

(b)          In connection with any Property Management Agreement, Borrower shall not, nor shall Borrower permit any Intermediate Manager, without the prior written consent of Lender, to (i) surrender, terminate, cancel, modify in any material respect, renew or extend any Property Management Agreement (other than a renewal or extension provided for in such Property Management Agreement); provided, that so long as no Event of Default shall have occurred and be continuing or would occur as a result of such replacement, Borrower may and shall permit Intermediate Manager to replace a Property Manager with a Qualified Manager pursuant to a Replacement Management Agreement, (ii) except as permitted under item (i) above, enter into any new or other agreement relating to the management or operation of the Property with Property Manager or any other Person, (iii) consent to the assignment by Property Manager of its interest under any Property Management Agreement, (iv) subject to the terms and provisions of Section 8.2(k) and Section 8.2(l) permit or suffer any transfer of the ownership, management or control of any Affiliated Manager to occur, or (v) waive or release any of its rights and remedies under any Property Management Agreement in any material respect. Notwithstanding anything herein to the contrary, during the thirty (30) days following any change in Control of Pool II Holdco to the Preferred Equity Investors, Lender consent shall not be required in connection with the termination of any Property Manager and the associated Property Management Agreement and the engagement of a Scheduled Manager as a Property Manager pursuant to a new Property Management Agreement in respect of each Property affected and Borrower’s satisfaction of the conditions set forth in Section 7.3.8 hereof.

7.2.3           Beverage Agreements. Borrower shall not, without the prior written consent of Lender, (i) surrender, terminate, cancel, modify in any material respect, renew or extend the Beverage Management Agreement or Beverage Concession Agreement (other than a renewal or extension provided for in such agreement), (ii) (except as permitted under item (i) above) enter into any new or other agreement relating to the serving and selling of alcoholic beverages and related items to customers at the Courtyard Houston Property with Beverage Manager, Beverage Concessionaire or any other Person, (iii) consent to the assignment by Beverage Manager or Beverage Concessionaire of its interest under the Beverage Management Agreement or Beverage Concession Agreement, as appropriate, (d) permit or suffer any Transfer of the ownership, management or Control of Beverage Manager or Beverage Concessionaire to occur, or (e) waive or release any of its rights and remedies under the Beverage Management Agreement or Beverage Concession Agreement in any material respect. Notwithstanding anything to the contrary, during the thirty (30) days following any change in Control of Pool II Holdco to the Preferred Equity Investors, Lender consent shall not be required on connection with the termination of Beverage Concessionaire and/or Beverage Manager and the associated Beverage Management Agreement or Beverage Concession Agreement, as appropriate, and the engagement of a Scheduled Manager (or its Affiliate) as Beverage Manager or Beverage Concessionaire pursuant to a new Beverage Management Agreement or Beverage Concession Agreement, respectively.

Section 7.3           Expiration or Termination of Franchise Agreement, Intermediate Management Agreement and Property Management Agreement.

7.3.1           Expiration or Franchisor Termination. In the event that any Franchise Agreement expires or is surrendered, terminated or canceled (without limiting any obligation of Borrower to obtain Lender’s consent under Section 7.2.1 hereof), Borrower shall enter into a Replacement Franchise Agreement with a Qualified Franchisor contemporaneously with such expiration, surrender, termination or cancellation.

7.3.2           Expiration, or Property Manager or Intermediate Manager Termination.

(a)          In the event that any Intermediate Management Agreement expires or is surrendered, terminated or canceled (without limiting any obligation of Borrower to obtain Lender’s consent under Section 7.2.2(a) hereof), Borrower shall either assume such Intermediate Manager’s Property Management Agreement with Property Manager or enter into a Replacement Management Agreement with a Qualified Manager contemporaneously with such expiration, surrender, termination or cancellation.

(b)          In the event any Property Management Agreement expires or is surrendered, terminated or canceled (without limiting any obligation of Borrower and Intermediate Manager to obtain Lender’s consent under Section 7.2.2(b) hereof), Borrower shall or shall cause Intermediate Manager to enter into a Replacement Management Agreement with a Qualified Manager contemporaneously with such expiration, surrender, termination or cancellation.

(c)          In the event any Beverage Concession Agreement expires or is surrendered, terminated or canceled (without limiting any obligation of Borrower to obtain Lender’s consent under Section 7.2.3 hereof), Borrower shall or shall cause Beverage Concessionaire to enter into a replacement beverage concession arrangement with a Person reasonably approved by Lender contemporaneously with such expiration, surrender, termination or cancellation.

7.3.3           Lender’s Right to Require Replacement of Franchise Agreement. Lender shall have the right to require Borrower to replace any Franchisor with a Qualified Franchisor chosen by Borrower which is not an Affiliate of Borrower, any SPC Party or Guarantor to flag the Property pursuant to a Replacement Franchise Agreement upon the occurrence of any one or more of the following events: (a) at any time following the occurrence and during the continuation of an Event of Default, (b) if any Franchisor shall be in default under any Franchise Agreement beyond any applicable notice and cure period, (c) if any Franchisor shall become insolvent or a debtor in any Bankruptcy Action, or (d) if at any time any Franchisor has engaged in gross negligence, fraud or willful misconduct, in each case to the extent that Borrower has the right to so terminate the applicable Franchise Agreement upon the occurrence of any such event. Lender’s rights under this Section 7.3.3 shall be in addition to, and shall not be deemed to waive, qualify or otherwise limit any rights available to Lender under any Assignment of Franchise Agreement or any other comfort letter/tri-party agreement/non-disturbance agreement/assignment of franchise agreement and subordination of franchise fees or similar agreement delivered pursuant to the terms of this Agreement.

7.3.4           Lender’s Right to Require Replacement of Property Management Agreement. Lender shall have the right to require Borrower to terminate any Intermediate Management Agreement, any Property Management Agreement and/or replace the Intermediate Manager or Property Manager with a Qualified Manager chosen by Borrower which is not an Affiliate of Borrower, any SPC Party or Guarantor to manage the Property pursuant to a Replacement Management Agreement upon the occurrence of any one or more the following events: (a) at any time following the occurrence and during the continuation of an Event of Default, (b) with respect to any Property managed by an Affiliated Manager, if at any time the Debt Service Coverage Ratio falls below 1.05:1.00, (c) if such Intermediate Manager or such Property Manger shall be in default under the applicable Intermediate Management Agreement and/or Property Management Agreement, respectively, beyond any applicable notice and cure period, (d) if such Intermediate Manager or such Property Manager shall become insolvent or a debtor in any Bankruptcy Action, or (e) if at any time such Intermediate Manager or such Property Manager has engaged in gross negligence, fraud or willful misconduct. Lender’s rights under this Section 7.3.4 shall be in addition to, and shall not be deemed to waive, qualify or otherwise limit any rights available to Lender under any Assignment of Property Management Agreement or similar agreement/assignment delivered pursuant to the terms of this Agreement.

7.3.5           Lender’s Right to Require Replacement of Beverage Concession Agreement. Lender shall have the right to require Borrower to terminate the Beverage Concession Agreement and/or replace the Beverage Concessionaire with a beverage concessionaire chosen by Borrower and approved by Lender which is not an Affiliate of Borrower, any SPC Party or Guarantor to manage the serving and selling of alcoholic beverages and related items to customers at the Courtyard Houston Property pursuant to a replacement beverage concession agreement substantially in the same form and substance as the Beverage Concession Agreement upon the occurrence of any one or more the following events: (a) at any time following the occurrence and during the continuation of an Event of Default, (b) if Beverage Concessionaire shall be in default under the Beverage Concessionaire Agreement  beyond any applicable notice and cure period, (c) if Beverage Concessionaire shall become insolvent or a debtor in any Bankruptcy Action, or (d) if at any time Beverage Concessionaire has engaged in gross negligence, fraud or willful misconduct.  Lender’s rights under this Section 7.3.5 shall be in addition to, and shall not be deemed to waive, qualify or otherwise limit any rights available to Lender under the Assignment of Beverage Concession Agreement or similar agreement/assignment delivered pursuant to the terms of this Agreement.

7.3.6           Actions Following Event of Default. Upon the occurrence and during the continuance of an Event of Default, (i) Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under any Intermediate Management Agreement, any Property Management Agreement, any Franchise Agreement or the Beverage Concession Agreement without the prior written consent of Lender, and (ii) Borrower shall cause Intermediate Manager to not exercise any rights, make any decisions, grant any approvals or otherwise take any action under any Property Management Agreement without the prior written consent of Lender.

7.3.7           Assignment of Franchise Agreement. If at any time Lender consents to the appointment of a new franchisor and/or the execution of a franchise agreement under this Agreement, such franchisor and, if necessary, Borrower shall, as a condition of Lender’s consent, execute a comfort letter/tri-party agreement/non-disturbance agreement/assignment of franchise agreement and subordination of franchise fees or similar agreement in form and substance reasonably satisfactory to Lender.

7.3.8           Assignment of Management Agreement. Upon any appointment of a new manager and/or the execution of any new management agreement (whether intermediate, prime or sub in nature) and regardless of whether or not Lender’s consent shall be a condition to such appointment pursuant to the provisions of this Agreement, Borrower shall execute and cause such new manager to execute an assignment of management agreement and subordination of management fees containing customary attornment provisions in favor of Lender and otherwise substantially in the form of the Assignment of Property Management Agreement (or such other form reasonably satisfactory to Lender).

7.3.9           Assignment of Beverage Concession Agreement. Upon any appointment of a new beverage concessionaire and/or the execution of any new beverage concession agreement and regardless of whether or not Lender’s consent shall be a condition to such appointment pursuant to the provisions of this Agreement, Borrower shall execute and cause such new beverage concessionaire to execute an assignment of beverage concession agreement and subordination of fees containing customary attornment provisions in favor of Lender and otherwise substantially in the form of the Assignment of Beverage Concession Agreement (or such other form reasonably satisfactory to Lender).

Article 8: TRANSFERS

Section 8.1           Permitted Transfer of the Properties. Borrowers shall have the right to unlimited Transfers of all of the Properties to one or more Permitted Transferees as part of a single transaction and have such Permitted Transferees assume the Loan provided that the following conditions precedent are satisfied: (a) Lender shall have received a notice from Borrowers requesting Lender’s consent to such Transfer not less than thirty (30) days prior to the proposed date of Transfer; (b) no Default or Event of Default shall have occurred and be continuing or shall occur solely as a result of such Transfer; (c) Lender shall have received a Rating Agency Confirmation as to the conveyance of all of the Properties to, and the assumption of the Loan by, such Permitted Transferees and the replacement and release of Guarantor as contemplated in clause (h) below; (d) Lender shall have received an agreement, in form and substance reasonably acceptable to Lender, pursuant to which Permitted Transferees have assumed all of Borrowers’ obligations under the Loan Documents; (e) Borrowers shall have paid to Lender an assumption fee equal to one-half of one percent (0.5%) of the Outstanding Principal Balance for the first Transfer and assumption and one percent (1.0%) of the Outstanding Principal Balance for each subsequent Transfer and assumption; (f) Lender shall have received such agreements, certificates, legal opinions and other documentation as may be reasonably requested by Lender, including, without limitation, a title insurance endorsement confirming the Liens of the Security Instruments as valid first liens on each of the Properties, as applicable, subject to Permitted Encumbrances; (g) the Permitted Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar in location, size, class, use, operation and value as the Properties, and Lender shall be provided with reasonable evidence thereof (and Lender reserves the right to approve the Permitted Transferee without approving the substitution of the property manager); provided, however, each of the Scheduled Managers shall be deemed acceptable by Lender as a Property Manager so long as such Person shall not have suffered any material adverse change to the reputation and/or financial condition of such Person since the Closing Date; (h)(i) one or more Satisfactory Replacement Guarantors shall (A) have assumed all obligations of Guarantor under the Guaranty and Environmental Indemnity for events or conditions occurring subsequent to the Transfer or (B) have executed and delivered to Lender a replacement guaranty and a replacement environmental indemnity in each case in form and substance substantially the same as the Guaranty and the Environmental Indemnity, respectively, and otherwise reasonably acceptable to Lender, for liabilities arising from any circumstance, condition, action or event first occurring after the effective date of such substitution, (ii) if required by Lender or the Rating Agencies, Borrowers shall have delivered to Lender an opinion from counsel, and in form and substance, in each case reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion stating, among other things, (A) that the Guaranty and the Environmental Indemnity (or the replacement guaranty and environmental indemnity, as the case may be) are enforceable against such substitute guarantor(s) in accordance with their terms and (B) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code or be subject to tax as a result of such replacement and release, (iii) if required by Lender or the Rating Agencies, Borrowers shall have delivered to Lender a new Insolvency Opinion, and (iv) Lender and the Rating Agencies shall have received such other documentation and information as may be reasonably requested by Lender or requested by the Rating Agencies in connection with such replacement and release, including, without limitation, a spousal consent in form and substance acceptable to Lender, as and to the extent applicable; (i) such Transfer, assumption and replacement and release shall be permitted under each Franchise Agreement, each Property Management Agreement, each Operating Lease and each REA and/or Borrowers shall obtain any consents required from each Franchisor, each Property Manager, each Borrower that serves as the lessor under the applicable Operating Lease and the REA counterparty in connection with such Transfer, assumption and replacement and release and deliver the same to Lender; (j) Borrowers shall have obtained the consent of the Preferred Equity Investor to such Transfer if required pursuant to the Pool II Holdco Operating Agreement; and (k) Lender may, as a condition to evaluating any requested consent to such Transfer, require that Borrowers post a cash deposit with Lender in an amount equal to Lender’s anticipated reasonable out-of-pocket costs and expenses in evaluating any such request for consent. Upon the closing of a Transfer and assumption and the satisfaction of all of the above requirements, the named Guarantor herein shall be released from any further liability under the Guaranty and the Environmental Indemnity for acts that arise from and after the date of such Transfer and assumption and the approved substitute guarantor(s) shall be the “Guarantor” for all purposes of this Agreement.

Section 8.2           Permitted Transfers of Interest in Restricted Parties. Subject to the terms and provisions of Section 7 and this Section 8, the following Transfers in Restricted Parties shall be permitted hereunder:

(a)          One Transfer or a series of Transfers of the direct or indirect ownership interests in any Restricted Party provided that (i) no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Transfer, (ii) such Transfer shall not cause a change in Control of any of the Borrowers, any SPC Party or Guarantor, (iii) the Property shall continue to be managed by a Property Manager pursuant to the Property Management Agreement or another Qualified Manager pursuant to a Replacement Management Agreement, (iv) after giving effect to such Transfer, (A) ARCHOP shall continue to own, directly or indirectly, at least  fifty-one percent (51%) of all beneficial and economic interests in all Borrowers and any SPC Parties, and shall continue to Control Borrowers and any SPC Parties and (B) Guarantor shall continue to own, directly or indirectly, at least fifty-one percent (51%) of all beneficial and economic interests in ARCHOP and shall continue to Control ARCHOP and Borrowers, (v) in connection with any Transfer subject to the requirements of Section 8.2(m), hereof, Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer and the organizational documents of the transferee and its constituent parties reasonably required by Lender not less than ten (10) days prior to the date of such Transfer, (vi) the legal and financial structure of Borrowers and their members or partners, as applicable, and the single purpose nature and bankruptcy remoteness of Borrowers and their members or partners, as applicable, after such Transfer, shall satisfy the requirements set forth herein, (vii) Borrower shall have obtained the consent of the Preferred Equity Investors to such Transfer if required pursuant to the Pool II Holdco Operating Agreement, and (viii) such Transfer shall be permitted under each Franchise Agreement, each Property Management Agreement, each Operating Lease, each REA and/or the applicable Borrowers shall obtain any consents required from Franchisor, each Property Manager, each Borrower that serves as the lessor under the applicable Operating Lease and the REA counterparty in connection with such Transfer and deliver the same to Lender.

(b)          One Transfer or a series of Transfers of direct or indirect ownership interests in ARCHOP provided that (i) no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Transfer, (ii) the Property shall continue to be managed by a Property Manager pursuant to the Property Management Agreement or another Qualified Manager pursuant to a Replacement Management Agreement, (iii) after giving effect to such Transfer, (A) ARCHOP (or its permitted successor) shall continue to own, directly or indirectly, at least fifty-one percent (51%) of all beneficial and economic interests in all Borrowers, and shall continue to Control Borrowers and (B) one or more Qualified Equity Holders shall own, directly or indirectly, at least fifty-one percent (51%) of all beneficial and economic interests in and shall Control ARCHOP (or its permitted successor) and Borrowers, (iv) Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer and the organizational documents of the transferee and its constituent parties reasonably required by Lender not less than ten (10) days prior to the date of such Transfer; provided, however, in connection with any single Transfer of less than twenty percent (20%) of direct or indirect interests in ARCHOP permitted under this Section 8.2(b), such notice and accompanying documentation may be delivered not more than ten (10) days after the date of such Transfer, (v) the legal and financial structure of Borrowers and their members or partners, as applicable, and the single purpose nature and bankruptcy remoteness of Borrowers and their members or partners, as applicable, after such Transfer, shall satisfy Lender’s requirements as set forth herein, (vi) such Transfer shall be permitted under each Franchise Agreement, each Property Management Agreement, each Operating Lease and each REA and/or Borrowers shall obtain any consents required from each Franchisor, each Property Manager, each Borrower that serves as the lessor under the applicable Operating Lease and the REA counterparty in connection with such Transfer and deliver the same to Lender, (vii) if required by Lender, Borrowers provide a Satisfactory Replacement Guarantor that satisfies the Satisfactory Guarantor Substitution Conditions, (viii) Borrower shall have obtained the consent of the Preferred Equity Investors to such Transfer if required pursuant to the Pool II Holdco Operating Agreement, and (ix) Borrowers shall pay Lender a fee of $10,000. An Event of Default arising from a Transfer of direct or indirect ownership interests in ARCHOP without complying with the conditions of this Section 8.2(b) shall be deemed cured (and shall not give rise to liability under the Guaranty) if and when (A) such Transfer occurs after a Permitted Preferred Equity Changeover Event, and (B) a Permitted Common Equity Buyout Event is thereafter completed.

(c)          A change in Control of Pool II Holdco pursuant to a “Changeover Event” as described in Section 3.3 of the Pool II Holdco Operating Agreement, provided that all of the following conditions are satisfied:

(i)          After giving effect to such change in Control, Pool II Holdco shall be Controlled by the Preferred Equity Investors pursuant to rights granted to Preferred Equity Investors in the organizational documents of Pool II Holdco;

(ii)         Whitehall shall own, directly or indirectly, not less than ninety-seven percent (97%) of each Preferred Equity Investor and not less than ninety seven percent (97%) of all Preferred Equity Interests (or, in each case, such lesser amount as may be permitted under Section 8.2(f));

(iii)        Whitehall shall, directly or indirectly, retain sole and exclusive Control over the exercise of all rights granted to the Preferred Equity Investors pursuant to the organizational documents of Pool II Holdco (without the need to obtain anyone else’s consent). Without limiting the foregoing, Whitehall shall indirectly Control each of Pool II Holdco’s direct and indirect subsidiaries, including each Borrower;

(iv)        Preferred Equity Investors shall acquire Control of Pool II Holdco in accordance with the terms of the organizational documents of Pool II Holdco;

(v)         Preferred Equity Investors shall provide Lender written notice (a “Preferred Equity Change in Control Notice”) of such change in Control no less than ten (10) Business Days prior to the consummation of such change in Control;

(vi)        Preferred Equity Investors shall affirm, in a written instrument reasonably acceptable to Lender, effective concurrently with the change in Control, that the Recognition Agreement continues to be binding on Preferred Equity Investors, is unmodified, and remains in full force and effect. Such written instrument shall include a reaffirmation, as of the date thereof, of all of the representations and warranties in the Recognition Agreement;

(vii)       The change in Control is not prohibited by or constitute a default (or an event that with notice, passage of time, or both would ripen into a default) under any Franchise Agreement or Operating Lease, and would not permit any Franchisor or party to an Operating Lease to terminate same, and any consents or approvals required under any Franchise Agreement or Operating Lease shall have been obtained;

(viii)      As of the date of delivery of the Preferred Equity Change in Control Notice and as of the date of consummation of the change in Control neither Whitehall nor any Preferred Equity Investor shall be the subject of any proceeding under the Bankruptcy Code or any insolvency proceeding under the laws of any state, federal, or foreign jurisdiction;

(ix)         Whitehall shall have executed and delivered a Replacement Guaranty and Replacement Environmental Indemnity, pursuant to which Whitehall shall undertake the obligations as set forth in the Replacement Guaranty and Replacement Environmental Indemnity, but only to the extent arising from events, facts, or circumstances occurring from and after the effective date of the change in Control;

(x)          If required by Lender or the Rating Agencies, Borrower or the Preferred Equity Investor shall deliver to Lender an opinion from counsel, and in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion stating, among other things, that (A) Whitehall is duly formed and validly existing, (B) delivery of the replacement guaranty and environmental indemnity has been duly authorized, (C) that the replacement guaranty and environmental indemnity are enforceable against Whitehall in accordance with their terms, and (D) any REMIC trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code or be subject to tax as a result of such change in Control and such delivery;

(xi)         If required by Lender or the Rating Agencies and if an Insolvency Opinion has previously been delivered in connection with the Loan, Borrower or the Preferred Equity Investors shall deliver to Lender a new Insolvency Opinion;

(xii)        Lender shall receive evidence, reasonably satisfactory to Lender, that as of the effective date of the change in Control, Whitehall satisfies the Replacement Guaranty Financial Covenants (such evidence may be in the form of an officer’s certificate signed by a duly authorized representative of Whitehall);

(xiii)       Each of the Properties will continue to be managed by Property Manager or will be managed by a Scheduled Manager after the change in Control;

(xiv)      Borrower or Preferred Equity Investor shall pay Lender a fee of $10,000; and

(xv)       Preferred Equity Investors shall have satisfied the Lender Transfer Requirements no more than ten (10) Business Days prior to the consummation of such change in Control.

Upon the execution and delivery of a Replacement Guaranty and Replacement Environmental Indemnity by Whitehall and satisfaction of all of the foregoing conditions of this Section 8.2(c), the Guarantor that has been replaced by Whitehall shall (subject to Section 8.2(e)) be forever released from any further liability under the Guaranty and the Environmental Indemnity arising from any circumstance, condition, action or event first occurring after the effective date of such replacement to the extent the same is not caused by such replaced Guarantor; provided, however, that such replaced Guarantor shall remain liable under the Guaranty and Environmental Indemnity for (i) any obligations thereunder arising from any action or event occurring prior to the effective date of such replacement and (ii) all matters concerning the Property located in Stratford, Connecticut and any Borrowers owning any interest in such Property whether such liability arises before or following the effective date of such replacement.

(d)          A Permitted Common Equity Buyout Event; provided that Lender receives prior or concurrent written notice of the occurrence of such event, and such notice is accompanied by an Officer’s Certificate with an updated organizational chart confirming that, after giving effect to such event, neither ARCHOP nor any of its Affiliates shall have any right, title, or interest, direct or indirect, in Borrower (other than interests any of such Persons may directly or indirectly hold in Whitehall).

(e)          Following or concurrently with a Permitted Preferred Equity Changeover Event, the Transfer to the Common Equity Member of the Interests in Pool II Holdco held by the Preferred Equity Investors provided that such Transfer is made in accordance with the terms of Section 3.4 of the Pool II Holdco Operating Agreement, and provided further that all of the following conditions are satisfied:

(i)          No Event of Default shall have occurred and be continuing.

(ii)         After giving effect to such Transfer, Pool II Holdco shall be Controlled by Common Equity Member pursuant to rights granted to Common Equity Member in the organizational documents of Pool II Holdco;

(iii)        (A) ARCHOP shall continue to own, directly or indirectly, at least  fifty-one percent (51%) of all beneficial and economic interests in all Borrowers, and shall continue to Control Borrowers and (B) Guarantor shall continue to own, directly or indirectly, at least fifty-one percent (51%) of all beneficial and economic interests in ARCHOP and shall continue to Control ARCHOP and Borrowers;

(iv)        Guarantor shall, directly or indirectly, retain sole and exclusive Control over the exercise of all rights granted to the Pool II Common Equity Investor pursuant to the organizational documents of Pool II Holdco (without the need to obtain anyone else’s consent). Without limiting the foregoing, Guarantor shall indirectly Control each of Pool II Holdco’s direct and indirect subsidiaries, including each Borrower;

(v)         Pool II Common Equity Investor shall acquire Control of Pool II Holdco in accordance with the terms of the organizational documents of Pool II Holdco;

(vi)        Preferred Equity Investors shall provide Lender written notice (a “Common Equity Change in Control Notice”) of such Transfer to the Common Equity Member of the Interests in Pool II Holdco held by the Preferred Equity Investors no less than ten (10) Business Days prior to the consummation of such Transfer;

(vii)       The Transfer is not prohibited by or constitute a default (or an event that with notice, passage of time, or both would ripen into a default) under any Franchise Agreement or Operating Lease and would not permit any Franchisor or party to an Operating Lease to terminate same, and any consents or approvals required under any Franchise Agreement or Operating Lease shall have been obtained;

(viii)      Intentionally Omitted;

(ix)         As of the date of delivery of the Common Equity Change in Control Notice and as of the date of consummation of the Transfer neither Guarantor nor any Pool II Common Equity Investor shall be the subject of any proceeding under the Bankruptcy Code or any insolvency proceeding under the laws of any state, federal, or foreign jurisdiction;

(x)          Pursuant to documentation acceptable to Lender, Guarantor shall reaffirm (and rescind any prior cancellation or release of), the Guaranty and Environmental Indemnity;

(xi)         If required by Lender or the Rating Agencies, Borrower shall deliver to Lender an opinion from counsel, and in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion stating, among other things, that (A) Guarantor is duly formed and validly existing, (B) delivery of the reaffirmation of the Guaranty and Environmental Indemnity has been duly authorized, (C) that such Guaranty and Environmental Indemnity are enforceable against Guarantor in accordance with their terms, and (D) any REMIC trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code or be subject to tax as a result of such Transfer and such delivery;

(xii)        If required by Lender or the Rating Agencies and if an Insolvency Opinion has previously been delivered in connection with the Loan, Borrower shall deliver to Lender a new Insolvency Opinion;

(xiii)       Lender shall receive evidence, reasonably satisfactory to Lender, that as of the effective date of the Transfer, Guarantor satisfies the Financial Covenants;

(xiv)      Lender shall receive evidence reasonably satisfactory to Lender that each of the Properties will continue to be managed by Property Manager or will be managed by a Scheduled Manager after the Transfer;

(xv)       Borrower shall pay Lender a fee of $10,000; and

(xvi)      Pool II Common Equity Investor shall have satisfied the Lender Transfer Requirements no more than ten (10) Business Days prior to the consummation of such Transfer.

Upon the execution and delivery of a satisfactory reaffirmation of the Guaranty and Environmental Indemnity by Guarantor under clause (x), any replacement guarantor provided by Whitehall pursuant to Section 8.2(c) shall be forever released from any further liability under the Replacement Guaranty and the Replacement Environmental Indemnity arising from any circumstance, condition, action or event first occurring after the effective date of such reaffirmation to the extent the same is not caused by such replacement guarantor; provided, however, that such replacement guarantor shall remain liable under its Replacement Guaranty and Replacement Environmental Indemnity for any obligations thereunder arising from any action or event occurring prior to the effective date of such reaffirmation.

For clarification, each reference to “Guarantor” under this Section 8.2(e) is intended to refer to American Realty Capital Hospitality Trust, Inc., and not to a guarantor under a Replacement Guaranty.

(f)          One Transfer or a series of Transfers of the Preferred Equity Interests or of direct or indirect ownership interests in a Preferred Equity Investor, provided that all of the following conditions are satisfied:

(i)          After giving effect to such Transfer or series of Transfers, Whitehall shall own, directly or indirectly, not less than fifty one percent (51%) of each Preferred Equity Investor and not less than fifty one percent (51%) of all Preferred Equity Interests.

(ii)         Whitehall shall, directly or indirectly, retain sole and exclusive Control over each Preferred Equity Investor and the exercise of all rights granted to the Preferred Equity Investor pursuant to the organizational documents of Pool II Holdco (without the need to obtain anyone else’s consent).

(iii)        If a change in Control permitted by Section 8.2(c) has occurred, Whitehall shall continue to directly or indirectly Control Pool II Holdco and each of its then direct and indirect subsidiaries and, without limiting the foregoing, shall indirectly Control each Borrower.

(iv)        With respect to a direct Transfer of Preferred Equity Interests or a transaction subject to Section 8.2(m), Lender shall receive not less than thirty (30) days advance written notice of such Transfer.

(v)         With respect to a direct Transfer of Preferred Equity Interests, the transferee shall join or assume, as applicable, the Recognition Agreement by an instrument in form and substance reasonably satisfactory to Lender, dated as of the date of the Transfer. Such written instrument shall include an affirmation, as of the date thereof, of all of the representations and warranties in the Recognition Agreement (as may be reasonably modified to take into account differences in the identity of the transferee from the transferor, assuming the balance of the conditions of this Section 8.2(f) are otherwise met).

(vi)        The Transfer(s) are not prohibited by or constitute a default (or an event that with notice, passage of time, or both would ripen into a default) under each Franchise Agreement, and each Operating Lease and would not permit any Franchisor or party to an Operating Lease to terminate same, and that any consents or approvals required under any Franchise Agreement or Operating Lease have been obtained.

(g)          The sale, transfer or issuance of shares of stock in Guarantor or, following any change in Control of Pool II Holdco to the Preferred Equity Investors, American Realty Capital Hospitality Trust, Inc., provided either (i) such shares of stock are listed on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange or (ii) such shares of stock are sold, transferred or issued in the ordinary course of business through licensed broker dealers in accordance with all applicable legal requirements to third party investors in a manner consistent with previous offerings conducted by Guarantor or, following any change in Control of Pool II Holdco to the Preferred Equity Investors, American Realty Capital Hospitality Trust, Inc. or any of their Affiliates to date. For the avoidance of doubt, any listing of the shares of stock in Guarantor on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange shall not be a prohibited Transfer hereunder.

(h)          One Transfer or a series of Transfers of the direct or indirect interests in Whitehall.

(i)          One Transfer or a series of Transfers of preferred stock issued by W2007 Grace Acquisition I, Inc., a Tennessee corporation (“Grace Acquisition I”); provided that, after giving effect to such Transfer or Transfers, with respect to each class of securities issued by Grace Acquisition I, The Goldman Sachs Group, Inc. (together with its Affiliates) continues to own at least fifty one percent (51%) of the securities that are owned by the Goldman Sachs Group, Inc. and its Affiliates on the date hereof.

(j)          A merger or other combination of Grace Acquisition I with or into another Person provided that, after giving effect to such merger or combination, the successor company is Controlled by Whitehall, and at least fifty one percent (51%) of the direct or indirect interests in the successor company is owned by Whitehall.

(k)          One Transfer or a series of Transfers of direct or indirect ownership interests in Crestline Hotels & Resorts, LLC or any other any Affiliated Manager provided that (i) no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Transfer, (ii)  after giving effect to such Transfer, one or more Qualified Affiliated Manager Equity Holders shall own, directly or indirectly, at least fifty-one percent (51%) of all beneficial and economic interests in and shall Control such Affiliated Manager, and (iii) Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer and the organizational documents of the transferee and its constituent parties reasonably required by Lender not less than ten (10) days prior to the date of such Transfer.

(l)          a Qualified IPO of Crestline Hotels & Resorts, LLC or any other Affiliated Manager and subsequent to the closing of such Qualified IPO, the sale, transfer or issuance of the equity of the Affiliated Manager on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange.

(m)          Notwithstanding anything in this Section 8.2 to the contrary, and without limiting any of the foregoing requirements of this Section 8.2, if after giving effect to any Transfer permitted by this Section 8.2 (other than a Transfer permitted by Section 8.2(g), (h), (i), or (j) or other Transfers of securities listed on the New York Stock Exchange, NASDAQ Global Select Market or another nationally recognized stock exchange), (i) twenty percent (20%) or more in the aggregate of the direct or indirect ownership interests (or any class of ownership interests) in any Borrower, any SPC Party, Guarantor, or Pool II Holdco would be owned by a Person (together with its Affiliates) which did not own twenty percent (20%) or more of the direct or indirect ownership interests (or any class of ownership interests) in such Borrower, SPC Party, Guarantor, Preferred Equity Investor or Pool II Holdco, as applicable, on the Closing Date or as a result of other Transfers previously made in accordance with the terms and provisions of this Agreement, or if any change in Control of any Borrower, any SPC Party, Guarantor, Preferred Equity Investor or Pool II Holdco occurs, then, as a condition to any such Transfer or change in Control being permitted hereunder, the transferee or Person acquiring Control (together with its Affiliates) shall satisfy the Lender Transfer Requirements prior to the date of such Transfer or change in Control or, in the case of a Transfer or change in Control triggered by the death or incapacity of an individual, within thirty (30) days after the date of such Transfer or change in Control, and/or (ii) forty-nine percent (49%) or more in the aggregate of the direct or indirect ownership interests in any Borrower or any SPC Party would be owned by a Person (together with its Affiliates) which did not own forty-nine percent (49%) or more of the direct or indirect ownership interests in such Borrower or any SPC Party on the Closing Date or as a result of other Transfers previously made in accordance with the terms and provisions of this Agreement, then, as a condition to any such Transfer being permitted hereunder, Borrower (or, at the election of the Preferred Equity Holder, the Preferred Equity Holder) shall deliver to Lender a new Insolvency Opinion, in each case prior to the date of such Transfer or, in the case of a Transfer triggered by the death or incapacity of an individual, within thirty (30) days after the date of such Transfer.

(n)          For the avoidance of doubt, provided that the Apollo Transaction Agreement and the closing of the transactions contemplated thereunder do not result in a “Changeover Event” (as defined in the organizational documents of Pool II Holdco), such transactions shall not be deemed to be a prohibited Transfer hereunder. No later than ten (10) days following completion of the transfers contemplated by the Apollo Transaction Agreement, Borrowers shall give Lender notice of such Transfer.

Section 8.3           Costs and Expenses. Borrower shall pay all reasonable out-of-pocket costs and expenses of Lender in connection with any Transfer, assumption, and/or replacement of any Guarantor, including, without limitation, the cost of any Rating Agency Confirmation and all reasonable fees and expenses of Lender’s counsel, and the cost of any required counsel opinions, including, without limitation, Insolvency Opinions and opinions related to REMIC Trusts or other securitization or tax issues.

Section 8.4           Compliance with other Covenants. The foregoing provisions of this Article 8 shall not be deemed to waive, qualify or otherwise limit Borrower’s obligation to comply (or cause the compliance with) the other covenants set forth in this Agreement and the other Loan Documents (including, without limitation, those covenants relating to OFAC and ERISA matters).

Article 9: SALE AND SECURITIZATION OF LOAN

Section 9.1           Sale of Loan and Securitization.

(a)          Lender shall have the right (i) to sell, assign, pledge or otherwise transfer the Loan or any portion thereof or interest therein to any Person, (ii) to sell participation interests in the Loan to any Person, or (iii) to securitize the Loan or any portion thereof or interest therein in one or more private or public single asset or pooled loan securitizations. (The transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a “Secondary Market Transaction” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”).

(b)          If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies or applicable Legal Requirements in connection with any Secondary Market Transactions, including to:

(i)          (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower, Guarantor, any Affiliate of Borrower or Guarantor, Property Manager and Intermediate Manager, including, without limitation, the information set forth on Schedule VI attached hereto, (B) provide updated budgets and rent rolls (including itemized percentage of floor area occupied and percentage of aggregate base rent for each Tenant) relating to the Property, and (C) provide updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the information referred to in clauses (A), (B) and (C) shall hereinafter be referred to collectively as “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors, certificates of third party service providers or opinions of counsel acceptable to Lender and the Rating Agencies;

(ii)         provide opinions of counsel, which may be relied upon by Lender, those Rating Agencies engaged to rate any Securitization involving all or any portion of the Loan, the respective successors and assigns of Lender, and their respective counsel, agents and representatives, as to bankruptcy non-consolidation and true sale, or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property, Borrower, Guarantor and any Affiliate of Borrower or Guarantor, which counsel and opinions shall be reasonably satisfactory to Lender and satisfactory to the Rating Agencies in their sole discretion;

(iii)        provide updated (as of the closing date of any Secondary Market Transaction) representations and warranties made in the Loan Documents, with applicable exceptions related to changes in facts since the date of Closing;

(iv)        subject to Section 9.3, execute modifications and amendments to the Loan Documents and Borrower’s organizational documents as Lender may reasonably require or the Rating Agencies may require, including, without limitation, the addition of one or more Independent Directors pursuant to the terms and provisions of Schedule III attached hereto;

(v)         provide access to, and conduct tours of, the Property; and

(vi)        provide certifications or other evidence of reliance acceptable to Lender and the Rating Agencies with respect to third party reports and other information obtained in connection with the origination of the Loan or any Updated Information.

(c)          Borrower agrees that (i) Lender may disclose any information relating to Property, the business operated at the Property, Borrower, Guarantor, any Affiliate of Borrower or Guarantor, Property Manager, Intermediate Manager, the Loan (including information provided by or on behalf of Borrower or any of its Affiliates to Lender) to any Person (including, but not limited to, investors or prospective investors in the Securities, the NRSROs, investment banking firms, accounting firms, law firms and other third-party advisory and service providers relating to a Securitization) actually or potentially involved in or related to any Secondary Market Transaction or any other Person reasonably requesting such information in connection with a Secondary Market Transaction and (ii) the findings and conclusions of any third-party due diligence report obtained by Lender or other Indemnified Persons may be made publicly available if required, and in the manner prescribed, by applicable Legal Requirements.

(d)          If, at the time a Disclosure Document is being prepared for a Securitization, Lender reasonably determines that Borrower alone or Borrower and one or more Affiliates of Borrower (including any guarantor or other Person that is directly or indirectly committed by contract or otherwise to make payments on all or a part of the Loan) collectively, or the Property alone or the Property and Related Properties collectively, will be a Significant Obligor, Borrower shall furnish to Lender, upon request the following financial information:

(i)          if Lender reasonably determines that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, net operating income for the Property and the Related Properties for the most recent fiscal year and interim period as required under Item 1112(b)(1) of Regulation AB (or, if the Loan is not treated as a non-recourse loan under Instruction 3 for Item 1101(k) of Regulation AB, selected financial data meeting the requirements and covering the time periods specified in Item 301 of Regulation S-K and Item 1112(b)(1) of Regulation AB), or

(ii)         if Lender reasonably determines that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, the financial statements required under Item 1112(b)(2) of Regulation AB (which includes, but may not be limited to, a balance sheet with respect to the entity that Lender determines to be a Significant Obligor for the two most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-01 of Regulation S-X, and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-02 of Regulation S-X (or if Lender determines that the Property is the Significant Obligor and the Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other Legal Requirements) was acquired from an unaffiliated third party and the other conditions set forth in Rule 3-14 of Regulation S-X have been met, the financial statements required by Rule 3-14 of Regulation S-X)).

(e)          Further, if requested by Lender, Borrower shall, promptly upon Lender’s request, furnish to Lender financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, for any Tenant of the Property if, in connection with a Securitization, Lender expects there to be, as of the cutoff date for such Securitization, a concentration with respect to such Tenant or group of Affiliated Tenants within all of the mortgage loans included or expected to be included in the Securitization such that such Tenant or group of Affiliated Tenants would constitute a Significant Obligor. Borrower shall furnish to Lender, in connection with the preparation of the Disclosure Documents and on an ongoing basis, financial data and/or financial statements with respect to such Tenants meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (i) Exchange Act Filings are required to be made under applicable Legal Requirements or (ii) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.

(f)          If Lender determines that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Property alone or the Property and Related Properties collectively, are a Significant Obligor, then Borrower shall furnish to Lender, on an ongoing basis, selected financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (i) Exchange Act Filings are required to be made under applicable Legal Requirements or (ii) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.

(g)          Any financial data or financial statements provided pursuant to this Section 9.1 shall be furnished to Lender within the following time periods:

(i)          with respect to information requested in connection with the preparation of Disclosure Documents for a Securitization, within ten (10) Business Days after notice from Lender; and

(ii)         with respect to ongoing information required under Section 9.1(e) and (f) above, (1) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (2) not later than seventy-five (75) days after the end of each Fiscal Year of Borrower.

(h)          If requested by Lender, Borrower shall provide Lender, promptly, and in any event within three (3) Business Days following Lender’s request therefor, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation S-K or Regulation S-X, as applicable, Regulation AB, or any amendment, modification or replacement thereto or other Legal Requirements relating to a Securitization or as shall otherwise be reasonably requested by Lender.

(i)          If requested by Lender, whether in connection with a Securitization or at any time thereafter during which the Loan and any Related Loans are included in a Securitization, Borrower shall provide Lender, promptly upon request, a list of Tenants (including all affiliates of such Tenants) that in the aggregate (1) occupy ten percent (10%) or more (but less than twenty percent (20%)) of the total floor area of the improvements or represent ten percent (10%) or more (but less than twenty percent (20%)) of aggregate base rent, and (2) occupy twenty percent (20%) or more of the total floor area of the improvements or represent twenty percent (20%) or more of aggregate base rent.

(j)          All financial statements provided by Borrower pursuant to Section 9.1(d), (e), (f) or (g) shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall, if necessary in order to satisfy the requirements of such regulations, be audited by independent accountants of Borrower acceptable to Lender in accordance with generally accepted auditing standards, Regulation S-X or Regulation S-K, as applicable, Regulation AB, and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing (or comparable information is required to otherwise be available to holders of the Securities under Regulation AB or applicable Legal Requirements), all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial statements shall be certified by the chief financial officer of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.

Section 9.2           Securitization Indemnification.

(a)          Borrower understands and agrees that information provided to Lender by Borrower or its agents, counsel and representatives may be included in Disclosure Documents in connection with a Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the NRSROs, investment banking firms, accounting firms, law firms and other third-party advisory and service providers relating to a Securitization.

(b)          Borrower hereby agrees (i) to indemnify Lender, any Affiliate of Lender that has filed any registration statement relating to a Securitization or has acted as the issuer, sponsor, depositor or seller in connection with a Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in connection with a Securitization, any other issuers, depositors, underwriters, placement agents or initial purchasers of Securities issued in connection with a Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates, and each Person that controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”) for any losses, liabilities, obligations, claims, damages, penalties, actions, judgments, suits, costs and expenses (collectively, the “Liabilities”) to which any Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact, as it relates to Borrower, Borrower Affiliates, the Properties (or any portion thereof), any Affiliated Manager, or Guarantor, contained in the information provided to Lender by Borrower, any Affiliate of Borrower or any of their respective agents, counsel or representatives (collectively, the “Covered Disclosure Information”), (B) the omission or alleged omission to state therein a material fact required to be stated in such Covered Disclosure Information or necessary in order to make the statements in such Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and/or (C) a breach of the representations and warranties made by Borrower in Section 3.1.40 of this Agreement and (ii) to reimburse each Indemnified Person for any out-of-pocket legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (i) or (ii) above only to the extent that any such Liability arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission made in reliance upon and in conformity with (x) information furnished by or on behalf of Borrower to Lender (1) in connection with the preparation of the Covered Disclosure Information or (2) in connection with the underwriting or closing of the Loan or (y) any of the reports, statements or other information furnished by or on behalf of Borrower to Lender pursuant to the terms of this Agreement, including, without limitation, financial statements of Borrower and operating statements and rent rolls with respect to the Property. This indemnity will be in addition to any liability which Borrower may otherwise have.

(c)          In connection with any Exchange Act Filing or other reports containing comparable information that are required to be made available to holders of the Securities under Regulation AB or other applicable Legal Requirements, Borrower shall (i) indemnify the Indemnified Persons for Liabilities to which any Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission made in reliance upon and in conformity with (x) information furnished by or on behalf of Borrower to Lender (1) in connection with the preparation of the Disclosure Documents or (2) in connection with the underwriting or closing of the Loan or (y) any of the reports, statements or other information furnished by or on behalf of Borrower to Lender pursuant to the terms of this Agreement, including, without limitation, financial statements of Borrower and operating statements and rent rolls with respect to the Property, and (ii) reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending the Liabilities.

(d)          Promptly after receipt by an Indemnified Person of notice of a claim or the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against Borrower, notify Borrower in writing of the commencement thereof, but the omission to so notify Borrower will not relieve Borrower from any liability which it may have to any Indemnified Person under this Section 9.2 except to the extent that failure to notify materially prejudices Borrower. In the event that any action is brought against any Indemnified Person, and it notifies Borrower of the commencement thereof, Borrower will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel satisfactory to such Indemnified Person. After notice from Borrower to such Indemnified Person of Borrower’s election to assume the defense of such action, such Indemnified Person shall pay for any reasonable legal or other related expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Indemnified Person and Borrower and the Indemnified Person shall have reasonably concluded that there are legal defenses available to it and/or other Indemnified Persons that are different from or additional to those available to Borrower, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons at the cost of Borrower. Borrower shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) unless an Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.

(e)          In order to provide for just and equitable contribution in circumstances in which any indemnification or reimbursement under this Section 9.2 is for any reason held to be unenforceable as to an Indemnified Person in respect of any Liabilities (or action in respect thereof) referred to herein which would otherwise be indemnifiable under this Section 9.2, Borrower shall contribute to the amount paid or payable by the Indemnified Person as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lender’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f)          Without limiting the generality of this Section 9.2, Borrower hereby agrees (i) to indemnify the Indemnified Persons against any Liabilities to which any Indemnified Persons may become subject in connection with any indemnification to the Rating Agencies engaged to rate any Securitization holding all or a portion of the Loan in connection with issuing, monitoring or maintaining the Securities insofar as the Liabilities arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the information provided to Lender or one or more of the NRSROs by Borrower, any Affiliate of Borrower or any of their respective agents, counsel or representatives, and/or (B) the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading and/or (C) a breach of the representations and warranties made by Borrower in Section 3.1.40 of this Agreement and (ii) to reimburse each Indemnified Person for any out-of-pocket legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending such Liabilities; provided, however, that, other than in connection with information provided by Borrower, any Affiliate of Borrower or any of their respective agents, counsel or representatives directly to one or more of the NRSROs, Borrower will be liable in any such case under clauses (i) or (ii) above only to the extent that any such Liability arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission made in reliance upon and in conformity with (x) information furnished by or on behalf of Borrower to Lender (1) in connection with the issuance, monitoring or maintenance of the Securities or (2) in connection with the underwriting or closing of the Loan or (y) any of the reports, statements or other information furnished by or on behalf of Borrower to Lender pursuant to the terms of this Agreement, including, without limitation, financial statements of Borrower and operating statements and rent rolls with respect to the Property. This indemnity will be in addition to any liability which Borrower may otherwise have.

(g)          For the avoidance of doubt, and without limiting the generality of the foregoing, “Indemnified Persons” shall include the initial named Lender hereunder and each other Lender that has held an interest in the Loan at any time during the Term, including prior to the occurrence of the act or omission giving rise to the applicable Liabilities.

(h)          The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Obligations.

Section 9.3           Severance Documentation. Lender shall have the right, at any time (whether prior to or after any Secondary Market Transaction in respect of all or any portion of the Loan), to modify, split and/or sever the Loan one or more times in order to (a) create (i) one or more new loans (including first and second mortgage loans), (ii) one or more new notes (including senior and junior notes (i.e., A/B and A/B/C structure)), (iii) multiple components of the Note or Notes and/or (iv) one or more mezzanine loans (a “New Mezzanine Loan”) (including amending Borrower’s organizational structure and the organizational documents of Borrower and its direct and indirect shareholders, partners, members and non-member managers to provide for one or more mezzanine borrowers), (b) reduce the number of loans, notes and/or components, (c) revise the interest rates of the loans, notes and/or components, (d) allocate and reallocate the principal balances of the loans, notes and/or components, (e) increase or decrease the monthly debt service payments for the loans, notes and/or components, (f) eliminate the multiple loan, note and/or component structure (including the elimination of the related allocations of principal and interest payments) or (g) otherwise achieve the optimum execution for a Secondary Market Transaction; provided, however, that in modifying, splitting and/or severing the Loan as provided above (1) Borrower shall not be required to modify the Stated Maturity Date, (2) the aggregate principal amount of all such loans, notes and/or components shall, on the date created, equal the Outstanding Principal Balance immediately prior to the creation of such loans, notes and/or components, (3) the weighted average interest rate of all such loans, notes and/or components shall, on the date created, equal the interest rate applicable to the Loan immediately prior to the creation of such loans, notes and/or components (except that the weighted average interest rate may subsequently increase as a result of prepayments made in accordance with Section 2.6 hereof or following a Casualty, Condemnation or Event of Default, but in no other circumstances), and (4) the scheduled debt service payments on all such loans, notes and/or components shall, on the date created, equal the scheduled debt service payments under the Loan immediately prior to the creation of such loans, notes and/or components and (5) Borrower’s rights and Lender’s obligations under the Loan Documents shall not decrease (other than to a de minimis extent) and the Lender’s rights and Borrower’s obligations under the Loan Documents shall not increase (other than to a de minimis extent). At Lender’s election, each note comprising the Loan may be subject to one or more Secondary Market Transactions. Lender shall have the right to modify, split and/or sever the Loan in accordance with this Section 9.3 and, provided that such modification, split and/or severance shall comply with the terms of this Section 9.3, it shall become immediately effective. If requested by Lender, Borrower shall promptly execute an amendment to the Loan Documents to evidence any such modification, split and/or severance including, without limitation, an amendment to the Cash Management Agreement to reflect the newly created loans, notes and/or components. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect and modification, split and/or severance as described in this Section 9.3, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until four (4) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power and Borrower has failed to execute such documents.

Section 9.4           Cross Collateralization. Borrower agrees that at any time Lender shall have the unilateral right to elect to remove the cross-collateralization of the Liens of the Security Instruments encumbering any one (1) or more of the Properties (individually or collectively, as the context may require, the “Affected Property”). In furtherance thereof, Lender shall have the right to (a) sever or divide the Note and the other Loan Documents in order to allocate to such Affected Property the Allocated Loan Amount with respect to such Property evidenced by one (1) or more new notes and secured by such other loan documents (individually or collectively, as the context may require, the “New Note”) having a principal amount equal to the Allocated Loan Amount applicable to such Affected Property, (b) segregate the applicable portion of each of the Reserve Funds relating to the Affected Property, (c) release any cross-default and/or cross-collateralization provisions applicable to such Affected Property, and (d) take such additional action consistent therewith; provided, that such New Note secured by such Affected Property, together with the Loan Documents secured by the remaining Properties, shall not increase in the aggregate (i) any monetary obligation of Borrower under the Loan Documents or (ii) any other obligation of Borrower under the Loan Documents, or decrease any rights of Borrowers or obligations of Lender under the Loan Documents (other than to a de minimis extent) or increase any rights of Lender under the Loan Documents (other than to a de minimis extent). In connection with the transfer of any such Affected Property as provided for in this Section 9.4, the Loan shall be reduced by an amount equal to amount of the New Note applicable to such Affected Property and the new loan secured by such Affected Property and evidenced by the New Note shall be in an amount equal to such Allocated Loan Amount. Subsequent to the release of the Affected Property from the lien of the Loan pursuant to this Section 9.4, the balances of the components of the Loan shall be the same as they would have been had a prepayment occurred in an amount equal to the Allocated Loan Amount of the Affected Property. At the request of Lender, Borrower shall otherwise reasonably cooperate with Lender in its attempt to satisfy all requirements necessary in order for Lender to obtain a Rating Agency Confirmation from the Approved Rating Agencies with respect to such transfer of the Affected Property from the Securitization and splitting of the Loan, which requirements shall include, without limitation: (A) delivery of evidence that the single purpose nature and bankruptcy remoteness of Borrowers owning Properties other than the Affected Property following such release have not been adversely affected and are in accordance with the terms and provisions of this Agreement (which evidence may include a “bring-down” of the Insolvency Opinion); and (B) the execution of such documents and instruments and delivery by Lender of such opinions of counsel as are typical for similar transactions, including, an opinion of counsel that the release of the Affected Property will not be a “significant modification” of this Loan within the meaning of Section 1.1001-3 of the regulations of the United States Department of the Treasury and that all other requirements applicable, if any, to a REMIC Trust, have been satisfied or have not otherwise been violated.

Section 9.5           Secondary Market Transaction Costs.

All costs and expenses incurred by Borrower, Guarantor, Property Manager, Intermediate Manager, Lender and their respective Affiliates in connection with Sections 9.1, 9.3 and 9.4 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Borrower; provided that such costs and expenses shall not exceed $50,000 in the aggregate for all Securitizations (and Lender shall reimburse Borrower for all such costs and expenses, including reasonable out-of-pocket legal fees and expenses, incurred by Borrower, Guarantor, Property Manager, Intermediate Manager and their respective Affiliates in connection with Borrower’s compliance with Sections 9.1, 9.3 and 9.4 (including, without limitation, the fees and expenses of the Rating Agencies) in excess of $50,000).

Article 10: DEFAULTS

Section 10.1         Events of Default.

(a)          Each of the following events shall constitute an event of default hereunder (each, an “Event of Default”):

(i)          if any monthly installment of principal and/or interest due under the Note or any payment of Reserve Funds due under this Agreement or the payment of the Obligations due on the Maturity Date is not paid when due (provided, however, that if no other Event of Default shall have occurred and be continuing and adequate funds have been allocated pursuant to Section 6.11.1 for payment of any required monthly installment of principal, interest and required deposit of Reserve Funds, the failure by Cash Management Bank to disburse any payments due to Lender and/or allocate such funds to the appropriate Reserve Account in violation of the Loan Documents shall not constitute an Event of Default);

(ii)         if any other portion of the Obligations (other than as set forth in the foregoing clause (i)) is not paid when due and such non-payment continues for five (5) days following written notice to Borrower that the same is due and payable;

(iii)        if any of the Taxes or Other Charges are not paid when due (provided, however, that if no other Event of Default shall have occurred and be continuing and adequate funds are on deposit in the Tax Account for payment of any required Taxes or Other Charges then due and payable, the failure by Lender or its agent to cause such payments to be made shall not constitute an Event of Default);

(iv)        if the Policies are not (A) delivered to Lender in accordance with the terms of this Agreement, or (B) kept in full force and effect, each in accordance with the terms and conditions hereof;

(v)         subject to the provisions of Article 8 hereof, if Borrower breaches or permits or suffers a breach of the provisions of Section 4.2.1; provided, however, that any such breach shall not be an Event of Default if such breach (A) is not intentional, (B) shall not have had a Material Adverse Effect, and (C) relates solely to a failure to deliver any notice required to be delivered pursuant to the terms and provisions of Article 8;

(vi)        if any representation or warranty made by Borrower or Guarantor in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender in connection with the Loan shall have been false or misleading in any material respect as of the date such representation or warranty was made; provided, however, that any such breach shall not be an Event of Default if such breach (A) is not intentional, (B) shall not have had a Material Adverse Effect, and (C) can be made true and correct by action of Borrower, Borrower shall have a period of thirty (30) days following written notice thereof to Borrower to undertake and complete all action necessary to make such representation or warranty, true and correct in all material respects; provided, further, that if the same cannot be cured within such thirty (30) day period, if Borrower commences to take action to cure such breach within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, Borrower shall have such time as is reasonably necessary to effect such cure, but in no event in excess of an additional ninety (90) days;

(vii)       (A) if Borrower or any SPC Party shall make an assignment for the benefit of creditors or (B) upon the declaration by Lender in its sole and absolute discretion that the same constitutes an Event of Default, if Guarantor shall make an assignment for the benefit of creditors;

(viii)      (A) if a receiver, liquidator or trustee shall be appointed for Borrower or any SPC Party or if Borrower or any SPC Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal, state, local or foreign bankruptcy law, or any similar federal, state, local or foreign law, shall be filed by or against, consented to, or acquiesced in by, Borrower or any SPC Party, or if any proceeding for the dissolution or liquidation of Borrower or any SPC Party shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or such SPC Party, upon the same not being discharged, stayed or dismissed within sixty (60) days or (B) upon the declaration by Lender in its sole and absolute discretion that the same constitutes an Event of Default, if a receiver, liquidator or trustee shall be appointed for Guarantor or if Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal, state, local or foreign bankruptcy law, or any similar federal, state, local or foreign law, shall be filed by or against, consented to, or acquiesced in by, Guarantor, or if any proceeding for the dissolution or liquidation of Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by the applicable Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

(ix)         if Borrower attempts to assign its rights or delegate its duties under any of the Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x)          if any of the factual assumptions contained in any Insolvency Opinion is or shall become untrue in any material respect; provided, however, such breach shall not constitute an Event of Default in the event that (A) such breach is not intentional, (B) such breach is immaterial, (C) such breach shall be remedied in a timely and expedient manner and in any event within not more than sixty (60) days, and (D) within fifteen (15) Business Days following the request of Lender, but not prior to the date on which such breach shall have been remedied in accordance with the immediately foregoing clause (C), Borrower delivers to Lender a substantive non-consolidation opinion, or a modification of the Insolvency Opinion, to the effect that such breach shall not in any way impair, negate or adversely change the opinions rendered in the Insolvency Opinion, which opinion or modification and any counsel delivering such opinion or modification shall be acceptable to Lender in its reasonable discretion;

(xi)         if Borrower, any Liquor License Subsidiary or any SPC Party breaches any representation, warranty or covenant contained in Sections 3.1.24 or 4.1.15 hereof or on Schedule III attached hereto; provided, however, such violation or breach shall not constitute an Event of Default in the event that (A) such violation or breach is not intentional, (B) such violation or breach is immaterial, (C) such violation or breach shall be remedied in a timely and expedient manner and in any event within not more than sixty (60) days, and (D) within fifteen (15) Business Days following the request of Lender, but not prior to the date on which such violation or breach shall have been remedied in accordance with the immediately foregoing clause (C), Borrower delivers to Lender a substantive non-consolidation opinion, or a modification of the Insolvency Opinion, to the effect that such breach or violation shall not in any way impair, negate or adversely change the opinions rendered in the Insolvency Opinion, which opinion or modification and any counsel delivering such opinion or modification shall be acceptable to Lender in its reasonable discretion;

(xii)        if Borrower shall be in default beyond any applicable notice and cure period under any mortgage or security agreement covering any part of the Property whether it be superior or junior in Lien to the Security Instruments;

(xiii)       subject to Borrower’s right to contest or prosecute the discharge as provided in Section 3.6 of each Security Instruments, if the Property becomes subject to any mechanic’s, materialman’s or other Lien except a Lien for Taxes not then due and payable (excluding Liens associated with any so-called property-assessed clean energy or similar loans) and such mechanic’s lien or other Lien is not bonded or removed within ten (10) days after attaching to the Property;

(xiv)      except as permitted herein, the alteration, improvement, demolition or removal of any of the Improvements without the prior written consent of Lender;

(xv)       if, without Lender’s prior written consent (as provided in Section 7.2.1 of this Agreement), (A) any Franchise Agreement is surrendered, terminated, canceled, modified, renewed, extended or otherwise allowed to expire (other than, in the case of a renewal or extension, a renewal or extension provided for in such Franchise Agreement), (B) the ownership, management or Control of an Affiliated Franchisor is Transferred other than in accordance with the terms hereof, (C) any Borrower defaults under any Franchise Agreement beyond the expiration of any applicable notice and/or cure periods thereunder, which default permits a Franchisor to terminate or cancel such Franchise Agreement or (D) any Borrower waives or releases any of its material right or remedies under any Franchise Agreement, unless in the case of a termination or cancellation by the applicable Franchisor (other than any Voluntary Franchise Termination), the applicable Borrower, within sixty (60) days after such termination or cancellation, enters into a Replacement Franchise Agreement for such affected Property, in accordance with the applicable terms and conditions of this Agreement, with (i) a Qualified Franchisor or, (ii) an Approved Brand, provided Borrower’s selection of an Approved Brand under this clause (ii) shall be permitted without satisfying the requirements of a Qualified Franchisor up to a maximum of four (4) times without Lender consent (inclusive of any instances in which an Approved Brand is engaged by Borrower to limit Borrower’s recourse liability under Section 11.22(11)(D));

(xvi)      except as otherwise expressly permitted under the terms of the Loan Documents, if, without Lender’s prior written consent (as provided in Section 7.2.2(a) of this Agreement), (A) any Intermediate Management Agreement is surrendered, terminated, canceled, modified in any material respect, renewed, extended or otherwise allowed to expire (other than, in the case of a renewal or extension, a renewal or extension provided for in such Intermediate Management Agreement), (B) the ownership, management or Control of an Affiliated Manager is Transferred other than in accordance with the terms hereof, (C) any Borrower defaults in any material respect under any Intermediate Management Agreement beyond the expiration of any applicable notice and/or cure periods thereunder, which default permits an Intermediate Manager to terminate or cancel such Intermediate Management Agreement or (D) any Borrower waives or releases any of its material rights or remedies under any Intermediate Management Agreement, unless in the case of an expiration or a termination or cancellation by the applicable Intermediate Manager (other than any such termination or cancellation by an Affiliate Manager or that Borrower, Guarantor, any Affiliate of Borrower or Guarantor or any of their respective agents or representatives has consented to, solicited, requested or otherwise colluded with Intermediate Manager with respect to), the applicable Borrower, contemporaneously with such expiration, termination or cancellation, enters into a Replacement Management Agreement with a Qualified Manager in accordance with the applicable terms and conditions of this Agreement;

(xvii)     except as otherwise expressly permitted under the terms of the Loan Documents, if, without Lender’s prior written consent (as provided in Section 7.2.2(b) of this Agreement), (A) any Property Management Agreement is surrendered, terminated, canceled, modified in any material respect, renewed, extended or otherwise allowed to expire (other than, in the case of a renewal or extension, a renewal or extension provided for in such Property Management Agreement), (B) any Borrower or any Intermediate Manager, as the case may be, defaults in any material respect under any Property Management Agreement beyond the expiration of any applicable notice and/or cure periods thereunder, which default permits Property Manager to terminate or cancel the Property Management Agreement or (C) any Borrower or any Intermediate Manager, as the case may be, waives or releases any of its material right or remedies under any Property Management Agreement, unless in the case of an expiration or a termination or cancellation by the applicable Property Manager (other than any such termination or cancellation by an Affiliate Manager or that Borrower, Manager, Guarantor, any Affiliate of Borrower or Guarantor or any of their respective agents or representatives has consented to, solicited, requested or otherwise colluded with Property Manager with respect to), the applicable Borrower, contemporaneously with such expiration, termination or cancellation, enters into a Replacement Management Agreement with a Qualified Manager in accordance with the applicable terms and conditions of this Agreement;

(xviii)    except as otherwise expressly permitted under the terms of the Loan Documents, if, without Lender’s prior written consent (as provided in Section 7.2.3 of this Agreement), (A) the Beverage Concession Agreement is surrendered, terminated, canceled, modified in any material respect, renewed, extended or otherwise allowed to expire (other than, in the case of a renewal or extension, a renewal or extension provided for in the Beverage Concession Agreement), (B) the ownership, management or Control of Beverage Concessionaire is Transferred other than in accordance with the terms hereof, (C) Borrower defaults in any material respect under the Beverage Concession Agreement beyond the expiration of any applicable notice and/or cure periods thereunder, which default permits Beverage Concessionaire to terminate or cancel the Beverage Concession Agreement or (D) Borrower waives or releases any of its material rights or remedies under the Beverage Concession Agreement;

(xix)       if Borrower ceases to continuously operate any Property or any material portion thereof as a hotel for any reason whatsoever (other than temporary cessation in connection with any alteration, repair, renovation or restoration thereof undertaken with the prior written consent of Lender, and cessations of operations on portions of the Property permanently taken by condemnation) and Borrower fails to re-commence such continuous operations or, with respect to no more than two (2) Properties during the Term, effect a Property Release in respect of such Property within twenty (20) days of such cessation of continuous operations;

(xx)        if Borrower fails to replace Guarantor with a Satisfactory Replacement Guarantor upon the death or incapacity of Guarantor in accordance with the terms and provisions of Section 8.3 hereof;

(xxi)       a breach of any covenant set forth in Sections 12.1, 12.2, or 12.3 of this Agreement;

(xxii)      intentionally omitted;

(xxiii)     intentionally omitted;

(xxiv)    if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xxi) above, (A) for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or (B) for thirty (30) days after the earlier of (1) Borrower’s knowledge thereof and (2) notice to Borrower from Lender, in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period; and provided, further, that Borrower shall have commenced to cure such Default within such 30-day period and shall thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such additional time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days; or

(xxv)     if there shall be a default under any of the other Loan Documents beyond any applicable notice and/or cure periods contained in such Loan Documents, whether as to Borrower, Guarantor, an Affiliated Manager, Intermediate Manager, the Property or any Affiliate of any of them, or if any other such event shall occur or condition shall exist, and the effect of such event or condition is to accelerate the maturity of any portion of the Obligations (other than any payment due under Section 2.4.2, hereof) or to permit Lender to accelerate the maturity of all or any portion of the Obligations.

(b)          Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including all rights or remedies available at law or in equity; and upon and during the continuance of any Event of Default described in clauses (vii), (viii) or (ix) above, the Debt and all other Obligations of Borrower under the Loan Documents, including, without limitation, the Yield Maintenance Premium, if applicable, shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

Section 10.2         Remedies.

(a)          Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Security Instrument(s) has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full.

(b)          Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose the Security Instrument(s) in any manner and for any amounts secured by the Security Instrument(s) then due and payable as determined by Lender in its sole discretion including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Security Instrument(s) to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Security Instrument(s) to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Security Instrument(s) as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument(s) to secure payment of the sums secured by the Security Instrument(s) and not previously recovered.

(c)          Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. In such event, Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, that Lender shall not make or execute any such documents under such power until five (5) Business Days after written notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall be obligated to pay all costs and expenses incurred in connection with the preparation, execution, recording and filing of the Severed Loan Documents. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d)          Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents, including, without limitation, the Yield Maintenance Premium, if applicable, in such order, priority and proportions as Lender in its sole discretion shall determine.

Section 10.3         Lender’s Right to Perform. During the continuation of any Event of Default, if Borrower fails to perform any covenant or obligation contained in the Loan Documents, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided under any of the Loan Documents or releasing Borrower from any covenant or obligation under the Loan Documents, Lender may, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all out-of-pocket costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand, and if not paid shall be added to the Obligations (and to the extent permitted under applicable laws, secured by the Security Instrument(s) and the other Loan Documents) and shall bear interest at the Default Rate. Lender shall have no obligation to send notice to Borrower of any such failure.

Section 10.4         Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to the Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon. Nothing contained herein or in the other Loan Documents shall be construed to grant Borrower any right to cure an Event of Default and each Event of Default shall continue unless and until the same is waived by Lender in writing in its sole and absolute discretion in accordance with the terms and provisions of the Loan Documents.

Article 11: MISCELLANEOUS

Section 11.1         Successors and Assigns; Assignments and Participations. Except as expressly permitted under Section 8.1, Borrower may not assign, transfer or delegate its rights or obligations under the Loan Documents without Lender’s prior written consent, and any attempted assignment, transfer or delegation without such consent shall be null and void. Lender may assign, pledge, participate, transfer or delegate, as applicable, to one or more Persons, all or a portion of its rights and obligations under the Loan Documents. The assigning Lender shall have no further obligations under the Loan Documents from and after the date of any such assignment or transfer with respect to matters first arising from and after the date of any such assignment or transfer. In connection with any such assignment, pledge, participation, transfer or delegation, Lender may disclose to the assignee, pledgee, participant, transferee or delegee or proposed assignee, pledgee, participant, transferee or delegee, as the case may be, any information relating to Borrower or any of its Affiliates or to any aspect of the Loan that has been furnished to Lender by or on behalf of Borrower or any of its Affiliates. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 11.2         Lender’s Discretion. Whenever pursuant to this Agreement (a) Lender exercises any right given to it to approve or disapprove any matter, (b) any arrangement or term is to be satisfactory to Lender, or (c) Lender is given the right to exercise judgment as to a particular matter, arrangement or term, the decision of Lender to approve or disapprove such matter, to decide whether such arrangement or term is satisfactory or not satisfactory or Lender’s exercise of judgment with respect to such matter, arrangement or term shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive absent manifest error. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove such matter, or to decide whether arrangements or terms are satisfactory or not satisfactory, shall be substituted therefor, which such decision shall be based upon Lender’s reasonable determination of Rating Agency criteria (unless Lender has an independent approval right in respect of the matter at issue pursuant to the terms of this Agreement, in which case the discretion afforded to Lender in connection with such independent approval right shall apply instead).

Section 11.3         Governing Law.

(A)         THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND DELIVERED TO LENDER BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B)         ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

American Realty Capital Hospitality Trust, Inc.
405 Park Avenue
New York, New York 10022

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 11.4         Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of any Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 11.5         Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under any Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 11.6         Notices.

(a)          All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (i) three (3) days after the date such Notice is mailed, if sent by registered or certified mail, (ii) on the date of delivery by hand, if delivered during business hours on a Business Day (otherwise on the next Business Day), and (iii) on the next Business Day, if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:	Ladder Capital Finance LLC 345 Park Avenue, 8th Floor New York, New York 10154 Attention: Pamela McCormack
with a copy to	German American Capital Corporation 60 Wall Street New York, New York 10005 Attention: Robert Pettinato

with a copy to	DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020 Attention: Jeffrey B. Steiner, Esq.
and with a copy to:	Wells Fargo Bank National Association Commercial Mortgage Servicing MAC D1086-120 550 South Tryon Street, 14th Floor Charlotte, North Carolina 28202 Attention: Asset Management
If to Borrowers:	c/o American Realty Capital Hospitality Trust, Inc. 405 Park Avenue New York, New York 10022 Attention: Chief Executive Officer
with a copy to:	c/o American Realty Capital Hospitality Trust, Inc. 405 Park Avenue New York, New York 10022 Attention: General Counsel

(b)          Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 11.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer and Lender hereby acknowledges and agrees that Borrower shall be entitled to rely on any Notice given by Servicer as if it had been sent by Lender.

Section 11.7         Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 11.8         Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.9         Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under any Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.10         Preferences. Following the occurrence and during the continuation of an Event of Default or in connection with any bankruptcy proceedings, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, federal, state, local or foreign law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 11.11         Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which the Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which the Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 11.12         Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under the Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 11.13         Expenses; Indemnity.

(a)          Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all actual, reasonable, out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in the Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender’s ongoing performance of and compliance with all agreements and covenants contained in the Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to the Loan Documents and any other documents or matters requested by Borrower or Guarantor; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to the Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Property or any other security given for the Loan; (vi) enforcing any Obligations of or collecting any payments due from Borrower or Guarantor under the Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any Bankruptcy Action; and (vii) protecting Lender’s interest in the Property or any other security given for the Loan; (viii) any assignment of or franchisor/manager consent or approval relating to any comfort letter/tri-party agreement/non-disturbance agreement/assignment of franchise agreement and subordination of franchise fees or similar agreement in connection with an assignment, pledge, participation or transfer of the Loan; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender, as determined by a final non-appealable judgment of a court of competent jurisdiction. Any costs due and payable to Lender may be paid, at Lender’s election in its sole discretion upon prior notice to Borrower unless an Event of Default has occurred and is continuing, in which case such prior notice shall not be required, from any amounts in the Cash Management Account.

(b)          Borrower shall indemnify, defend and hold harmless the Lender Indemnified Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any Lender Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Lender Indemnified Party shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Lender Indemnified Party in any manner relating to or arising out of (i) any default or breach by Borrower of its Obligations under, or any material misrepresentation by Borrower contained in, the Loan Documents; (ii) the use or intended use of the proceeds of the Loan; (iii) any materials or information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of the Security Instruments, the Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) any failure of the Property to comply with any Legal Requirement; (ix) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against such Lender Indemnified Party with respect thereto; and (x) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to the Lender Indemnified Parties hereunder to the extent that such Indemnified Liabilities arise (i) from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnified Parties, as determined by a final non-appealable judgment of a court of competent jurisdiction or (ii) after a foreclosure or Lender’s acceptance of a deed in lieu of foreclosure in respect of all or any portion of the Properties securing the Loan (as to the Properties so foreclosed), so long as such Indemnified Liabilities do not result from (x) any act or circumstance occurring prior to such foreclosure or Lender’s acceptance of a deed in lieu of foreclosure, as applicable, or (y) any act of Borrower or any of its agents, Affiliates or employees. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender Indemnified Parties. The provisions of Section 11.13(a) and this Section 11.13(b) shall survive any payment or prepayment of the Loan and any foreclosure or satisfaction of the Security Instruments.

(c)          Subject to Section 9.5 hereof, Borrower hereby agrees to pay for or, if Borrower’s fails to pay, to reimburse Lender for, any fees imposed, and costs and expenses incurred, by any Rating Agency in connection with any Rating Agency review of the Loan or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of the Loan Documents, and Lender shall be entitled to require payment of such fees, costs and expenses as a condition precedent to obtaining any such consent, approval, waiver or confirmation.

Section 11.14         Schedules Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 11.15         Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims and defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 11.16         No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)          Borrower and Lender intend that the relationships created under the Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)          The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in the Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan (and disburse Reserve Funds) hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or make any disbursement of Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 11.17         Publicity and Confidentiality.

(a)          All news releases, publicity or advertising by any Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to any Lender, the Affiliate of any Lender that acts as the issuer with respect to a Securitization or any of their other Affiliates shall be subject to the prior written approval of Lender; provided, however, that notwithstanding the foregoing, Borrower shall be entitled without Lender’s consent, to make disclosures necessary in order to comply with Legal Requirements applicable to Borrower, Guarantor or any of their Affiliates. Lender shall be permitted to share any information provided by Whitehall hereunder with the investment banking firms, lenders, investors, assignees of the Loan, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction, provided that such third parties are subject to confidentiality agreements reasonably acceptable to Whitehall.

(b)          Lender agrees, for the sole benefit of Whitehall (and not any successor to or assign of Whitehall), that any reports, statements or other information required to be delivered or provided under this Agreement, under the Loan Documents, or under a Replacement Guaranty and furnished at any time and from time to time by Borrower, Preferred Equity Investor, or a guarantor under a Replacement Guaranty and relating to Whitehall (“Furnished Information”) which is financial information with respect to Whitehall which is provided to Lender by or on behalf of Borrower, Preferred Equity Investor or Whitehall and which when delivered to Lender is specifically identified in writing as confidential (such information “Confidential Furnished Financial Information”) shall be kept confidential; except that summary financial information regarding Whitehall, including statements as to net worth, liquidity, total assets under management and similar statements of financial wherewithal with respect to Whitehall (“Summary Financial Information”), may be included in any Disclosure Document and may be disclosed to investment banking firms, lenders, Servicers, investors, assignees of the Loan, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction, provided that such parties are subject to confidentiality agreements reasonably acceptable to Whitehall. In addition, any other Confidential Furnished Financial Information may also be disclosed to any Rating Agency, underwriter or NRSRO; provided (i) each Rating Agency or underwriter to which such information is disclosed has executed its usual and customary confidentiality agreement and (ii) any NRSRO desiring access to any secured website containing such information shall, as a condition to its access to, have either furnished to the Securities and Exchange Commission the certification required under Rule 17g-5(e) of the Exchange Act or be required to agree to (or “click through”) such website’s confidentiality provisions. Nothing herein shall preclude Lender from disclosing any Confidential Furnished Financial Information (A) as required by any applicable Legal Requirement, (B) which is already publicly available as a result of disclosure by any other party, (C) in response to any order of any court or other Governmental Authority, or (D) if Lender is required to do so in connection with any litigation or similar proceeding; provided that in the case of clause (A), (C) or (D), Lender shall exercise reasonable efforts to give prior written notice of such requirement to Whitehall (to the extent it is lawful to do so) in order to permit Whitehall to, and shall reasonably cooperate, provided such cooperation shall be at no cost or expense to Lender, with Whitehall in its efforts to, seek a protective order at Whitehall’s sole cost and expense). Confidential Furnished Financial Information shall in no event be deemed to include Furnished Information pertaining to Whitehall’s investment in the Properties, including without limitation, the ownership structure of Borrower.

Section 11.18         Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members or partners, as applicable, and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Obligations without any prior or different resort for collection or of the right of Lender to the payment of the Obligations out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 11.19         Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 11.20         Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 11.21         Brokers and Financial Advisors.

(a)          Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Obligations. For the avoidance of doubt, the indemnity set forth in this Section 11.21 shall inure to the benefit of each Lender that has held an interest in the Loan at any time during the Term, including the initial named Lender hereunder.

(b)          Lender may pay additional compensation, fees, commissions or other payments to Broker relating to the origination, sale and/or securitization of the Loan, in addition to any other compensation, fees, commissions or other payments which may be paid by Borrower or any other party directly to Broker. Borrower hereby acknowledges and agrees that (i) the payment of any such compensation, fees, commissions or other payments are in addition to any other compensation, fees, commissions or other payments which may be paid by Borrower or any other party directly to Broker, (ii) the payment of any such compensation, fees, commissions or other payments may create a potential conflict of interest for Broker in its relationship with Borrower, and Lender is not responsible for any recommendation, services or advice given to Borrower by Broker, and (iii) no fiduciary or other special relationship exists or will exist between Borrower and Lender other than as lender and borrower. Borrower (A) acknowledges that (1) such compensation, fees, commissions or other payments may include a direct, one-time payment of an origination or similar fee, certain payments based on volume and/or size of referrals, profit-sharing payments and/or an ongoing financial interest in the Loan (including by acting as sub-servicer for the Loan) and (2) Borrower has had an opportunity to discuss the specifics of any compensation, fees, commissions or other payments with Broker to the extent Borrower deemed necessary and Borrower has independently determined to proceed with the Loan and (B) consents to any such arrangement and the payment by Lender to Broker of any such compensation, fees, commissions or other payments.

Section 11.22         Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the Obligations contained in the Note, this Agreement, the Security Instruments or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instruments and the other Loan Documents, or in the Property, the Gross Revenue, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided below, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Gross Revenue and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instruments and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower or Guarantor (whose liability shall be determined in accordance with the terms and conditions of the Guaranty) in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instruments or the other Loan Documents. The provisions of this Section 11.22 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instruments; (c) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instruments (in which event such deficiency judgment shall be used solely to realize on such collateral) or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i)          the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity and any indemnification of Lender contained therein;

(ii)         intentional physical waste unless such waste was due to the fact that (A) funds specifically identified to pay charges which would have prevented such waste were, at the time in question, available in the FF&E Reserve Account, PIP Reserve Account and/or Required Repairs Account, as applicable, and Lender failed to pay (or make such funds available to pay) such charges unless Lender is restricted in any manner from making such funds available as a result of a legal impediment caused by any Borrower or any Affiliate of Borrower or (B) Gross Revenue received during the period in question is insufficient to pay all of Borrower’s Operating Expenses for the time period in question (including such relevant costs relating to the applicable Property) with respect to the Property or, after the occurrence and during the continuance of an Event of Default, the intentional removal or disposal of any portion of the Property in violation of the Loan Documents;

(iii)        the misappropriation or conversion by or on behalf of Borrowers of any of the following in violation of the terms of this Agreement: (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, or (C) any Gross Revenue (including security deposits, advance deposits or any other deposits);

(iv)        any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or deed in lieu thereof, except to the extent any such deposits were applied in accordance with the terms and provisions of the applicable Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or deed in lieu thereof;

(v)         the failure to pay charges (including charges for labor or materials) that can create Liens on any portion of the Property (except to the extent (i) sufficient Reserve Funds allocable to such charges were on deposit and the same were not disbursed by Lender therefor in violation of the terms and conditions of the Loan Documents, (ii) such charges are the subject of a bona fide dispute in which Borrower is contesting the amount or the validity thereof in accordance with the terms of this Agreement), or (iii) in respect of any Liens or charges other than those incurred with respect to PIP Work, Gross Revenue is insufficient to pay the same; provided, however, that the foregoing exceptions shall not apply if (A) the labor, materials or other charges were contracted for in violation of this Agreement (including not obtaining any required Lender consent) or (B) the labor, materials or other charges were for matters unrelated to so-called “life/safety” issues and contracted for when Borrower knew there would not be sufficient remaining cash flow or applicable Reserve Funds to pay for such charges;

(vi)        the failure to (A) pay Taxes or (B) obtain and maintain the fully paid for Policies in accordance with Section 5.1 hereof, provided that Borrower shall not be liable to the extent (i) Gross Revenue from the Property is insufficient to pay the same or (ii) funds to pay for Taxes or Insurance Premiums, as applicable, are available in the Tax Account or the Insurance Account, as applicable, and Lender failed to pay the same;

(vii)       [intentionally omitted];

(viii)      the failure by Borrower to satisfy in full its indemnification obligations pursuant to and in accordance with the terms and provisions of Section 9.2 hereof;

(ix)         [intentionally omitted];

(x)          Borrower or any SPC Party fails to comply with any representation, warranty or covenant set forth in Sections 3.1.24 or 4.1.15 or Schedule III attached hereto beyond all applicable notice and cure periods;

(xi)         in connection with the Loan or the Property (including, without limitation, any Lease), Borrower, Guarantor, any Affiliate of Borrower or Guarantor or any of their respective agents or representatives engages in any action constituting fraud, willful or intentional misrepresentation, gross negligence or willful misconduct;

(xii)        [intentionally omitted];

(xiii)       the modification or amendment of the Franchise Agreement for any particular Property without Lender’s prior written consent as provided in Section 7.2.1 of this Agreement;

(xiv)      the termination or cancellation of the Franchise Agreement for any particular Property without Lender’s prior written consent as provided in Section 7.2.1 of this Agreement (other than a Voluntary Franchise Termination) on or after any date that (A) all of the amounts set forth on the PIP Reserve Funding Schedule shall have been funded by Borrower in accordance with the terms hereof, or (B) the applicable PIP Plan for such Property has been completed in accordance with the applicable PIP Budget and Franchise Agreement; or

(xv)       Borrower grants a voluntary Lien related to an easement or restrictive covenant that benefits a Property, or the operation of the hospitality business contemplated thereon, without Lender’s consent in accordance with the terms and conditions of this Agreement.

Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents and (B) the Obligations shall be fully recourse to Borrower in the event that any of the following occur:

(1)         [intentionally omitted];

(2)         Borrower or any SPC Party fails to comply with (A) any representation, warranty or covenant set forth in Sections 3.1.24 or 4.1.15 or Schedule III attached hereto and a court of competent jurisdiction orders a substantive consolidation of Borrower based, in whole or in part, on such failure, and/or (B) any representation, warranty or covenant set forth in any of clauses (a), (b), (d), (e), (k), (n) and/or (u) set forth in Schedule III attached hereto and such failure is a substantial factor in Borrower being the debtor in, and/or the Property or any portion thereof or interest therein becoming an asset in, an involuntary bankruptcy or insolvency proceeding brought by one or more Persons other than Lender or any Affiliate of Lender and such proceeding is not discharged, stayed or dismissed within ninety (90) days;

(3)         Borrower grants a voluntary Lien (other than a Lien resulting from the failure to pay charges for labor or materials or a Lien related to an easement or restrictive covenant that benefits a Property or the operation of the hospitality business contemplated thereon) encumbering the Property or any portion thereof or interest therein in violation of the Loan Documents;

(4)         Borrower fails to obtain Lender’s prior written consent to any Transfer (including, without limitation, any change in Control), except to the extent expressly permitted by the Loan Documents;

(5)         Borrower or any SPC Party files a voluntary petition under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law;

(6)         an Affiliate, officer, director or representative which Controls, directly or indirectly, Borrower or any SPC Party files, or joins in the filing of, an involuntary petition against Borrower or any SPC Party under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or any SPC Party from any Person or colludes with or otherwise assists such Person;

(7)         Borrower or any SPC Party files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or any SPC Party from any Person or colludes with or otherwise assists such Person;

(8)         any Affiliate, officer, director or representative which Controls Borrower or any SPC Party consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, trustee or examiner for Borrower or any SPC Party or any portion of the Property;

(9)         Borrower or any SPC Party makes an assignment for the benefit of creditors (other than to Lender at Lender’s request), or admits, in writing or in any legal proceeding (other than to Lender at Lender’s request), its insolvency or inability to pay its debts as they become due; or

(10)        Borrower, or any SPC Party, Guarantor, or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Note, the Security Instruments, the Guaranty or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan, which a court of competent jurisdiction determines, pursuant to a final, non-appealable judgment, to have been frivolous, brought in bad faith or wholly without basis in fact or law, other than for mandatory or affirmative defenses; or

(11)        if, without Lender’s prior written consent as provided in Section 7.2.1 of this Agreement), the Franchise Agreement for any particular Property is (A) modified or amended in any material respect, (B) surrendered, renewed or extended (other than, in the case of a renewal or extension, a renewal or extension provided for in such Franchise Agreement), (C) the subject of a Voluntary Franchise Termination, or (D) terminated or canceled by Franchisor under circumstances other than a Voluntary Franchise Termination, in the case of this clause (D) only, prior to the date (1) all of the amounts set forth on the PIP Reserve Funding Schedule shall have been funded by Borrower in accordance with the terms hereof, or (2) the PIP Plan for such Property shall have been completed in accordance with the applicable PIP Budget and Franchise Agreement; provided, however, in the case of a termination or cancellation contemplated in clause 11(D) above, the Obligations shall not be fully recourse to Borrower if within sixty (60) days after such termination or cancellation, Borrower enters into a Replacement Franchise Agreement for such affected Property, in accordance with the applicable terms and conditions of this Agreement, with (x) a Qualified Franchisor or (y) an Approved Brand, provided Borrower’s selection of an Approved Brand under this clause (y) shall be permitted without satisfying the requirements of a Qualified Franchisor up to a maximum of four (4) times without Lender consent (inclusive of any instances in which an Approved Brand is engaged by Borrower to cure an Event of Default under Section 10.1(a)(xv)), provided that Borrower shall nonetheless be recourse to Lender in respect of the Obligations to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such termination or cancellation during such sixty (60) day period. Borrower’s recourse liability under this clause (11) shall be limited to the Allocated Loan Amount(s) for the applicable Property or Properties affected by the material modification or amendment or surrender, termination, cancellation, renewal or extension of the applicable Franchise Agreement.

Section 11.23         Prior Agreements. The Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including the Term Sheet, are superseded by the terms of the Loan Documents.

Section 11.24         Co-Lenders.

(a)          Borrower hereby acknowledges and agrees that, prior to a Securitization of the entire Loan, all copies of documents, reports, requests and other delivery obligations of Borrower required hereunder shall be delivered by Borrower to Servicer.

(b)          Notwithstanding anything to the contrary herein, all indemnities by Borrower and obligations of Borrower for costs, expenses, damages or advances set forth herein shall run to and benefit each Lender based on the proportion of the Loan held by such Lender.

(c)          Each Lender agrees that it has, independently and without reliance on the other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon the other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document.

Section 11.25         Servicer.

(a)          At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer and trustee, together with its agents, designees or nominees, collectively, “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under the Loan Documents to the Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement and/or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Borrower shall be responsible for any reasonable set-up fees and any other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrower shall not be responsible for payment of scheduled monthly servicing fees due to Servicer under the Servicing Agreement. In addition, Borrower shall pay (i) any fees and expenses of Servicer (including, without limitation, out-of-pocket attorneys’ fees and disbursements) in connection with any release of the Property or a portion thereof, any prepayment, defeasance, transfer, assumption, amendment or modification of the Loan, any documents or other matters requested by Borrower or Guarantor, any special servicing or workout of the Loan or enforcement of the Loan Documents, including, without limitation, any advances made by Servicer and interest on such advances, any liquidation fees in connection with the exercise of any or all remedies permitted under this Agreement and (ii) the costs of all property inspections and/or appraisals of the Property (or any updates to any existing inspection or appraisal) that a Servicer may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement); provided, however, that Borrower shall not be responsible for payment of any fees or expenses required to be borne by, and not reimbursable to, Servicer. Without limiting the generality of the foregoing, Servicer shall be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto pursuant to the terms of the Loan Documents. Borrower’s obligations under this Section 11.25 are secured by the Security Instruments.

(b)          Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower and Guarantor under the Loan Documents.

(c)          Provided Borrower shall have received notice from Lender of Servicer’s address, Borrower shall deliver, and cause to be delivered, to Servicer duplicate originals of all notices and other documents and instruments which Borrower and/or Guarantor deliver to Lender pursuant to the Loan Documents. No delivery of any such notices or other documents shall be of any force or effect unless delivered to Lender and Servicer as provided in this Section 11.25(c).

Section 11.26         Joint and Several Liability. If more than one Person has executed any of the Loan Documents as “Borrower,” the representations, covenants, warranties and obligations of all such Persons under such Loan Documents shall be joint and several.

Section 11.27         Creation of Security Interest. Notwithstanding any other provision set forth in the Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under any of the Loan Documents (including, without limitation, payments owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or to secure a borrowing by Lender or its Affiliates from any Person that purchases or funds financial assets.

Section 11.28         Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 11.29         Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by Legal Requirements, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in accordance with Legal Requirements, in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.30         Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in the Loan Documents, Lender shall have:

(a)          the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower, including, but not limited to, with respect to (i) annual operating and capital budgets, (ii) insurance, (iii) material leases and lease forms, (iv) property management and leasing agents and amendments, modifications or termination of any agreements with such agents, and (v) changes in business; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times upon reasonable notice;

(b)          the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;

(c)          the right, in accordance with the terms of this Agreement, including, without limitation, Section 4.1.7 hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness; and

(d)          the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Property) and to restrict any financing and/or Indebtedness with respect thereto.

Article 12: MANDATORY DE-LEVERAGING OF PROPERTIES

Section 12.1         Application of QCR Redemption Amounts. In the event of the occurrence of any Qualified Capital Raise during any calendar month, the Pool II Common Equity Investors shall cause an amount equal to the QCR Redemption Amount for such Qualified Capital Raise (together with an accounting of all Qualified Capital Raises that occurred during such month) to be contributed by the Pool II Common Equity Investors to Pool II Holdco by no later than the fifth (5th) day of the next calendar month (or the next Business Day if such 5th day is not a Business Day). Immediately thereafter, provided that no Event of Default has occurred and is then continuing, Pool II Holdco shall distribute such amount as provided in Section 8.4 of the Pool II Holdco Operating Agreement.

Section 12.2         Pro-Rata De-Leveraging With Pool I. Without limiting Section 12.1, concurrently with the occurrence of any Qualified Pool I De-Leveraging, Pool II Holdco shall distribute to the Pool II Preferred Equity Investors an amount equal to twenty eight and 74/100 percent (28.74%) of the amount of the Qualified Pool I De-Leveraging, but only to the extent that the following conditions are satisfied:

(a)          No Event of Default has occurred and is continuing.

(b)          The source of capital for the Qualified Pool I De-Leveraging was a contribution of capital to Pool I Holdco, and the direct or indirect source of such capital contribution was a Qualified Capital Raise.

Section 12.3         Prohibition on Amendments Impacting Mandatory De-Leveraging. Without Lender’s prior written consent:

(a)          Neither the parties to the Pool I Holdco Operating Agreement nor their Affiliates shall amend, waive any rights relating to, or enter into any new agreements pertaining to any of the following: (i) Article 8 of the Pool I Holdco Operating Agreement (or any definitions relating thereto), or (ii) any other term or condition of the Pool I Holdco Operating Agreement to the extent that such amendment could impact the distribution of proceeds of a Qualified Capital Raise to the Preferred Equity Investors or Pool I Preferred Equity Investors.

(b)          Neither the parties to the Pool II Holdco Operating Agreement nor their Affiliates shall amend, waive any rights relating to, or enter into any new agreements pertaining to any of the following: (i) Article 8 of the Pool II Holdco Operating Agreement (or any definitions relating thereto), or (ii) any other term or condition of the Pool II Holdco Operating Agreement to the extent that such amendment could impact the distribution of proceeds of a Qualified Capital Raise to the Preferred Equity Investors or Pool I Preferred Equity Investors.

Section 12.4         Reporting.

(a)          Not later than the fifth (5th) day of each calendar month (or the next Business Day if such 5th day is not a Business Day), Borrower shall deliver to Lender:

(i)          An accounting of all Qualified Capital Raises that occurred during the prior month and the QCR Redemption Amount for each such Qualified Capital Raise.

(ii)         Evidence, in reasonable detail, confirming that the contributions and distributions required by Section 12.1 hereof occurred.

(iii)        An accounting of any Qualified Pool I De-Leveraging that occurred during the prior month.

(iv)        Evidence, in reasonable detail, confirming that the distributions required by Section 12.2 hereof occurred.

(b)          Borrower shall deliver to Lender written notice, accompanied by reasonable detail, of the occurrence of any of the following within three (3) Business Days after such occurrence:

(i)          Any amendment to the Pool I Holdco Operating Agreement or any waiver of any material right thereunder.

(ii)         Any amendment to the Pool II Holdco Operating Agreement or any waiver of any material right thereunder.

(iii)        Any new agreement or amendment to an existing agreement to which Borrower, any party to the Pool I Holdco Operating Agreement, or Pool II Holdco Operating Agreement, or any of their Affiliates is a party, to the extent that such new agreement or amendment could impact the distribution of proceeds of a Qualified Capital Raise to the Preferred Equity Investors or Pool I Preferred Equity Investors.

(iv)        An accounting of any Qualified Pool I De-Leveraging.

Section 12.5         Expiration. This Article 12 shall be of no further force or effect following a Permitted Common Equity Buyout Event.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

LADDER CAPITAL FINANCE LLC,
a Delaware limited liability company

By:	/s/ Mark Ableman
Name: Mark Ableman
Title: Managing Director

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By:	/s/ David Goodman
Name: David Goodman
Title: Director

By:	/s/ Lisa Paterson
Name: Lisa Paterson
Title: Director

BORROWERS:

ARC HOSPITALITY PORTFOLIO II OWNER, LLC, a Delaware limited liability company

By:	/s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Authorized Signatory

ARC HOSPITALITY PORTFOLIO II TRS, LLC, a Delaware limited liability company

By:	/s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Authorized Signatory

ARC HOSPITALITY PORTFOLIO II MISC TRS, LLC, a Delaware limited liability company

By:	/s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Authorized Signatory

ARC HOSPITALITY PORTFOLIO II HIL TRS, LLC, a Delaware limited liability company

By:	/s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Authorized Signatory

ARC HOSPITALITY STRATFORD, LLC, a Delaware limited liability company

By:	/s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Authorized Signatory

ARC HOSPITALITY TRS STRATFORD, LLC, a Delaware limited liability company

By:	/s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Authorized Signatory

ARC HOSPITALITY PORTFOLIO II NTC OWNER, LP, a Delaware limited partnership

By: ARC Hospitality Portfolio II NTC Owner GP, LLC, its general partner

By:	/s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Authorized Signatory

ARC HOSPITALITY PORTFOLIO II NTC HIL TRS, LP, a Delaware limited partnership

By: ARC Hospitality Portfolio II NTC TRS GP, LLC, its general partner

By:	/s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Authorized Signatory

ARC HOSPITALITY PORTFOLIO II NTC TRS, LP, a Delaware limited partnership

By: ARC Hospitality Portfolio II NTC TRS GP, LLC, its general partner

By:	/s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Authorized Signatory

SCHEDULE I

DEFINITIONS

“Acceptable Tenant Estoppel Certificate” shall mean a fully-executed estoppel certificate from the applicable Tenant(s) in form and substance reasonably satisfactory to Lender that, in each case, affirms the applicable Lease(s) as being in full force and effect and provides, among other things (with such exceptions as may be required consistent with the facts at such time) (i) that such Tenant has accepted and is occupying all of the space demised under such Lease, is open for business and is paying full, unabated rent in accordance with such Lease, (ii) that all of the obligations of Borrower, as landlord under such Lease, have been duly performed, completed and paid for, including, without limitation, any obligations of Borrower to make or to pay or reimburse such Tenant for any tenant improvements and leasing commissions, (iii) that any improvements described in such Lease have been constructed in accordance therewith and have been accepted by such Tenant, (iv) that such Tenant is not then entitled to any concession or rebate of Rent or other charges from time to time due and payable under such Lease, and (iv) that there are no defaults by Borrower or such Tenant under such Lease.

“Account” shall mean an Eligible Account at the Cash Management Bank controlled by Lender.

“Act” shall have the meaning set forth in clause (cc)(viii) of Schedule III attached hereto.

“Adjusted Operating Expenses” shall mean, as of any date of determination by Lender, the actual Operating Expenses incurred during the preceding twelve (12) month period using the assumed management fees of three percent (3.0%) of Gross Revenue; provided, however, such Operating Expenses shall be adjusted by Lender to reflect actual increases in Taxes, Other Charges, Insurance Premiums and utility charges, and all other expenses shall be adjusted by the CPI; provided, further, however, in the event that Borrower has failed to timely deliver any relevant financial statements required pursuant to this Agreement, Lender shall determine the amount of Adjusted Operating Expenses in its sole and absolute discretion.

“Affected Properties” shall have the meaning set forth in Section 9.1(k).

“Affiliate” shall mean, as to any Person, any other Person that (i) owns directly or indirectly twenty percent (20%) or more of all equity interests in such Person, (ii) is in Control of, is Controlled by or is under common ownership or Control with such Person, (iii) is a director or executive officer of such Person or of an Affiliate of such Person, and/or (iv) is the spouse, issue or parent of such Person. For the avoidance of doubt, the Preferred Equity Investors shall not constitute Affiliates of the Borrower until a change in Control of Pool II Holdco.

“Affiliated Franchisor” shall mean any Franchisor that is an Affiliate of Borrower, any SPC Party or Guarantor.

“Affiliated Manager” shall mean any Property Manager or Intermediate Manager that is an Affiliate of Borrower, any SPC Party or Guarantor.

“Agreement” shall have the meaning set forth in the introductory paragraph hereto.

S-I-1

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Allocated Loan Amount” shall mean with respect to each of the Properties, the amount shown with respect to such Property on Schedule IX attached hereto.

“Alteration Threshold” shall mean (a) with respect to any individual Property an amount equal to three percent (3%) of its Allocated Loan Amount and (b) with respect to all Properties, an aggregate amount of Five Million Dollars ($5,000,000).

“Annual Budget” shall mean the operating and capital budget for the Property setting forth, on a month-by-month basis, in reasonable detail, each line item of Borrower’s good faith estimate of anticipated Gross Revenue, Operating Expenses and Capital Expenditures for the applicable Fiscal Year.

“Apollo Transaction Agreement” shall mean that certain Transaction Agreement, dated August 6, 2015, as amended from time to time, by and among AR Capital, LLC AMH Holdings (Cayman), L.P. and AR Global, LLC.

“Appraisal” shall mean an appraisal of one or more Properties, as applicable, prepared not more than ninety (90) days prior to the relevant date with respect to which an appraisal shall be required hereunder by a member of the American Institute of Real Estate Appraisers selected by Lender, which appraisal shall (i) meet the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA), (ii) be prepared on as “as is” basis, and (iii) otherwise be in form and substance satisfactory to Lender. Lender shall endeavor to cause the appraiser to prepare the Appraisal using a Portfolio Valuation to the extent that the appraiser (x) is permitted to prepare appraisals using such methodology, (y) prepares appraisals using such methodology for similar portfolios of Properties, and (z) determines that such methodology is an appropriate valuation method for the Properties; provided, however, that Borrower hereby acknowledges that the appraiser may determine that a different valuation method is appropriate and Lender shall not have any liability hereunder as a result of any such determination.

“Approved Annual Budget” shall have the meaning set forth in Section 4.1.7(e).

“Approved Brand” or “Approved Brands” shall mean, individually or collectively as the context may require, each of the Persons identified on Schedule VII attached hereto.

“Approved Capital Expenditures” shall mean Capital Expenditures incurred by Borrower and either (i) included in the current Annual Budget or Approved Annual Budget, as applicable, or (ii) approved by Lender, which approval shall not be unreasonably withheld or delayed.

“Approved FF&E Expenses” shall mean amounts expended by Borrower for FF&E and either (i) included in the current Annual Budget or Approved Annual Budget, as applicable, or (ii) approved by Lender, which approval shall not be unreasonably withheld or delayed.

S-I-2

“Approved Leasing Expenses” shall mean actual out-of-pocket expenses incurred by Borrower in leasing space at the Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (a) specifically approved by Lender in its reasonable discretion in connection with approving the applicable Lease, (b) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender’s approval under the Loan Documents, and Lender shall have received and approved a budget for such tenant improvement costs and a schedule of leasing commissions payments payable in connection therewith, or (c) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

“Approved Operating Expenses” shall mean Operating Expenses incurred by Borrower which (i) are included in the Annual Budget or Approved Annual Budget, as applicable, for the current calendar month, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to the Property, (iii) are for property management fees exclusive of any fees that are in the nature of incentive management fees or other premiums payable to any Property Manager and Intermediate Manager under the Property Management Agreement and the Intermediate Management Agreement, as applicable, such amounts not to exceed, in the aggregate, three percent (3.0%) of the monthly Gross Revenue, (iv) are for franchise fees payable to Franchisor under the Franchise Agreement, or (v) have otherwise been reasonably approved by Lender; provided, however, such Approved Operating Expenses shall also include, for any calendar month in which Operating Expenses exceed the Monthly Operating Expense Budgeted Amount, the amount of such excess Operating Expenses up to and not to exceed ten percent (10%) of the Monthly Operating Expense Budgeted Amount for such calendar month as to which Borrowers provide to Lender a reasonably detailed explanation of the reasons for and expenditures resulting in Operating Expenses exceeding the Monthly Operating Expense Amount. For the avoidance of doubt, any additional property management fees payable pursuant to the Intermediate Management Agreements or Property Management Agreements which are not Approved Operating Expenses may be paid by Borrower out of Excess Cash Flow received by Borrower.

“ARCHOP” shall mean American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership.

“Assignment of Beverage Concession Agreement” shall mean that certain Liquor License Agreement, dated as of October 6, 2015, among Lender, ARC Hospitality Portfolio II NTC TRS, LP, ARC Hospitality Portfolio II TX Beverage Company, LLC and ARC Hospitality Portfolio II NTC Owner, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Beverage Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Fees, dated as of October 6, 2015, among Lender, ARC Hospitality Portfolio II NTC TRS, LP, ARC Hospitality Portfolio II NTC Owner, LP, Beverage Concessionaire, Crestline Hotels and Resorts LLC, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

S-I-3

“Assignment of Franchise Agreement” shall mean those certain agreements set forth on Schedule XVIII attached hereto, dated as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Intermediate Management Agreement” shall mean, collectively, that certain (i) Assignment of Management Agreement and Subordination of Management Fees (Operating Agreement) (Crestline), dated as of October 6, 2015, among ARC Hospitality Portfolio II MISC TRS, LP, ARC Hospitality Portfolio II NTC TRS, LP and ARC Hospitality Portfolio II TRS, LLC to Lender and consented and agreed to by American Realty Capital Hospitality Grace Portfolio, LLC and ARC Hospitality Portfolio II Owner, LLC and ARC Hospitality Portfolio II NTC Owner, LP, (ii) Assignment of Management Agreement and Subordination of Management Fees (Operating Agreement) (McKibbon), dated as of October 6, 2015, among ARC Hospitality Portfolio II NTC TRS, LP and ARC Hospitality Portfolio II MISC TRS, LLC to Lender and consented and agreed to by American Realty Capital Hospitality Grace Portfolio, LLC, ARC Hospitality Portfolio II Owner, LLC, and ARC Hospitality Portfolio II NTC Owner, LP, (iii) Assignment of Management Agreement and Subordination of Management Fees (Operating Agreement) (Hilton), dated as of October 6, 2015, among ARC Hospitality Portfolio II HIL TRS, LP to Lender and consented and agreed to by American Realty Capital Hospitality Grace Portfolio, LLC and ARC Hospitality Portfolio II Owner, LLC, (iv) Assignment of Management Agreement and Subordination of Management Fees (Operating Agreement) (Courtyard Houston), dated as of October 6, 2015, among ARC Hospitality Portfolio II NTC HIL TRS, LP to Lender and consented and agreed to by American Realty Capital Hospitality Grace Portfolio, LLC and ARC Hospitality Portfolio II NTC Owner, LP and (v) Assignment of Management Agreement and Subordination of Management Fees (Operating Agreement) (Stratford), dated as of October 6, 2015, among ARC Hospitality TRS Stratford, LLC to Lender and consented and agreed to by American Realty Capital Hospitality Grace Portfolio, LLC and ARC Hospitality Stratford, LLC, as each of the foregoing may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

S-I-4

“Assignment of Property Management Agreement” shall mean, collectively, that certain (i) Assignment of Management Agreement and Subordination of Management Fees (Management Agreement) (Crestline), dated as of October 6, 2015, among ARC Hospitality Portfolio II MISC TRS, LP, ARC Hospitality Portfolio II NTC TRS, LP and ARC Hospitality Portfolio II TRS, LLC to Lender and consented and agreed to by ARC Hospitality Portfolio II Owner, LLC, ARC Hospitality Portfolio II NTC Owner, LP, American Realty Capital Hospitality Properties, and LLC Crestline Hotels & Resorts, LLC, (ii) Assignment of Management Agreement and Subordination of Management Fees (Management Agreement) (McKibbon), dated as of October 6, 2015, among ARC Hospitality Portfolio II NTC TRS, LP and ARC Hospitality Portfolio II MISC TRS, LLC to Lender and consented and agreed to by ARC Hospitality Portfolio II Owner, LLC, ARC Hospitality Portfolio II NTC Owner, LP, American Realty Capital Hospitality Properties, LLC and McKibbon Hotel Management, Inc., (iii) Assignment of Management Agreement and Subordination of Management Fees (Management Agreement) (Hilton), dated as of October 6, 2015, among ARC Hospitality Portfolio II HIL TRS, LP to Lender and consented and agreed to by ARC Hospitality Portfolio II Owner, LLC American Realty Capital Hospitality Properties, LLC and Hampton Inns Management LLC, (iv) Assignment of Management Agreement and Subordination of Management Fees (Management Agreement) (Hilton), dated as of October 6, 2015, among ARC Hospitality Portfolio II HIL TRS, LP to Lender and consented and agreed to by ARC Hospitality Portfolio II Owner, LLC American Realty Capital Hospitality Properties, LLC and Homewood Suites Management LLC, (v) Assignment of Management Agreement and Subordination of Management Fees (Management Agreement) (Courtyard Houston), dated as of October 6, 2015, among ARC Hospitality Portfolio II NTC HIL TRS, LP to Lender and consented and agreed to by ARC Hospitality Portfolio II NTC Owner, LP, American Realty Capital Hospitality Properties, LLC and Crestline Hotels & Resorts, LLC, and (vi) Assignment of Management Agreement and Subordination of Management Fees (Management Agreement) (Stratford), dated as of October 6, 2015, among ARC Hospitality TRS Stratford, LLC to Lender and consented and agreed to by ARC Hospitality Stratford, LLC, American Realty Capital Hospitality Properties, LLC and Crestline Hotels & Resorts, LLC, as each of the foregoing may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Action” shall mean with respect to any Person (i) such Person filing a voluntary petition under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law; (ii) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (iii) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (iv) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (v) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Beverage Concession Agreement” shall mean that certain Courtyard Dallas Medical/Market Center Alcohol Concession Agreement dated as of the date hereof by and between ARC Hospitality Portfolio II NTC TRS, LP, a Delaware limited partnership, and Beverage Concessionaire, together with any replacement thereof in accordance with the terms of this Agreement.

S-I-5

“Beverage Concessionaire” shall mean ARC Hospitality Portfolio II TX Beverage Company, LLC, a Delaware limited liability company, together with any replacement thereof in accordance with the terms of this Agreement.

“Beverage Management Agreement” shall mean that certain Courtyard Dallas Medical/Market Center Alcohol Management and Services Agreement dated as of the date hereof by and between Beverage Concessionaire and Beverage Manager, together with any replacement thereof in accordance with the terms of this Agreement.

“Beverage Manager” shall mean Crestline Hotels and Resorts LLC, a Delaware limited liability company, together with any replacement thereof in accordance with the terms of this Agreement.

“Borrower” shall have the meaning set forth in the Recitals to this Agreement. Each reference herein to “Borrower” shall be deemed to include all Borrowers, individually or collectively as the context may require.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of Servicer are located.

“Capital Expenditures” shall mean, for any period, the amounts expended for items required to be capitalized under the Uniform System of Accounts and reconciled in accordance with GAAP (including expenditures for replacements, building improvements, major repairs, alterations, tenant improvements and leasing commissions).

“Cash Management Account” shall have the meaning set forth in Section 6.1.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, among Borrower, Lender and the Cash Management Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Management Bank” shall mean Wells Fargo Bank, N.A. and any successor Eligible Institution thereto under the Cash Management Agreement in effect from time to time.

“Cash Sweep DSCR Trigger Event” shall mean that, as of any date of determination by Lender, the Debt Service Coverage Ratio is less than 1.75 to 1.00.

“Cash Sweep Event” shall mean the occurrence of:

(i)	an Event of Default;

(ii)	any event of default (i.e., beyond all applicable notice and cure periods) by any Borrower, Intermediate Manager, or Affiliated Manager under one or more Property Management Agreements, which affects five (5) or more Properties in the aggregate;

S-I-6

(iii)	a Cash Sweep DSCR Trigger Event; or

(iv)	the delivery of one or more notices by any Franchisor of any breach or default by Borrower under any Franchise Agreement that (a) affect five (5) or more Properties in the aggregate, and (b) with the passage of time and/or delivery of notice, permits Franchisor to terminate or cancel the Franchise Agreement (provided, however, this shall not include any notice by Franchisor solely by reason of the existence of a required PIP then being performed by a Borrower at a Property so long as such PIP Work is being performed in accordance with the terms of the applicable Franchise Agreement).

“Cash Sweep Event Cure” shall mean:

(i)	if the Cash Sweep Event is caused solely by the occurrence of clause (i) in the definition of “Cash Sweep Event,” the date on which a cure of the Event of Default which gave rise to such Cash Sweep Event is accepted by Lender in its sole and absolute discretion; provided that no such cure shall be deemed to have been accepted by Lender unless and until such Event of Default is waived in writing by Lender in its sole and absolute discretion in accordance with the terms and provisions of the Loan Documents;

(ii)	if the Cash Sweep Event is caused solely by the occurrence of clause (ii) in the definition of “Cash Sweep Event,” (a) the date on which the event of default under the Intermediate Management Agreement or Property Management Agreement, as applicable, has been cured to Lender’s reasonable satisfaction, or (b) the date on which Borrower has entered into a Replacement Management Agreement with a Qualified Manager in accordance with the terms of this Agreement;

(iii)	if the Cash Sweep Event is caused solely by the occurrence of clause (iii) in the definition of “Cash Sweep Event,” the date on which the Debt Service Coverage Ratio shall equal or exceed the applicable DSCR Threshold for two (2) consecutive calendar quarters, which may be achieved (x) at any time Underwritten Net Cash Flow shall have increased to achieve such DSCR Threshold, (y) prior to the Prepayment Lockout Expiration Date, the date on which Borrower shall have delivered a Letter of Credit in the notional amount of the applicable DSCR/LTV Remedial Payment Amount or a cash deposit of such amount to the Excess Cash Flow Account, and (z) at any time on or after the Prepayment Lockout Expiration Date, after payment of immediately available federal funds in the amount of such DSCR/LTV Remedial Payment Amount to Lender for application in accordance with the terms of Section 2.4.1(b) of this Agreement; or

S-I-7

(iv)	if the Cash Sweep Event is caused solely by the occurrence of clause (iv) in the definition of “Cash Sweep Event,” the date on which Borrower has delivered evidence reasonably satisfactory to Lender, which may include a “good standing” or similar letter from Franchisor, indicating that the Franchise Agreement is in full force and effect with no default thereunder.

provided, that each Cash Sweep Event Cure set forth above shall be subject to the following conditions: (1) after giving effect to such Cash Sweep Event Cure, no Cash Sweep Event shall have occurred and remain outstanding, (2) Borrower shall have notified Lender in writing of its election to cure the applicable Cash Sweep Event, (3) a Cash Sweep Event Cure under clauses (i), (ii), and (iv) above may occur no more than three (3) times during the Term, and (4) Borrower shall have paid all of Lender’s reasonable out-of-pocket costs and expenses incurred in connection with such Cash Sweep Event Cure (including reasonable attorneys’ fees and expenses); provided, further, subject to satisfaction of the immediately foregoing conditions, in the case of any cash deposit to the Excess Cash Flow Account or Letter of Credit delivered to Lender pursuant to clause (iii) above, upon Borrower’s written request, so long as no Event of Default has occurred and is continuing and the Debt Service Coverage Ratio as of such date of determination, calculated without giving effect to any DSCR/LTV Remedial Payment evidenced by such cash deposit or Letter of Credit, is at least 1.80:1.00 for two (2) consecutive calendar quarters, such cash deposit shall be returned to Borrower in accordance with Section 6.9 hereof and such Letter of Credit shall be returned to Borrower.

“Cash Sweep Event Period” shall mean any period commencing on the occurrence of a Cash Sweep Event and continuing until the earlier of (i) the Monthly Payment Date following the occurrence of the applicable Cash Sweep Event Cure or (ii) the payment in full of all principal and interest on the Loan and all other amounts payable under the Loan Documents, including the Yield Maintenance Premium, if applicable, in accordance with the terms and provisions of the Loan Documents.

“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

“Casualty and Condemnation Account” shall have the meaning set forth in the Cash Management Agreement.

“Casualty Consultant” shall have the meaning set forth in Section 5.3.2(c).

“Casualty Retainage” shall have the meaning set forth in Section 5.3.2(d).

“Cause” shall mean, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of, or gross negligence with respect to, such Independent Manager’s duties, (ii) such Independent Manager has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) such Independent Manager has breached its fiduciary duties of loyalty and care as and to the extent of such duties in accordance with the terms of the related limited liability company’s organizational documents, (iv) there is a material increase in the fees charged by such Independent Manager or a material change to such Independent Manager’s terms of service, (v) such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (vi) such Independent Manager no longer meets the definition of Independent Manager.

S-I-8

“Clearing Account Agreement” shall mean, collectively, that certain (i) Deposit Account Control Agreement (Crestline), dated as of October 6, 2015, between ARC Hospitality Portfolio II TRS Holdco, LLC, ARC Hospitality Portfolio II Owner, LLC, ARC Hospitality Portfolio Owner II NTC Owner, LP, ARC Hospitality Portfolio II TRS, LLC, ARC Hospitality Portfolio II NTC TRS, LP, ARC Hospitality Portfolio II MISC TRS, LLC, Lender and Wells Fargo Bank, N.A., (ii) Deposit Account Control Agreement (McKibbon) , dated as of October 6, 2015, between ARC Hospitality Portfolio II TRS Holdco, LLC, ARC Hospitality Portfolio II Owner, LLC, ARC Hospitality Portfolio II NTC Owner, LP, ARC Hospitality Portfolio II MISC TRS, LLC, ARC Hospitality Portfolio NTC TRS, LP, Lender and Wells Fargo Bank, N.A., (iii) Deposit Account Control Agreement (Hilton) , dated as of October 6, 2015, between ARC Hospitality Portfolio II TRS Holdco, LLC, ARC Hospitality Portfolio II Owner, LLC, ARC Hospitality Portfolio II NTC Owner, LP, ARC Hospitality Portfolio II HIL TRS, LLC, ARC Hospitality Portfolio II NTC HIL TRS, LP, Borrowers, Lender and Wells Fargo Bank, N.A.; and (iv) Deposit Account Control Agreement (Stratford) , dated as of October 6, 2015, between ARC Hospitality TRS Holding Stratford, LLC, ARC Hospitality Stratford, LLC, ARC Hospitality TRS Stratford, LLC, Lender and Wells Fargo Bank, N.A., as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time or, if the context requires, a replacement clearing account agreement executed in accordance with the terms and provisions of the Loan Agreement.

“Clearing Account” shall mean, individually or collectively, as the context requires, each DACA Account and Sub-DACA account as set forth in the Clearing Account Agreement.

“Clearing Bank” shall have the meaning set forth in Section 6.1.

“Closing-Approved PIP Budgets” shall have the meaning set forth in Section 3.1.45.

“Closing Date” shall mean the date of the funding of the Loan.

“Closing Quality Assurance Reports” shall mean the quality assurance evaluations delivered to Borrower by Hilton Worldwide, Inc. and relating to the following Properties: (i) Hampton Inn Austin-North @IH-35 Hwy 183, TX (Facility ID 2840), dated March 24, 2015, (ii) Hampton Inn Knoxville-AirportTN (Facility ID 3337), dated February 13, 2015, (iii) Hampton Inn Orlando-Int’l Drive Area/Convention Ctr., FL (Facility ID 16015), dated June 5, 2015, (iv) Homewood Suites by Hilton Augusta, GA (Facility ID 12407), dated May 19, 2015, and (v) Homewood Suites by Hilton Orlando/Int’l Drive-Conv. Center, FL (Facility ID 16106), dated June 4, 2015.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

S-I-9

“Collective Bargaining Agreement” shall mean that certain Agreement, effective on September 11, 2010, by and between Hampton Inns Management Company d/b/a Hampton Inn  – Milford and Local 371, United Food and Commercial Workers International Union, AFL-CIO, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement.

“Common Equity Change in Control Notice” shall have the meaning provided in Section 8.2(e).

“Common Equity Member” shall mean American Realty Capital Hospitality Portfolio Member, L.P., a Delaware limited partnership.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Control” as to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities or other beneficial interests, by contract or otherwise, and the terms “controlled” or “controlling” shall have a correlative meaning.

“Controlling Person” as to any Person, shall mean any other Person that Controls such Person.

“Courtyard Houston Property” shall mean the Property located at 12401 Katy Freeway, Houston, Texas.

“CPI” shall mean the Consumer Price Index, as published by the United States Department of Labor, Bureau of Labor Statistics for the region in which the Property is located or any substitute index hereafter adopted by the United States Department of Labor.

“Credit Card Banks” shall have the meaning set forth in Section 6.1.

“Credit Card Bank Payment Direction Letter” shall have the meaning set forth in Section 6.1.

“Credit Card Companies” shall have the meaning set forth in Section 6.1.

“Credit Card Company Payment Direction Letter” shall have the meaning set forth in Section 6.1.

“Debt” shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium, if applicable) due to Lender in respect of the Loan under the Loan Documents.

S-I-10

“Debt Service” shall mean, with respect to any particular period of time, the aggregate amount of scheduled interest payments due and payable under the Note and this Agreement.

“Debt Service Coverage Ratio” shall mean a ratio, as determined by Lender, in which, as of any date of determination by Lender:

(i)	the numerator is the Underwritten Net Cash Flow, and

(ii)	the denominator is the Debt Service due and payable during the succeeding twelve (12) month period.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) five percent (5%) above the Interest Rate.

“Disclosure Document” shall mean, collectively, any written materials used or provided to any prospective investors and/or NRSROs in connection with any public offering or private placement in connection with a Securitization, including, but not limited to, any preliminary or final offering circular, prospectus, prospectus supplement, free writing prospectus, private placement memorandum or other offering documents or marketing materials.

“DSCR Threshold” shall mean, (i) with respect to a calculation of the Debt Service Coverage Ratio pursuant to Section 2.5.1(g) of this Agreement, the greater of (x) 2.35 to 1.00 and (y) the Debt Service Coverage Ratio calculated as of the date immediately prior to the Property Release, and (ii) with respect to a calculation of the Debt Service Coverage Ratio in clause (iii) of the definition of “Cash Sweep Event Cure”, 1.80 to 1.00.

“DSCR/LTV Remedial Payment Amount” shall mean an amount reasonably calculated by Lender and equal to the aggregate of the following: (i) an amount which, when applied by Lender as a prepayment of the Outstanding Principal Balance (after giving effect to any other prepayments being made simultaneously therewith), shall reduce Debt Service due and payable during the succeeding twelve (12) month period such that Borrower shall satisfy the applicable DSCR Threshold as of such date of determination and, in connection with a Property Release, the requirements of Section 2.5.1(g) and Section 2.5.1(h), plus (ii) the Yield Maintenance Premium due in connection with the portion of the Outstanding Principal Balance being prepaid, plus (iii) all interest which would have accrued on the principal amount prepaid through, but not including, the next occurring Monthly Payment Date (or, if such prepayment occurs on a Monthly Payment Date, through, but not including, such Monthly Payment Date), provided, in the case of a Letter of Credit or cash collateral to the Excess Cash Flow Account posted with Lender in lieu of payment of such DSCR/LTV Remedial Payment Amount, the calculation in this clause (iii) shall assume thirty (30) days of accrued interest, plus (iv) all other sums then due and payable under the Loan Documents.

“Easements” shall have the meaning set forth in Section 3.1.12.

S-I-11

“Eligible Account” shall have the meaning set forth in the Cash Management Agreement.

“Eligible Institution” shall have the meaning set forth in the Cash Management Agreement.

“Embargoed Person” shall have the meaning set forth in Section 4.2.15.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Equipment” shall, with respect to each Property, have the meaning set forth in the Security Instrument executed by the Borrowers owning an interest in such Property.

“Equipment Leases” shall mean equipment leases or financing or other similar instruments entered into with respect to the Equipment and/or the Personal Property with respect to each Property provided.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the ruling issued thereunder.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with Borrower would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Event of Default” shall have the meaning set forth in Section 10.1.

“Excess Cash Flow” shall have the meaning set forth in Section 6.11.1.

“Excess Cash Flow Account” shall have the meaning set forth in Section 6.9.

“Excess Cash Flow Funds” shall have the meaning set forth in Section 6.9.

“Exchange Act” shall have the meaning set forth in Section 9.2(a).

“Exchange Act Filing” shall mean a filing pursuant to the Exchange Act in connection with or relating to a Securitization.

“Extraordinary Expense” shall have the meaning set forth in Section 4.1.7(e).

“FF&E” shall mean furniture, fixtures and equipment at or in or used in connection with the use, occupancy, operation and maintenance of all or any part of the hotel located on the Property and of the type customarily utilized in hotel properties such as the Property.

“FF&E Account” shall have the meaning set forth in Section 6.5.1.

“FF&E Funds” shall have the meaning set forth in Section 6.5.1.

S-I-12

“FF&E Work” shall mean the replacement of FF&E.

“Final Member” shall have the meaning set forth in clauses (cc)(ix) or (ee)(ix) of Schedule III attached hereto, as the context requires.

“Financial Covenants” shall mean the covenants contained in Section 5.2 of the Guaranty.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.

“Fitch” shall mean Fitch IBCA, Inc.

“Franchise Agreement” shall mean individually or collectively, as the context requires, the franchise agreements listed on Schedule X attached hereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement, or, if the context requires, the Replacement Franchise Agreement executed in accordance with the terms and provisions of this Agreement.

“Franchise/Management Agreement Cash Sweep Event” shall have the meaning provided in Section 6.9.

“Franchise/Management Cash Sweep Event Cap” shall mean, with respect to a Franchise/Management Agreement Cash Sweep Event pertaining to a particular Property, the Allocated Loan Amount with respect to such Property.

“Franchisor” shall mean individually or collectively, as the context requires, (a) any entity that is a hotel franchisor or licensor pursuant to any Franchise Agreement as of the date hereof, or (b) any other franchisor approved by Lender and the Rating Agencies in accordance with the terms and conditions of the Loan Documents, including, without limitation, Article 7 of this Agreement.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Government Lists” shall have the meaning set forth in Section 4.2.16(b).

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city, foreign or otherwise) whether now or hereafter in existence.

“Grace Acquisition I” shall have the meaning set forth in Section 8.2(i).

S-I-13

“Gross Revenue” shall mean all revenue, including, without limitation, Rents, derived from the ownership and operation of the Property from whatever source.

“Guarantor” shall mean American Realty Capital Hospitality Trust, Inc. or any replacement guarantor pursuant to Section 8.2 hereof.

“Guaranty” shall mean that certain Guaranty of Recourse Obligations, dated as of the date hereof, from Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hedge Losses” shall mean all actual losses incurred by Lender or its affiliates in connection with the hedge positions taken by Lender or its affiliates with respect to the Interest Rate. Borrower acknowledges that such hedging transactions may include the sale of U.S. Obligations or other securities and/or the execution of certain derivative transactions, which hedging transactions would have to be “unwound” if all or any portion of the Loan is paid down.

“Hilton Brand Managed Properties” shall mean collectively, each Property managed by Hampton Inns Management LLC, Homewood Suites Management LLC or any Affiliate of Hilton Worldwide.

“Hilton Brand Operating Expense Account” shall have the meaning set forth in Section 6.8.1.

“Hilton Brand Operating Expense Funds” shall have the meaning set forth in Section 6.8.1.

“Holdco” shall have the meaning set forth in Section 4.1.7.

“Improvements” shall have the meaning set forth in the granting clause of the Security Instruments.

“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable (including, without limitation, so-called property-assessed clean energy or similar loans), (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Indemnified Liabilities” shall have the meaning set forth in Section 11.13(b).

“Indemnified Persons” shall have the meaning set forth in Section 9.2(b).

S-I-14

“Indemnity Agreement” means an Indemnity Agreement dated as of the date hereof by a Borrower which is the owner of a Property, American Realty Capital Hospitality Operating Partnership, L.P., American Realty Capital Hospitality Trust, Inc., American Realty Capital Hospitality Portfolio Member GP, LLC, American Realty Capital Hospitality Portfolio Member, L.P., ARC Hospitality Portfolio II Holdco, LLC, ARC Hospitality Portfolio II Mezz GP, LLC, and ARC Hospitality Portfolio II Mezz, LP, for the benefit of the Borrower which is the lessee of such Property under an Operating Agreement and ARC Hospitality Portfolio II TRS Holdco, LLC, and American Realty Capital Hospitality Grace Portfolio, LLC.

“Independent Accountant” shall mean a “Big Four” accounting firm or another independent certified public accountant acceptable to Lender.

“Independent Director” shall have the meaning set forth in clause (bb) of Schedule III attached hereto.

“Insolvency Opinion” shall mean, as the context may require, (i) that certain bankruptcy non-consolidation opinion letter dated the date hereof delivered by Duane Morris in connection with the Loan or (ii) any other bankruptcy non-consolidation opinion letter delivered to Lender in connection with the Loan, including any bankruptcy non-consolidation opinion letter delivered to Lender after the closing of the Loan pursuant to the terms and conditions of the Loan Documents, which post-closing opinion shall be from counsel, and in form and substance, in each case reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion.

“Insurance Account” shall have the meaning set forth in Section 6.4.1.

“Insurance Funds” shall have the meaning set forth in Section 6.4.1.

“Insurance Premiums” shall have the meaning set forth in Section 5.1.1(b).

“Insurance Proceeds” shall mean all payments from any insurance company payable as a result of the Policies required by Article 5 or any other insurance policy covering the Property and/or Borrower.

“Intercreditor Agreement” shall have the meaning set forth in Section 12.3.

“Interim Disbursement Date” shall have the meaning set forth in Section 6.11.1(b).

“Interest Period” shall have the meaning set forth in Section 2.3.1.

“Interest Rate” shall mean a rate of Four and Ninety-Six One Hundredths percent (4.96%) per annum.

“Intermediate Manager” shall mean, if any, individually or collectively, as the context may require, American Realty Capital Hospitality Properties, LLC, American Realty Capital Hospitality Grace Portfolio, LLC or such other Person retained by one or more Borrowers to contract for property management services with a Property Manager, reasonably approved by Lender and the Rating Agencies in accordance with the terms and conditions of the Loan Documents, including, without limitation, Article 7 of this Agreement.

S-I-15

“Intermediate Management Agreement” shall mean, if any, individually or collectively, as the context may require, certain property management agreements entered into by one or more Borrowers with an Intermediate Manager to provide management and other services with respect to one or more Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement.

“Lease” shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. The term “Lease” excludes Operating Leases, but includes all subleases under an Operating Lease (whether or not identified as a sublease on the face thereof).

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, demands and injunctions of Governmental Authorities affecting the Loan, any Secondary Market Transaction with respect to the Loan, Borrower, Guarantor or the Property or any part thereof or the ownership, construction, alteration, use, management or operation of the Property or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Securities Act, the Exchange Act, Regulation AB, the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws and the Americans with Disabilities Act of 1990, the rules and regulations promulgated pursuant to any of the foregoing, and all permits, licenses and authorizations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, Guarantor or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof or (ii) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the Recitals to this Agreement.

S-I-16

“Lender Indemnified Parties” shall mean Lender, any Affiliate of Lender that has filed any registration statement relating to a Securitization or has acted as the issuer, sponsor, depositor or seller in connection with such Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in a Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issues in a Securitization, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Person, any Person who is, was or will have been involved in the origination of the Loan, any Person who is, was or will have been involved in the servicing of the Loan, any Person in whose name the Lien created by the Loan Documents are, were or will be recorded or filed, any Person who may hold or acquire, held or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), any Person who holds or acquires, held or will have held a participation or other full or partial interest in the Loan, whether during the Term or as a part of or following a foreclosure thereof, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business, as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, participants, successors and assigns of any and all of the foregoing. For the avoidance of doubt, and without limiting the generality of the foregoing, “Lender Indemnified Parties” shall include the initial named Lender hereunder and each Lender that has held an interest in the Loan at any time during the Term, including prior to the occurrence of the act or omission giving rise to the applicable Indemnified Liabilities.

“Lender Transfer Requirements” shall mean, with respect to a proposed transferee of a direct or indirect interest, or Person acquiring Control, in a Restricted Party, a requirement that Borrower deliver, or cause to be delivered, at Borrower’s sole cost and expense, such customary searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) as Lender may reasonably require with respect to such transferee or Person, its owners and/or Controlling Persons, as applicable, the results of which must be reasonably acceptable to Lender (unless such transferee or Person, its owners and/or Controlling Persons, as applicable, were previously the subject of searches by Lender which were reasonably acceptable to Lender, in which case Borrower’s obligation to deliver or cause the delivery of such searches with respect to such Person(s) shall be satisfied to the extent reasonably acceptable updates to such searches are delivered to Lender), and such transferee or Person, its owners and Controlling Persons shall otherwise satisfy Lender’s then current applicable underwriting criteria and requirements.

“Letter of Credit” shall mean an irrevocable, unconditional, transferable (without the payment of a transfer fee), clean, evergreen (or not expiring until at least thirty (30) Business Days after the Stated Maturity Date) sight draft letter of credit acceptable to Lender and the Rating Agencies in favor of Lender and entitling Lender to draw thereon in New York, New York based solely on a statement purportedly executed by an officer of Lender stating that it has the right to draw thereon issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution and with respect to which Borrower has no reimbursement obligation. The evergreen clause of each Letter of Credit shall provide that the expiration date of such Letter of Credit shall automatically extend (i.e., without requiring a consent, approval, amendment or other modification) for additional periods from the current or each future expiration date unless the issuing bank provides Lender and Servicer with written notice that such Letter of Credit will not be renewed at least sixty (60) days, and not more than ninety (90) days, prior to the date on which the outstanding Letter of Credit is scheduled to expire. Lender shall have the right immediately to draw down any Letter of Credit in full and hold the proceeds of such draw in the same manner as funds deposited in the Reserve Funds or, in the case of a Letter of Credit delivered to effect a Cash Sweep Event Cure, pay the proceeds of such Letter of Credit to Lender for application to the Outstanding Principal Balance, Yield Maintenance Premium, and outstanding interest and fees as reasonably determined by Lender based on the original calculation of such DSCR/LTV Remedial Payment Amount, (i) if at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, (ii) with respect to an evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire, (iii) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire, (iv) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided prior to such termination), or (v) upon the occurrence and during the continuance of an Event of Default. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of any of the foregoing events and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

S-I-17

“Liabilities” shall have the meaning set forth in Section 9.2(b).

“Lien” shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of the Property or any interest therein, or any direct or indirect interest in Borrower or any SPC Party, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, any lien associated with a so-called property-assessed clean energy or similar loan and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Liquor Entity Pledge Agreement” shall mean that certain Pledge and Security Agreement made by ARC Hospitality Portfolio TX Holdings, LLC to Lender, acknowledged and agreed to by ARC Hospitality Portfolio II NTC TRS, LP and ARC Hospitality Portfolio II NTC Owner, LP.

“Liquor License Subsidiary” shall mean ARC Hospitality Portfolio II Concessions, LLC, ARC Hospitality Portfolio II TX Management, LLC, ARC Hospitality Portfolio II TX Holdings, LLC and ARC Hospitality Portfolio II TX Beverage Company, LLC.

“LLC Borrower” shall mean, individually and collectively as the context requires, ARC Hospitality Portfolio II Owner, LLC, ARC Hospitality Portfolio II TRS, LLC, ARC Hospitality Portfolio II MISC TRS, LLC and ARC Hospitality Portfolio II HIL TRS, LLC, ARC Hospitality Stratford, LLC and ARC Hospitality TRS Stratford, LLC.

“Loan” shall mean the loan in the original principal amount of Two Hundred Thirty Two Million and 00/100 Dollars ($232,000,000.00) made by Lender to Borrower pursuant to this Agreement.

S-I-18

“Loan Documents” shall mean, collectively, the Loan Agreement, the Note, the Security Instruments, the Assignment of Leases, the Cash Management Agreement, the Clearing Account Agreement, the Environmental Indemnity, the Assignment of Intermediate Management Agreement, the Assignment of Franchise Agreement, the Assignment of Property Management Agreement, the Assignment of Beverage Concession Agreement, the Assignment of Beverage Management Agreement, the Guaranty and any other documents, agreements, certificates, affidavits and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loan Taxes” shall have the meaning provided in Section 2.6(a).

“Loan to Value Ratio” shall mean a ratio, as determined by Lender, in which, as of any date of determination by Lender: (i) the numerator is equal to the Outstanding Principal Balance and (ii) the denominator is equal to the appraised value of the Property based on an Appraisal.

“LP Borrower” shall mean individually and collectively as the context requires, ARC Hospitality Portfolio II NTC Owner, LP, ARC Hospitality Portfolio II TRS, LP and ARC Hospitality Portfolio II NTC HIL TRS, LP.

“Major Contract” shall mean (i) any management or franchise (other than the Intermediate Management Agreement, the Property Management Agreement and the Franchise Agreement), interim beverage, brokerage or leasing agreement, or (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes to include contracts in excess of $250,000.00 per annum or which extend beyond one year (unless cancelable on thirty (30) days or less notice)), in either case relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of the Property, whether written or oral.

“Material Action” shall mean, with respect to any Person, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal, state, local or foreign law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing such Person’s inability to pay its debts generally as they become due, or declare or effectuate a moratorium on the payment of any obligation, or take action in furtherance of any such action.

“Material Adverse Effect” shall mean any material adverse effect upon (i) the business operations, economic performance, assets, condition (financial or otherwise), equity, contingent liabilities, material agreements or results of operations of Borrower, any SPC Party, Guarantor or the Property, (ii) the ability of Borrower or Guarantor to perform their respective obligations under any of the Loan Documents, (iii) the enforceability or validity of any of the Loan Documents, the perfection or priority of any Lien created under any of the Loan Documents or the rights, interests or remedies of Lender under any of the Loan Documents, or (iv) the value, use operation of, or cash flows from, the Property.

S-I-19

“Material Alteration” shall have the meaning set forth in Section 4.1.11.

“Material Equipment Leases” shall mean, collectively, Equipment Leases of a material nature (materiality for these purposes to include contracts in excess of $150,000.00 per annum or which extend beyond one year (unless cancelable on thirty (30) days or less notice)), whether written or oral.

“Maturity Date” shall mean the date on which the final payment of principal of the Note becomes due and payable as herein and therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Minimum Disbursement Amount” shall mean Twenty-Five Thousand and No/100 Dollars ($25,000.00).

“Monthly Debt Service Payment” shall have the meaning set forth in Section 2.3.1.

“Monthly Operating Expense Budgeted Amount” for any calendar month shall mean the monthly amount set forth in the Annual Budget or Approved Annual Budget, as applicable, for Operating Expenses in respect of the applicable Property or Properties for such calendar month.

“Monthly Payment Date” shall mean the sixth (6th) day of every calendar month occurring during the Term commencing with November 6, 2015.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Net Cash Flow” shall mean, for the period in question, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Revenue for such corresponding period.

“Net Operating Income” shall mean, for the period in question, the amount obtained by subtracting Operating Expenses for such period from Gross Revenue for such corresponding period.

“Net Proceeds” shall mean: (i) the net amount of all Insurance Proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including reasonable attorneys’ fees and costs), if any, in collecting such Insurance Proceeds or (ii) the net amount of the Award payable as a result of any Condemnation of the Property, after deduction of reasonable costs and expenses (including reasonable attorneys’ fees and costs), if any, in collecting such Award.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 5.3.2(f).

S-I-20

“Net Sale Proceeds” shall mean, in connection with any Property Sale, the value of all consideration received by Borrowers in connection with such Property Sale, including cash, notes, assumed indebtedness, deferred payments (contingent or otherwise), prepaid expenses and non-customary prorations in favor of Borrowers (collectively “Sales Proceeds”), less the reasonable and actual costs and expenses of such Property Sale reasonably approved by Lender, including broker’s commissions, regardless of whether the broker is a Restricted Party or an Affiliate of Borrower, market rate sales and marketing expenses, legal fees and transfer and recording taxes (but excluding income taxes attributable to such Property Sale), all of which costs and expenses shall not exceed six percent (6%) of the Sales Proceeds.

“New Mezzanine Loan” shall have the meaning set forth in Section 9.3.

“New Note” shall have the meaning set forth in Section 9.1(k).

“Non Hilton Brand Operating Expense Account” shall have the meaning set forth in Section 6.8.2.

“Non Hilton Brand Operating Expense Funds” shall have the meaning set forth in Section 6.8.2.

“Note” shall have the meaning set forth in Section 2.1.2.

“Notice” shall have the meaning set forth in Section 11.6.

“NRSRO” shall mean any credit rating agency that has elected to be treated as a nationally-recognized statistical rating agency for purposes of the Exchange Act irrespective of whether or not such credit rating agency has been engaged by Lender or another Indemnified Person to rate any of the Securities issued in connection with a Securitization of the Loan or any portion thereof.

“O&M Program” shall have the meaning set forth in Section 4.1.18.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

“OFAC” shall have the meaning set forth in Section 4.2.15(b).

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower or an SPC Party, as applicable.

“Open Prepayment Date” shall mean the date which is the Monthly Payment Date occurring three (3) months prior to the Stated Maturity Date.

“Operating Expense Account” shall have the meaning set forth in Section 6.8.2.

“Operating Expense Funds” shall have the meaning set forth in Section 6.8.2.

S-I-21

“Operating Expenses” shall mean all costs and expenses of operating, maintaining, directing, managing and supervising the Property (excluding (i) depreciation and amortization, (ii) any Debt Service, (iii) any Capital Expenditures, (iv) deposits required to be made to the Reserve Funds, or (v) the costs of any other things specified to be done or provided at Property Manager’s or Intermediate Manager’s sole cost and expense), incurred by Borrower, Property Manager or Intermediate Manager pursuant to any Property Management Agreement or any Intermediate Property Management Agreement, or as otherwise specifically provided therein, which are properly attributable to such period under Borrower’s system of accounting, including, without limitation: (a) the cost of all food and beverages sold or consumed and of all necessary chinaware, glassware, linens, flatware, uniforms, utensils and other items of a similar nature, including such items bearing the name or identifying characteristics of the hotel as Borrower, Property Manager and/or Intermediate Manager shall reasonably consider appropriate (collectively, the “Operating Equipment”) and paper supplies, cleaning materials and similar consumable items (collectively, the “Operating Supplies”) placed in use (other than reserve stocks thereof in storerooms), provided Operating Equipment and Operating Supplies shall be considered to have been placed in use when they are transferred from the storerooms of the Property to the appropriate operating departments; (b) salaries and wages of personnel of the Property, including costs of payroll taxes and employee benefits (which benefits may include, without limitation, a pension plan, medical insurance, life insurance, travel accident insurance and an executive bonus program) and the costs of moving employees of the Property and their families and their belongings to the area in which the Property is located at the commencement of their employment at the Property and all other expenses not otherwise specifically referred to in this definition which are referred to as “Administrative and General Expenses” in the Uniform System of Accounts; (c) the cost of all other goods and services obtained by Borrower, Property Manager or Intermediate Manager in connection with its operation of the Property, including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment, and all existing and any future installations necessary for the operation of the Improvements for hotel purposes (including, without limitation, heating, lighting, sanitary equipment, air conditioning, laundry, refrigerating, built-in kitchen equipment, telephone equipment, communications systems, computer equipment and elevators), Operating Equipment and existing and any future furniture, furnishings, wall coverings, fixtures and hotel equipment necessary for the operation of the Property for hotel purposes which shall include all equipment required for the operation of kitchens, bars, laundries (if any), and dry cleaning facilities (if any), office equipment, cleaning and engineering equipment and vehicles; (d) the cost of repairs to and maintenance of the Property other than of a capital nature; (e) Insurance Premiums and losses incurred on any self-insured risks of the foregoing types, provided that (1) Lender has specifically approved in advance such self-insurance or (2) insurance is unavailable to cover such risks. Insurance Premiums will be prorated over the period of insurance and Insurance Premiums under blanket Policies will be allocated among properties covered; (f) all Taxes and Other Charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against Borrower, Property Manager or Intermediate Manager with respect to the operation of the Property; (g) legal fees and fees of any firm of independent certified public accounts designated from time to time by Borrower (the “Independent CPA”) for services directly related to the operation of the Property; (h) the costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, legal, functional, decorating, design or construction problems and activities, including the reasonable fees of Guarantor, any Affiliate of Guarantor or any subsidiary or division of Guarantor or any Affiliate of Guarantor in connection therewith, provided that such employment of Guarantor, any Affiliate of Guarantor or of any such subsidiary or division of Guarantor or any Affiliate of Guarantor is approved in advance by Lender; provided, however, that if such costs and expenses have not been included in the current Annual Budget or Approved Annual Budget, as applicable, then, if such costs exceed $5,000 in any one instance, the same shall be subject to approval by Lender; (i) all expenses for advertising the Property and all expenses of sales promotion and public relations activities; (j) all out-of-pocket expenses and disbursements determined by the Independent CPA to have been reasonably, properly and specifically incurred by Borrower, Property Manager, Intermediate Manager, Guarantor or any of their respective Affiliates pursuant to, in the course of and directly related to, the management and operation of the Property under any Property Management Agreement and/or any Intermediate Management Agreement. Without limiting the generality of the foregoing, such charges may include all reasonable travel, telephone, telegram, radiogram, cablegram, air express and other incidental expenses, but excluding costs relating to the offices maintained by Borrower, Property Manager, Intermediate Manager, Guarantor, or any of their respective Affiliates other than the offices maintained at the Property for the management of the Property and excluding transportation costs of Borrower, Property Manager or Intermediate Manager related to meetings between Borrower, Property Manager and/or Intermediate Manager with respect to administration of the Property Management Agreement and/or Intermediate Management Agreement, as applicable, or of the Property involving travel away from such party’s principal offices; (k) the cost of any reservations system, any accounting services or other group benefits, programs or services from time to time made available to the Property; (l) the cost associated with any Leases; (m) any management fees, basic and incentive fees or other fees and reimbursables paid or payable to Property Manager and/or Intermediate Manager under the Property Management Agreement and/or Intermediate Management Agreement; and (n) any franchise fees or other fees and reimbursables paid or payable to Franchisor under the Franchise Agreement.

S-I-22

“Operating Lease” shall mean those operating leases identified on Schedule XIII, attached hereto and made a part hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Obligations” shall mean (i) the performance of all obligations of Borrower contained herein; (ii) the performance of each obligation of Borrower contained in the Note or any other Loan Document; and (iii) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Document.

S-I-23

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

“Patriot Act Offense” shall have the meaning set forth in Section 4.2.15(b).

“Payment Differential” shall mean, as of any Tender Date, an amount equal to (i) the Interest Rate minus the Reinvestment Yield as of such Tender Date, divided by (ii) 12, and multiplied by (iii) the Outstanding Principal Balance (or the portion thereof then being prepaid or satisfied) on such Tender Date, provided that the Payment Differential shall in no event be less than zero.

“Permitted Common Equity Buyout Event” shall mean, following or concurrently with a Permitted Preferred Equity Changeover Event, a purchase by Preferred Equity Investors (or Affiliates of Preferred Equity Investors), in a single consensual transaction, of one hundred percent (100%) of the interest in Pool II Holdco held by the Common Equity Member, including a purchase effected pursuant to the buy/sell terms in Section 3.4 of the Pool II Holdco Operating Agreement, provided that such transaction includes a full and final termination of all right, title, and interest of ARCHOP and its Affiliates in any direct or indirect interest in Borrower (other than any direct or indirect interest held by any such Person in Whitehall).

“Permitted Preferred Equity Changeover Event” shall mean a change in Control of Pool II Holdco pursuant to a “Changeover Event”, as described in Section 3.3 of the Pool II Holdco Operating Agreement, that satisfies all of the conditions of Section 8.2(c) hereof.

“Permitted Encumbrances” shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all encumbrances and other matters disclosed in the Title Insurance Policy and otherwise acceptable to Lender in its sole discretion, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent (other than Liens associated with any so-called property-assessed clean energy or similar loans), (iv) any workers’, mechanics’ or similar Liens on the Property provided any such Lien is discharged or bonded in accordance with Section 3.6 of each Security Instrument or which is being contested in good faith in accordance with the requirements of Section 4.1.3 hereof, and (v) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Indebtedness” shall have the meaning set forth in clause (d) of Schedule III attached hereto

“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.

S-I-24

“Permitted Transferee” shall mean a corporation, partnership (including a limited or limited liability limited partnership), limited liability company or other type of entity acceptable to Lender that satisfies the following conditions: (i) such transferee and Transferee’s Principals shall be acceptable to Lender, which determination shall be based upon, inter alia, (a) such transferee and Transferee’s Principals having an aggregate net worth and liquidity reasonably satisfactory to Lender, and (b) Lender’s receipt of searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) reasonably required by Lender on such transferee and Transferee’s Principals, the results of which must be reasonably acceptable to Lender, (ii) such transferee shall qualify as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies, and (iii) if an Insolvency Opinion has previously been delivered in connection with the Loan, such transferee shall have delivered to Lender a new Insolvency Opinion, and (iv) such transferee, together with Transferee’s Principals, shall be an experienced operator and/or owner of properties similar in location, size, class, use, operation and value as the Property, as evidenced by financial statements and other information reasonably requested by Lender or requested by the Rating Agencies. Clause (i)(a) and clause (iv) of this definition shall be deemed satisfied if such transferee or Transferee’s Principal is a Qualified Equity Holder.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, real estate investment trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall, with respect to each Property, have the meaning set forth in the Security Instrument executed by the Borrowers owning an interest in such Property.

“PIP” shall mean any property improvement plan now or subsequently required by any Franchisor under the applicable Franchise Agreement.

“PIP Alterations” shall mean, with respect to each Property, any repair, maintenance, alterations or improvements at such Property required to be made in accordance with the respective PIP Plan or any new PIP plan imposed by a Franchisor.

“PIP Budget” shall mean, with respect to each Property, the projected budget associated with the PIP Alterations for such Property, each of which is set forth and attached hereto as Exhibit P-2, as approved by Lender in its reasonable discretion, together with such modifications or amendments to such budgets approved by Lender in accordance with Section 4.1.19 hereof and/or any additional detail provided pursuant to Section 4.1.19(b) hereof.

“PIP Completion Date” shall mean the date for completion of PIP Alterations as required under any PIP Plan.

“PIP Plan” shall mean, with respect to each Property, the applicable PIP attached hereto as Exhibit P-1.

“PIP Reserve Account” shall have the meaning set forth in Section 6.6.1.

“PIP Reserve Funds” shall have the meaning set forth in Section 6.6.1.

“PIP Work” shall mean the FF&E Work and other capital improvements required pursuant to any PIP to be installed and/or completed by a Borrower.

S-I-25

“Policies” shall have the meaning set forth in Section 5.1.1(b).

“Pool I Common Equity Investors” shall mean the holders, from time to time, of any membership interest in Pool I Holdco other than a Class A membership interest.

“Pool I Holdco” shall mean ARC Hospitality Portfolio I Holdco, a Delaware limited liability company.

“Pool I Holdco Operating Agreement” shall mean the Amended and Restated Limited Liability Agreement of Pool I Holdco (as it exists on the date hereof and without giving effect to any amendments to the terms thereof made after the date hereof).

“Pool I Preferred Equity Investors” shall mean the holders, from time to time, of any Class A membership interest in Pool I Holdco.

“Pool I Redemption Price” shall have the meaning ascribed to the term “Redemption Price” in the Pool I Holdco Operating Agreement.

“Pool II Common Equity Investors” shall mean the holders, from time to time, of any membership interest in Pool II Holdco other than a Class A membership interest.

“Pool II Holdco” shall mean ARC Hospitality Portfolio II Holdco, LLC, a Delaware limited liability company.

“Pool II Holdco Operating Agreement” shall mean the Amended and Restated Limited Liability Agreement of Pool II Holdco, as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement of Pool II Holdco (as it exists on the date hereof and without giving effect to any further amendments to the terms thereof made after the date hereof), together with that certain letter agreement, dated October 6, 2015, from Pool II Holdco and delivered to and consented to by Preferred Equity Investor, regarding consent to enter into the Loan Documents and the First Amendment to Amended and Restated Limited Liability Company Agreement of Pool II Holdco.

“Portfolio Valuation” shall mean a valuation method based on the assumption that each of the Properties which are the subject of such Appraisal is marketed and sold in a single multi-parcel transaction rather than in separate transactions for separate parcels. Borrowers acknowledge that there is no assurance that such methodology will have any impact on the appraiser’s opinion of value.

“Preferred Equity Change in Control Notice” shall have the meaning provided in Section 8.2(c).

“Preferred Equity Investor” shall mean W2007 Equity Inns Trust, a Maryland Trust, and W2007 Equity Inns Partnership, L.P., a Tennessee limited partnership, individually and collectively as the context may require, together with their respective permitted successors and assigns.

S-I-26

“Preferred Equity Interest” shall mean any issued and outstanding equity interest in Pool II Holdco if the holder thereof has a right, exercisable individually or in conjunction with the holders of any other Preferred Equity Interests, to acquire Control of Pool II Holdco as a result of the occurrence of a “Changeover Event” (as defined in the organizational documents of Pool II Holdco).

“Prepayment Lockout Expiration Date” shall mean the earlier of (i) two (2) years after the “startup day,” within the meaning of Section 860G(a)(9) of the Code, for the REMIC Trust established in connection with the final Securitization involving any portion of the Loan and (ii) December 31, 2017.

“Prohibited Transaction” shall mean any action or transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the ERISA or Section 4975 of the Code.

“Property” or “Properties” shall mean the parcels of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Security Instruments, together with all rights pertaining to such property and Improvements, all as more particularly described in the granting clause of the Security Instruments.

“Property Management Agreement” shall mean, individually or collectively, as the context may require, (i) to the extent any Borrower shall have entered into an Intermediate Management Agreement in respect of any Property, one or more property management agreements entered into by and between the applicable Intermediate Manager and a Property Manager pursuant to which such Property Manager agrees to undertake all of the obligations of such Intermediate Manager under the applicable Intermediate Management Agreement or to perform property management services for the applicable Property, or (ii) one or more property management agreements entered into by and between certain Borrowers and a Property Manager pursuant to which such Property Manager agrees to perform property management services for those Properties owned or leased by such Borrowers, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement, or, if the context requires the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

“Property Manager” shall mean, individually or collectively, as the context may require, (a) each property manager listed on Schedule XI attached hereto, (b) any other property manager engaged in accordance with the terms hereof, or (c) any other property manager reasonably approved by Lender and approved by the Rating Agencies in accordance with the terms and conditions of the Loan Documents, including, without limitation, Article 7 of this Agreement.

“Property Release” shall have the meaning set forth in Section 2.5.1.

“Property Release Date” shall have the meaning set forth in Section 2.5.1(b).

S-I-27

“Property Release Price” shall mean, on any date of determination and with respect to any Property in respect of which a Property Release is requested under Section 2.5, the greater of (i) the Net Sale Proceeds in respect of such Property and (ii) one hundred fifteen percent (115%) of the Allocated Loan Amount in respect of such Property or Properties.

“Property Sale” shall have the meaning set forth in Section 2.5.1.

“QCR Redemption Amount” shall have the meaning ascribed to that term in the Pool II Holdco Operating Agreement.

“Qualified Affiliated Manager Equity Holder” shall mean (i) AR Capital, LLC (or commencing upon the closing of the transactions contemplated by the Apollo Transaction Agreement, AR Global Investments, LLC or Apollo Global Management, LLC) or any of its Affiliates, (ii) Barceló Crestline Corporation or any of its Affiliates, (iii) any Qualified Manager or any of their respective Affiliates, or (iv) a bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided, in each case under this clause (iv) that such Person (x) has total assets (in its name or under its management) in excess of $50,000,000.00 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $10,000,000.00, (y) is regularly engaged in the business of directly or indirectly owning or operating hotel properties similar to, or better than, the Properties, and (z) at the time of the applicable Transfer, directly or indirectly owns or operates no less than twenty (20) hotel properties similar to, or better than, the Properties containing an aggregate of no less than three thousand (3000) keys (in each case of clauses (x) through (z) above, exclusive of the Properties), or (iv) any other Person reasonably approved by Lender.  In no event, however, shall a Person be deemed a Qualified Affiliated Manager Equity Holder for purposes of this Agreement if (i) such Person shall be American Realty Capital Properties, Inc. or any of its Affiliates or (ii) such Person or its Affiliates (1) is or has during the previous ten (10) years been the subject of a Bankruptcy Action, (2) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure, or (3) is listed on any Government Lists.

“Qualified Capital Raise” shall mean the issuance of debt or equity interests in the REIT or in any subsidiary of the REIT (excluding any such issuance completed on or before the date hereof).

S-I-28

“Qualified Equity Holder” shall mean (i) Guarantor or (ii) a bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided, in each case under this clause (ii) that such Person (x) has total assets (in its name or under its management) in excess of $1,000,000,000.00 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $400,000,000.00 (in both cases, exclusive of the Property), (y) is regularly engaged in the business of directly or indirectly owning or operating hotel properties similar to, or better than, the Properties, and (z) at the time of the applicable Transfer, directly or indirectly owns or operates no less than fifty (50) hotel properties similar to, or better than, the Properties, containing an aggregate of no less than seven thousand (7,000) keys (in each case of clause (x) through clause (z) above, exclusive of the Properties), or (iii) any other Person reasonably approved by Lender. In no event, however, shall a Person be deemed a Qualified Equity Holder for purposes of this Agreement if (i) such Person shall be VEREIT or any of its Affiliates or (ii) (x) such Person or its Affiliates (1) is or has during the previous ten (10) years been the subject of a Bankruptcy Action, (2) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure, or (3) is listed on any Government Lists.

“Qualified Franchisor” shall mean (i) Franchisor or (ii) a reputable and experienced franchisor which, in the reasonable judgment of Lender, possesses experience in flagging hotel properties similar in location, size, class, use, operation and value as the Property; provided, that Lender, at its option, may require that Borrower shall have obtained (a) a Rating Agency Confirmation from the Rating Agencies and (b) if such Person is an Affiliate of Borrower and an Insolvency Option has previously been delivered in connection with the Loan, a new Insolvency Opinion.

“Qualified IPO” shall mean the closing of a public offering of the equity of the Affiliated Manager pursuant to a registration statement under the Securities Act of 1933, as amended, which results in aggregate cash proceeds to the Affiliated Manager of $100,000,000 (net of underwriting discounts and commissions).

“Qualified Manager” shall mean (i) Property Manager or (ii) a reputable and experienced manager (which may not be an Affiliate of Borrower unless such Affiliated is approved by Lender in Lender’s sole discretion) which, in the reasonable judgment of Lender, possesses experience in managing properties similar in location, size, class, use, operation and value as the Property; provided, that Lender, at its option, may require that Borrower shall have obtained (a) a Rating Agency Confirmation from the Rating Agencies and (b) if such Person is an Affiliate of Borrower and an Insolvency Option has previously been delivered in connection with the Loan, a new Insolvency Opinion.

“Qualified Pool I De-Leveraging” shall mean any distribution by Pool I Holdco to the Pool I Preferred Equity Investors that is applied to reduction of the Pool I Redemption Price.

“Rating Agencies” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s, Fitch, DBRS, Inc. and Morningstar Credit Ratings, LLC or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities.

S-I-29

“Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities given by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion; provided, however, (i) if a Securitization has occurred and either (a) any Rating Agency fails to respond to any request for a Rating Agency Confirmation with respect to such event or otherwise elects (orally or in writing) not to consider such event or (b) Lender (or Servicer) is not required to and has elected not to obtain (or cause to be obtained) a Rating Agency Confirmation with respect to such event, in each case, pursuant to and in compliance with the Securitization’s pooling and servicing agreement (or similar agreement), then, notwithstanding anything contained in this Agreement to the contrary, Lender’s written approval of such event shall be required in lieu of a Rating Agency Confirmation, in the case of clause (i)(a) above, from such Rating Agency or Rating Agencies (only) or, in the case of clause (i)(b) above, from each of the Rating Agencies or (ii) if a Securitization has not occurred, then, notwithstanding anything contained in this Agreement to the contrary, the term “Rating Agency Confirmation” shall be deemed instead to require Lender’s written approval of such event. In the event that either of clause (i) or (ii) of the foregoing proviso applies, Lender’s approval shall be based on Lender’s reasonable good faith determination of applicable Rating Agency standards and criteria, unless Lender has an independent approval right in respect of such event pursuant to the other terms of this Agreement or the other Loan Documents, in which case the discretion afforded to Lender in connection with such independent approval right shall apply.

“REA” shall mean, collectively, any covenants, restrictions or agreements of record relating to the construction, operation or use of the Property.

“Recognition Agreement” means the Recognition Agreement, dated as of the date hereof, made by and among Lender, W2007 Equity Inns Partnership, L.P., a Tennessee limited partnership, and W2007 Equity Inns Trust, a Maryland trust.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such regulation may be amended from time to time.

“Regulation S-K” shall mean Regulation S-K of the Securities Act, as such regulation may be amended from time to time.

“Regulation S-X” shall mean Regulation S-X of the Securities Act, as such regulation may be amended from time to time.

“REIT” shall mean American Realty Capital Hospitality Trust, Inc., a Maryland corporation.

S-I-30

“Reinvestment Yield” shall mean, as of any Tender Date, an amount equal to the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the Open Prepayment Date, or if no such U.S. Obligations issue is available, then the interpolated yield on the two (2) U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the Open Prepayment Date or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the Debt, or if no such U.S. Obligations are available, then the interpolated yield on the two (2) U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the Debt, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the Tender Date (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

“Related Loan” shall mean (i) a loan made to an Affiliate of Borrower or Guarantor or secured by a Related Property that is included in a Securitization with the Loan or any portion thereof or interest therein or (ii) any loan that is cross-collateralized or cross-defaulted with the Loan.

“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of “Significant Obligor” to the Property.

“Release Date” shall have the meaning set forth in Section 2.6.1(a).

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note or any interest therein.

“Rents” shall mean all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits (including, without limitation, cash, letters of credit or securities deposited under Leases to secure the performance by the lessees of their obligations thereunder)), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Property Manager, Intermediate Manager or any of their respective agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including, without limitation, all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or any operator or manager of the hotel or any commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and the Insurance Proceeds, if any, from business interruption or other loss of income insurance, including Insurance Proceeds that Lender elects to treat as business or rental interruption Insurance Proceeds pursuant to Section 5.2.3 of this Agreement.

“Replacement Environmental Indemnity” shall mean an Environmental Indemnity substantially in the form attached as Exhibit D to the Recognition Agreement.

S-I-31

“Replacement Franchise Agreement” shall mean, collectively, (i)(a) a franchise, trademark and license agreement with a Qualified Franchisor or Approved Brand, as applicable, substantially in the same form and substance as the Franchise Agreement, or (b) a franchise, trademark and license agreement with a Qualified Franchisor or Approved Brand, which franchise, trademark and license agreement shall be in form and substance reasonably acceptable to Lender; provided, that, with respect to this clause (b), Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation with respect to the substance of such franchise, trademark and license agreement, and (ii) a comfort letter/tri-party agreement/non-disturbance agreement/assignment of franchise agreement and subordination of franchise fees or similar agreement in form and substance reasonably satisfactory to Lender, executed and delivered to Lender by such Qualified Franchisor or Approved Brand, as applicable, and, if necessary, Borrower.

“Replacement Guaranty” shall mean a Guaranty of Recourse Obligations substantially in the form attached as Exhibit C to the Recognition Agreement.

“Replacement Guaranty Financial Covenants” shall mean the financial covenants contained in Section 5.2 of the Replacement Guaranty.

“Replacement Management Agreement” shall mean, collectively, (i)(a) a management agreement with a Qualified Manager substantially in the same form and substance as the Property Management Agreement that the Replacement Management Agreement would be replacing, or (b) a management agreement with a Qualified Manager, which management agreement shall be in form and substance reasonably acceptable to Lender (it being acknowledged that an agreement in the same form and substance of any of the Property Management Agreements in place at the time of the closing of the Loan shall be deemed to be reasonably acceptable to Lender); provided, that, with respect to this clause (b), Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation, and (ii) an assignment of management agreement and subordination of management fees substantially in the form of the Assignment of Property Management Agreement (or in such other form and substance reasonably satisfactory to Lender), executed and delivered to Lender by Borrower and such Qualified Manager.

“Required Repairs Account” shall have the meaning set forth in Section 6.2.1.

“Required Repairs Funds” shall have the meaning set forth in Section 6.2.1.

“Required Repairs” shall have the meaning set forth in Section 6.2.1.

“Reserve Accounts” shall mean each of the Accounts established pursuant to the terms and conditions of this Agreement to hold Reserve Funds.

S-I-32

“Reserve Disbursement Conditions” shall mean (i) Borrower shall have submitted a request for payment to Lender at least ten (10) days prior to the date on which Borrower has requested such payment be made, which request specifies the Required Repairs, Approved FF&E Expenses, or PIP Alterations, as applicable, to be paid, (ii) in the case of any disbursement of Required Repair Funds, the amount of such disbursement does not exceed the amount identified for such Required Repair set forth in Schedule V attached hereto, (iii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall have occurred and be continuing, and (iv) Lender shall have received (a) an Officer’s Certificate from Borrower (1) in the case of a requested disbursement of FF&E Funds, stating that the items to be funded by the requested disbursement are Approved FF&E Expenses, and a description thereof, (2) stating that all PIP Alterations, Required Repairs or Approved FF&E Expenses, as applicable, to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (3) in the case of a requested distribution of PIP Reserve Funds or FF&E Funds for PIP Alterations, stating that such disbursement is for PIP Alterations contemplated by the applicable PIP Plan and the portion of such PIP Alterations to be funded by the requested disbursement have been completed in accordance therewith, (4) identifying each Person that supplied materials or labor in connection with the Required Repairs, Approved FF&E Expenses, or PIP Alterations, as applicable, to be funded by the requested disbursement, (4) stating that each such Person has been paid in full or will be paid in full upon such disbursement, (5) stating that the Required Repairs, Approved FF&E Expenses, or PIP Alterations, as applicable, to be funded have not been the subject of a previous disbursement of Required Repair Funds, FF&E Funds, or PIP Reserve Funds, as applicable, (6) stating that all previous disbursements of Required Repair Funds, FF&E Funds, or PIP Reserve Funds, as applicable, have been used to pay the previously identified Required Repairs Approved FF&E Expenses, or PIP Alterations as applicable, and (7) stating that all outstanding trade payables with respect to the applicable Required Repairs, Approved FF&E Expenses or PIP Alterations (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (b) a copy of any license, permit or other approval by any Governmental Authority required in connection with the Required Repairs, FF&E Work, or PIP Alterations, as applicable, and not previously delivered to Lender, (c) conditional lien waivers or other evidence of payment reasonably satisfactory to Lender, (d) at Lender’s option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, (e) at Lender’s option, if the cost of the Required Repairs, Approved FF&E Expenses, or PIP Alterations, as applicable, exceeds $25,000.00, a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of the Required Repairs, FF&E Work, or PIP Work, as applicable, and (f) such other evidence as Lender shall reasonably request to demonstrate that the Required Repairs, Approved FF&E Expenses, or PIP Alterations, as applicable, to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower.

“Reserve Funds” shall mean, collectively, all funds deposited by Borrower with Lender or the Cash Management Bank pursuant to Article 6 of this Agreement, including, but not limited to, FF&E Funds, the Insurance Funds, the Tax Funds, the Required Repair Funds, the Operating Expense Funds, the Excess Cash Flow Funds, the PIP Reserve Funds, any other escrow or reserve fund established by the Loan Documents and such other amounts deposited by or on behalf of Borrower with Lender as security for the Loan pursuant to the Loan Documents.

“Restoration” shall have the meaning set forth in Section 5.2.1.

“Restoration Threshold” shall mean (a) with respect to any individual Property an amount equal to four percent (4%) of its Allocated Loan Amount and (b) with respect to all Properties, an aggregate amount of Ten Million Dollars ($10,000,000).

S-I-33

“Restricted Party” shall mean, collectively, (i) Borrower, any SPC Party, Guarantor, any Affiliated Franchisor and any Affiliated Manager, (ii) any shareholder, partner, member, non-member manager or any other direct or indirect legal or beneficial owner of Borrower, any SPC Party, Guarantor, any Affiliated Manager any Affiliated Franchisor, or any non-member manager, and (iii) Preferred Equity Investor. For avoidance of doubt: (a) a Class A Member of Pool II Holdco, and the shareholders, partners, members, managers, and other direct or indirect legal or beneficial owners of such Class A Member, shall no longer be Restricted Parties from and after the consummation of a transaction by which the entire interest of such Class A Member is acquired by a Class B Member of Pool II Holdco in compliance with the terms and conditions hereof; and (b) a Class B Member of Pool II Holdco, and the shareholders, partners, members, managers, and other direct or indirect legal or beneficial owners of such Class B Member, shall no longer be Restricted Parties from and after the consummation of a transaction by which the entire interest of such Class B Member is acquired by a Class A Member of Pool II Holdco in compliance with the terms and conditions hereof.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Satisfactory Guarantor Substitution Conditions” shall mean all of the following conditions: (a) a Satisfactory Replacement Guarantor (i) assumes the obligations of Guarantor under the Guaranty and the Environmental Indemnity or (ii) executes and delivers to Lender a replacement guaranty and a replacement environmental indemnity, in each case in form and substance substantially the same as the Guaranty and the Environmental Indemnity, respectively, and otherwise reasonably acceptable to Lender, for liabilities arising from any circumstance, condition, action or event first occurring after the effective date of such substitution; (b) concurrently with such assumption or execution and delivery (i) such Satisfactory Replacement Guarantor (if a natural married person) delivers to Lender a spousal consent in form and substance acceptable to Lender, as and to the extent applicable, and (ii) each of Borrower, the remaining Guarantor and/or such Satisfactory Replacement Guarantor, as applicable, affirms each of their respective obligations under the Loan Documents; (c) if required by Lender or the Rating Agencies, Borrower delivers to Lender an opinion from counsel, and in form and substance, in each case reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion stating, among other things, (i) that the Guaranty and the Environmental Indemnity (or the replacement guaranty and environmental indemnity, as the case may be) are enforceable against such Satisfactory Replacement Guarantor in accordance with their terms and (ii) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code or be subject to tax as a result of such Substitution; and (d) if required by Lender or the Rating Agencies and an Insolvency Opinion has previously been delivered in connection with the Loan, Borrower delivers to Lender a new Insolvency Opinion.

“Satisfactory Replacement Guarantor” shall mean a replacement guarantor that is reasonably acceptable to Lender, which determination shall be based upon, inter alia, (A) such replacement guarantor having (1) a direct or indirect ownership interest in Borrower, which is reasonably satisfactory to Lender, and (2) the ability to Control Borrower, (B) such replacement guarantor having a net worth and liquidity reasonably satisfactory to Lender, provided that a replacement guarantor with a Net Worth (as defined in the Guaranty) of $250,000,000 and Liquidity (as defined in the Guaranty) of $15,000,000 shall be deemed to have satisfied the requirements of this clause (B), and (C) Lender’s receipt of searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) reasonably required by Lender on such replacement guarantor, the results of which must be reasonably acceptable to Lender, as evidenced by financial statements and other information reasonably requested by Lender or requested by the Rating Agencies.

S-I-34

“Scheduled Manager” or “Scheduled Managers” shall mean, individually or collectively as the context may require, each of the Persons identified on Schedule XVII attached hereto.

“Secondary Market Transaction” shall have the meaning set forth in Section 9.1(a).

“Securities” shall have the meaning set forth in Section 9.1(a).

“Securities Act” shall have the meaning set forth in Section 9.2(a).

“Securitization” shall have the meaning set forth in Section 9.1(a).

“Security Instruments” shall mean those certain first priority fee Mortgages, Assignments of Leases and Rents and Security Agreements and Deeds of Trust, Assignments of Leases and Rents and Security Agreements, each dated as of the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified form time to time.

“Servicer” shall have the meaning set forth in Section 11.25.

“Servicing Agreement” shall have the meaning set forth in Section 11.25.

“Severed Loan Documents” shall have the meaning set forth in Section 10.2(c).

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“SPC Party” shall have the meaning set forth in clause (y) of Schedule III attached hereto.

“State” shall mean the State or Commonwealth in which the applicable Property or any part thereof is located.

“Stated Maturity Date” shall mean October 6, 2020.

“Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

“Tax Account” shall have the meaning set forth in Section 6.3.1.

“Tax Funds” shall have the meaning set forth in Section 6.3.1.

S-I-35

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

“Tenant Direction Letter” shall have the meaning set forth in Section 6.1.

“Tender Date” shall mean the date of any prepayment of the Loan contemplated under Sections 2.4.1, 2.4.2 or 2.4.3.

“Term” shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

“Term Sheet” shall mean that certain term sheet dated August 3, 2015 executed on behalf of Borrower, together with all exhibits and documentation attached thereto and/or submitted by Borrower, Guarantor or their respective Affiliates in connection therewith.

“Third Party Lender” shall have the meaning provided in Section 11.26.1(d).

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the Lien of the Mortgagee.

“Transfer” shall have the meaning set forth in Section 4.2.1.

“Transferee’s Principals” shall mean, with respect to any proposed transferee, such transferee’s shareholders, partners, members or non-member managers that, directly or indirectly, (i) own twenty percent (20%) or more of the beneficial or economic interests in such Transferee or (ii) are in Control of such Transferee.

“Trustee” shall mean any trustee holding the Loan in a Securitization.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

S-I-36

“Underwritten Gross Revenue” shall mean, as of any date of determination by Lender, all sustainable Gross Revenue for the preceding twelve (12) month period as determined by Lender received by Borrower, Property Manager or Intermediate Manager for the use, occupancy or enjoyment of the Property, or any part thereof, or received by Borrower, Property Manager or Intermediate Manager for the sale of any goods, services or other items sold on or provided from the Property in the ordinary course of operating the Property, including, but not limited to (i) all income and proceeds received from Leases and rental of rooms, commercial space and meeting, conference and/or banquet space within the Property (including net parking revenue) and (ii) all income and proceeds received from food and beverage operations and from catering services conducted from the Property even though rendered outside of the Property, but excluding (a) gross receipts received by lessees, licensees or concessionaires of the Property, (b) consideration received at the Property for hotel accommodations, goods and services to be provided at other hotels, although arranged by, for or on behalf of Borrower, Property Manager or Intermediate Manager, (c) income and proceeds from the sale or other disposition of goods, capital assets (including furniture, fixtures and equipment) and other items not in the ordinary course of operating the Property, (d) federal, state and municipal excise, sales, use, occupancy or other taxes collected directly from patrons or guests of the Property as a part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or other taxes on receipts required to be accounted for by or on behalf of Borrower to any Governmental Authority, (e) gratuities collected by the Property employees, (f) any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues, (h) other refunds and uncollectible accounts, (i) Insurance Proceeds (other than business or rental interruption or other loss of income insurance applicable to the period under consideration (but only to the extent that the same is treated as business or rental interruption Insurance Proceeds pursuant to Section 5.2.3)), (j) Awards, (k) security deposits, utility and other similar deposits, (l) any disbursements to Borrower from the Reserve Funds, (m) interest on credit accounts, and (n) items of a non-recurring nature or other income or proceeds resulting other than from the use or occupancy of the Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Property in the ordinary course of business. Lender’s calculation of Underwritten Gross Revenue shall be subject to such other adjustments deemed necessary by Lender based on Lender’s current applicable underwriting criteria and requirements and Lender’s good faith determination of applicable Rating Agency criteria.

“Underwritten Net Cash Flow” shall mean, as of any date of determination by Lender, (i) Underwritten Gross Revenue, less (ii)(a) Adjusted Operating Expenses, and (b) FF&E Fund contributions equal to the greater of (1) assumed FF&E Fund contributions in an amount equal to four percent (4%) of the Gross Revenue generated during the preceding twelve (12) month period and (2) the amount, if any, required to be reserved under the Franchise Agreement, the Intermediate Management Agreement, the Property Management Agreement, the Beverage Concession Agreement and the Beverage Management Agreement for FF&E Work, during the succeeding twelve (12) month period.

“Uniform System of Accounts” shall mean the most recent edition of the Uniform System of Accounts for Hotels, as adopted by the American Hotel and Motel Association.

“Updated Information” shall have the meaning set forth in Section 9.1(b)(i).

“U.S. Obligations” shall mean securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption or (ii) other non-callable “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), as amended, which (a) will not result in a reduction, downgrade or withdrawal of the ratings for the Securities or any class thereof issued in connection with a Securitization, (b) are then outstanding, and (c) are then being generally accepted by the Rating Agencies without any reduction, downgrade or withdrawal of the ratings for the Securities or any class thereof issued in connection with a Securitization.

S-I-37

“Voluntary Franchise Termination” shall mean, a termination or cancellation of a Franchise Agreement for any particular Property in which Borrower, Guarantor, any Affiliate of Borrower or Guarantor or any of their respective agents or representatives has consented to, solicited, requested or otherwise colluded with Franchisor with respect to such termination or cancellation (or termination or cancellation by an Affiliate Franchisor).

“Whitehall” shall mean, collectively, Whitehall Global Real Estate Fund and Whitehall Parallel Global Real Estate Fund.

“Whitehall Global Real Estate Fund” shall mean Whitehall Street Global Real Estate Limited Partnership 2007, a Delaware limited partnership.

“Whitehall Parallel Global Real Estate Fund” shall mean Whitehall Parallel Global Real Estate Limited Partnership 2007, a Delaware limited partnership.

“Yield Maintenance Premium” shall mean, as of any Tender Date, an amount equal to the greater of (i) one percent (1%) of the Outstanding Principal Balance, or portion thereof, being prepaid or satisfied unless as of such Tender Date an Event of Default shall have occurred and then be continuing, in which event, three percent (3%) of the Outstanding Principal Balance, or portion thereof, being prepaid or satisfied, and (ii) an amount equal to the present value of a series of payments, in each case, each equal to the Payment Differential as of such Tender Date and payable on each Monthly Payment Date over the remaining original term of the Note until the Open Prepayment Date and on the Open Prepayment Date, discounted at the Reinvestment Yield as of such Tender Date for the number of months remaining from such Tender Date to each Monthly Payment Date until the Open Prepayment Date; provided, however, if on any Tender Date, an Event of Default shall have occurred and be continuing, the calculation under clause (ii) shall be calculated as if each reference to the Open Prepayment Date in the definition of Reinvestment Yield and this definition of Yield Maintenance Premium shall instead be to the Stated Maturity Date.

“Zoning Reports” shall have the meaning set forth in Section 3.1.9.

38

SCHEDULE II

BORROWERS

Borrower Name	Organization type	State of Formation	Organizational ID
ARC Hospitality Portfolio II Owner, LLC	Limited liability company	Delaware	5573787
ARC Hospitality Portfolio II TRS, LLC	Limited liability company	Delaware	5573795
ARC Hospitality Portfolio II MISC TRS, LLC	Limited liability company	Delaware	5602002
ARC Hospitality Portfolio II HIL TRS, LLC	Limited liability company	Delaware	5601971
ARC Hospitality Stratford, LLC	Limited liability company	Delaware	5461941
ARC Hospitality TRS Stratford, LLC	Limited liability company	Delaware	5461963
ARC Hospitality Portfolio II NTC Owner, LP	Limited partnership	Delaware	5573903
ARC Hospitality Portfolio II NTC HIL TRS, LP	Limited partnership	Delaware	5601952
ARC Hospitality Portfolio II NTC TRS, LP	Limited partnership	Delaware	5573911

S-II-1

SCHEDULE III

SINGLE PURPOSE PROVISIONS

(a)          Each Borrower has not owned, does not own and will not own any asset or property other than (i) the applicable Property, (ii) incidental personal property necessary for the ownership, management or operation of such Property, (iii) any other assets permitted to be owned pursuant to the terms and provisions of the Loan Agreement and (iv) in the case of ARC Hospitality Portfolio II NTC TRS, LP, the limited liability company interests in ARC Hospitality Portfolio II Concessions, LLC.

(b)          No Borrower has engaged, does engage, or will engage in any business other than (i) the ownership, management and operation of the applicable Property and (ii) in the case of ARC Hospitality Portfolio II NTC TRS, LP, acting as the member and manager of ARC Hospitality Portfolio II Concessions, LLC, and each Borrower will conduct and operate its business as presently conducted and operated.

(c)          No Borrower has entered and is a party to or will enter into or be a party to any contract or agreement with any Affiliate of any Borrower, any constituent party of any Borrower or any Affiliate of any constituent party, except (i) in the ordinary course of business and on terms and conditions that are disclosed to each Lender in advance and that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties other than any such party, (ii) the Operating Leases, the Loan Documents, and the Contribution Agreement, and (iii) the Beverage Concession Agreement and the Property Management Agreements, which agreements are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties.

(d)          No Borrower has incurred or will incur any Indebtedness other than (i) the Debt and (ii) Equipment Leases, unsecured trade payables and operational debt (excluding so-called property-assessed clean energy or similar loans) not evidenced by a note and in an aggregate amount not exceeding in the aggregate with the other Borrowers two percent (2%) of the original principal amount of the Loan at any one time; provided that any Indebtedness incurred pursuant to subclause (ii) shall (A) be not more than sixty (60) days past due, (B) be incurred in the ordinary course of business, and (C) not, for any Borrower, exceed two percent (2%) of the Allocated Loan Amount in respect of the Properties owned or leased by such Borrower (the Indebtedness described in the foregoing clauses (i) and (ii) is referred to herein, collectively, as “Permitted Indebtedness”). No Indebtedness other than the Debt may be secured (subordinate or pari passu) by any Property.

(e)          No Borrower has made or will make any loans or advances to any Person (including any Affiliate or constituent party). No Borrower has acquired nor shall acquire obligations or securities of its Affiliates; provided however that ARC Hospitality Portfolio II NTC TRS, LP may acquire the limited liability company interests in ARC Hospitality Portfolio II Concessions, LLC.

S-III-1

(f)          Each Borrower is and intends to remain solvent and each Borrower has paid and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets (including Net Operating Income and available Reserve Funds), as the same shall become due; provided, however, that the foregoing shall not require any direct or indirect member, partner or shareholder of any Borrower to make any additional capital contributions to Borrower.

(g)          Each Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and such Borrower will not, nor will Borrower permit any SPC Party to, (i) terminate or fail to comply with the provisions of its organizational documents, or (ii) unless (A) each Lender has consented and (B) following a Securitization of the Loan, the Rating Agencies have issued a Rating Agency Confirmation in connection therewith, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents.

(h)          Except with respect to other Borrowers, as required pursuant to this Agreement or other Loan Documents, each Borrower has maintained and will maintain all of its accounts, books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. Each Borrower’s assets have not been and will not be listed as assets on the financial statement of any other Person; provided, however, that each Borrower’s assets may be included in a consolidated financial statement of its Affiliates if (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of each Borrower and such Affiliates and to indicate that each Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates (other than the other Borrowers with respect to this Loan) or any other Person, and (ii) such assets shall be listed on each Borrower’s own separate balance sheet. Each Borrower has and will file its own tax returns (to the extent such Borrower is required to file any such tax returns) and will not file a consolidated federal income tax return with any other Person, except to the extent that such Borrower is (i) required to file consolidated tax returns by law or (ii) treated as a “disregarded entity” for tax purposes and are not required to file tax returns under applicable law. Each Borrower has maintained and shall maintain its books, records, resolutions and agreements as official records.

(i)          Except with respect to other Borrowers, as required pursuant to this Agreement or other Loan Documents, each Borrower has been and will be, and has held and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower) (recognizing that any Borrower may be treated as a “disregarded entity” for tax purposes and is not required to file tax returns for tax purposes under applicable law), has corrected and shall correct any known misunderstanding regarding its status as a separate entity, has conducted and shall conduct business in its own name, has not identified and shall not identify itself or any of its Affiliates as a division or part of the other, and has maintained and shall, to the extent reasonably necessary for the operation of its business, maintain and utilize separate stationery, invoices and checks bearing its own name.

S-III-2

(j)          Each Borrower has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the foregoing shall not require any direct or indirect member, partner or shareholder of Borrower to make any additional capital contributions to Borrower.

(k)          No Borrower and no constituent party has sought or will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of any Borrower; provided, however, that any Borrower may merge with or into any other Borrower, provided that, in each case no Default (as defined in the Loan Agreement) shall have occurred and be continuing at the time of such proposed transaction or would result therefrom. .

(l)          Except with respect to other Borrowers, as required pursuant to this Agreement or other Loan Documents, no Borrower has commingled and will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name; provided, provided however that the revenue from a Property may be deposited by the related Manager in a Clearing Account maintained in the name of ARC Hospitality Portfolio II TRS Holdco, LLC (the “Account Representative”) wherein the funds attributable to such Property can be comingled with other funds belonging to one or more other Borrowers, so long as such funds attributable to such Property can be identified through a book entry subaccount and applied in accordance with the terms of the Loan Agreement.

(m)          Except with respect to other Borrowers, as required pursuant to this Agreement or other Loan Documents, each Borrower has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(n)          Except in connection with the Loan or pursuant to an Indemnity Agreement, no Borrower has assumed or guaranteed or become obligated for the debts of any other Person and has not held itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person (except in each case for the other Borrowers with respect to the Loan and the Obligations), and Borrower will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Persons; provided however that the obligations of a Borrower under a Franchise Agreement may be guaranteed by the Borrower which is the fee owner of the Property to which such Franchise Agreement relates.

(o)          Each Borrower, each SPC Party and each Liquor License Subsidiary shall conduct their respective business so that the assumptions made with respect to each Borrower, each SPC Party and each Liquor License Subsidiary in any Insolvency Opinion delivered in connection with the Loan shall be true and correct in all material respects and, to the extent that an Insolvency Opinion has previously been delivered in connection with the Loan, each Borrower, each SPC Party and each Liquor License Subsidiary have at all times conducted their respective business so that the assumptions made with respect to each Borrower, each SPC Party and each Liquor License Subsidiary in such Insolvency Opinion shall be true and correct in all material respects. In connection with the foregoing, each Borrower hereby covenants and agrees that it, each SPC Party and each Liquor License Subsidiary will comply with or cause the compliance with, (i) in all material respects, all of the facts and assumptions (whether regarding any Borrower, any SPC Party or any Liquor License Subsidiary) set forth in any Insolvency Opinion delivered in connection with the Loan, (ii) all the representations, warranties and covenants in Sections 3.1.24 and 4.1.15 and this Schedule III, and (iii) all the organizational documents of each Borrower, each SPC Party and each Liquor License Subsidiary.

S-III-3

(p)          No Borrower has permitted nor will permit any Affiliate or constituent party independent access to its bank accounts other than (i) Intermediate Manager, as Borrower’s agent, in connection with Intermediate Manager’s role as a hotel manager of the Property pursuant to the Intermediate Management Agreement and subject to subsection (l) and Crestline Hotels & Resorts, LLC, as Borrower’s agent, in connection with Crestline Hotels & Resorts, LLC’s role as a hotel manager of the Property pursuant to a Property Management Agreement and subject to subsection.

(q)          Each Borrower has paid and shall pay the salaries of its own employees (if any) from its own funds and has and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations; provided, however, that the foregoing shall not require any direct or indirect member, partner or shareholder of any Borrower to make any additional capital contributions to such Borrower.

(r)          Each Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred; provided, however, that the foregoing shall not require any direct or indirect member, partner or shareholder of any Borrower to make any additional capital contributions to such Borrower.

(s)          No Borrower has, nor without the unanimous consent of all of its members, partners, directors or managers (including each Independent Director) will, take any action that might reasonably be expected to cause any Borrower or any Liquor License Subsidiary to become insolvent.

(t)          Each Borrower has allocated and will allocate fairly and reasonably any shared expenses, including shared office space.

(u)          Except in connection with the Loan, no Borrower has pledged nor will pledge its assets for the benefit of any other Person.

(v)         Each Borrower either (i) has no, and will have no, obligation to indemnify its officers, directors, managers, members, shareholders or partners, as the case may be, or (ii) if it has any such obligation, such obligation is fully subordinated to the Debt and will not constitute a claim against any Borrower if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.

(w)          Each Borrower will consider the interests of Borrowers’ creditors in connection with all limited liability company or limited partnership actions.

S-III-4

(x)         Except (i) as provided in the Loan Documents or an Indemnity Agreement and (ii) in the case of ARC Hospitality Stratford, LLC and ARC Hospitality TRS Stratford, LLC, any prior mortgage financing that has been fully paid and discharged in full prior to the date hereof, no Borrower has, or will have, any of its obligations guaranteed by any Affiliate; provided however that a Borrower which is the lessee of a Property may have its obligations under the Franchise Agreement related to such Property, may be guaranteed by American Realty Capital Hospitality Trust, Inc. or the Borrower which is the fee owner of such Property.

(y)         Each LP Borrower’s organizational documents shall provide that such LP Borrower shall have (and such LP Borrower shall at all times cause there to be) at least one general partner of such LP Borrower (each, an “SPC Party”) which shall be a Delaware limited liability company whose sole asset is its interest in such LP Borrower, and each such SPC Party:

(i)          will cause the related LP Borrowers to comply with each of the representations, warranties and covenants contained in Sections 3.1.24 and 4.1.15 and this Schedule III;

(ii)         will at all times comply with each of the representations, warranties and covenants contained in Sections 3.1.24 and 4.1.15 and this Schedule III (other than subsections (a), (b), (d), (cc), (dd), (ee), (ff) and (gg) of this Schedule III) as if such representation, warranty or covenant was made directly by such SPC Party;

(iii)        has not owned, does not own and will not own any asset or property other than (A) its interest in the related LP Borrowers and (B) incidental personal property necessary for the ownership of such interest or acting as the general partner of such LP Borrower;

(iv)        has not and will not engage in any business or activity other than owning an interest in the related LP Borrower and acting as the general partner of the such LP Borrower; and

(v)         has not and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than unsecured trade payables incurred in the ordinary course of business related to the ownership of an interest in the related LP Borrower that (A) do not exceed at any one time $10,000.00, and (B) are paid within thirty (30) days after the date incurred.

Each LP Borrower’s organizational documents shall provide that upon the withdrawal or the disassociation of the related SPC Party from such LP Borrower, such LP Borrower shall immediately appoint a new SPC Party whose certificate of formation and limited liability company agreement are substantially similar to those of such SPC Party and, if an Insolvency Opinion has previously been delivered in connection with the Loan, shall deliver a new Insolvency Opinion.

(z)          The organizational documents of each Borrower shall provide that as long as any portion of the Obligations remain outstanding, such Borrower will not:

(i)          dissolve, merge, liquidate or consolidate, except as provided in clause (k) above or clause (aa)(i) below;

S-III-5

(ii)         except in connection with a sale or other transfer permitted under the Loan Documents, sell all or substantially all of its assets;

(iii)        amend its organizational documents with respect to the matters set forth in this Schedule III, without (A) the prior written consent of each Lender, (B) in the case of a LLC Borrower, the affirmative vote of each Independent Director of such LLC Borrower, and (C) in the case of a LP Borrower (i) the affirmative vote of the related SPC Party and (ii) the affirmative vote of each Independent Director of such SPC Party; or

(iv)        (A) without the affirmative vote of each of its members or partners, (B) in the case of a LLC Borrower, the affirmative vote of each Independent Director of such LLC Borrower, (C) in the case of a LP Borrower, without the affirmative vote of each Independent Director of the related SPC Party, take any Material Action with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest.

(aa)         The organizational documents of each LP Borrower shall provide that as long as any portion of the Obligations remain outstanding,

(i)          such LP Borrower will dissolve only upon the bankruptcy of the related SPC Party;

(ii)         the vote of a majority-in-interest of the remaining partners of such LP Borrower is sufficient to continue the life of the limited partnership in the event of such bankruptcy of the related SPC Party; and

(iii)        if the vote of a majority-in-interest of the remaining members or partners of such LP Borrower to continue the life of the limited liability partnership following the bankruptcy of the related SPC Party is not obtained, such LP Borrower may not liquidate the related Property without the prior written consent of each Lender and the Rating Agencies for as long as the Loan is outstanding.

(bb)         The organizational documents of each SPC Party shall provide that there shall at all times be (and each SPC Party shall at all times cause there to be) at least two (2) duly appointed managers (each, an “Independent Director”) of such SPC Party:

(i)          who shall be a natural person who is provided by a nationally recognized professional service company;

(ii)         who shall have at least three (3) years prior employment experience as an independent director; and

S-III-6

(iii)        who shall not have been at the time of such individual’s appointment or at any time while serving as an Independent Director, and shall not have ever been (A) a stockholder, member, director or manager (other than as an Independent Director), officer, employee, partner, attorney or counsel of any Borrower, any Liquor License Subsidiary, any SPC Party or any Affiliate of any Borrower, any Liquor License Subsidiary, any SPC Party or any direct or indirect equity holder of any of them, (B) a creditor, customer, supplier, service provider or other Person who derives any of its revenues or purchases from its activities with any Borrower, any Liquor License Subsidiary, any SPC Party or any Affiliate of any Borrower, any Liquor License Subsidiary or any SPC Party, (C) a member of the immediate family of any such stockholder, member, director, manager, officer, employee, partner, attorney, counsel, creditor, customer, supplier, service provider or other Person, (D) a Person who is otherwise affiliated with any Borrower, any Liquor License Subsidiary, any SPC Party or any Affiliate of any Borrower, any Liquor License Subsidiary, any SPC Party or any direct or indirect equity holder of any of them or any such stockholder, member, director, manager, officer, employee, partner, attorney, counsel, creditor, customer, supplier, service provider or other Person, or (E) a Person Controlling, Controlled by or under common Control with any of (A), (B), (C) or (D) above.

As used in this subsection (bb), “nationally recognized professional service company” includes Corporation Services Company, CT Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust Company and Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally-recognized company reasonably approved by each Lender, in each case that is not an Affiliate of Borrower and that provides professional Independent Directors and other corporate services in the ordinary course of business.

(cc)         The organizational documents of each SPC Party shall provide that as long as any portion of the Obligations remain outstanding:

(i)          the managers of such SPC Party shall not take any action which, under the terms of such SPC Party’s certificate of formation and limited liability company agreement, requires a unanimous vote of the managers of such SPC Party unless, at the time of such action, there shall be at least two Independent Directors of such SPC Party then serving in such capacity and each Independent Director has participated in such vote;

(ii)         no resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor shall have executed a counterpart to such SPC Party’s limited liability company agreement; provided, however, that (A) no Independent Director may be removed or replaced without Cause, and (B) no Independent Director shall resign or be removed, and no successor Independent Director shall be appointed unless Borrower provides each Lender with at least five (5) days prior written notice of any such proposed resignation or removal and the identity of any such successor Independent Director together with a certification that such successor satisfies the requirements for an Independent Director set forth in this Schedule III;

(iii)        in the event of a vacancy in the position of Independent Director, the members of such SPC Party shall, subject to the preceding clause (ii), appoint a successor Independent Director as soon as practicable;

S-III-7

(iv)        to the fullest extent permitted by law and notwithstanding any duty existing at law or equity, the Independent Directors shall consider only the interests of the applicable LP Borrower, including each Lender and its other creditors, in acting or otherwise voting on the matters referred to in clauses (cc)(vii)(C) or (cc)(vii)(D) below of this Schedule III;

(v)         except for duties to the applicable LP Borrower as set forth in the immediately preceding clause (iv) (including duties to the SPC Party and such LP Borrower’s creditors solely to the extent of their respective economic interests in Borrower but excluding (A) all other interests of the SPC Party, (B) the interests of other Affiliates of such LP Borrower, and (C) the interests of any group of Affiliates of which such LP Borrower is a part), the Independent Directors shall not have any fiduciary duties to such SPC Party or any other Person bound by such SPC Party’s operating agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing;

(vi)        [Intentionally deleted];

(vii)       such SPC Party will not:

(A)         dissolve, merge, liquidate or consolidate, except as provided in clause (cc)(viii) below;

(B)         except in connection with a sale or other transfer permitted under the Loan Documents, sell all or substantially all of its assets;

(C)         amend its organizational documents or the applicable LP Borrower’s organizational documents with respect to the matters set forth in this Schedule III, without the prior written consent of each Lender and without the affirmative vote of each Independent Director of such SPC Party; or

(D)         without the affirmative vote of its each Independent Director of such SPC Party and of all other directors or managers of such SPC Party, take any Material Action with respect to itself, the applicable LP Borrower or any other entity in which the applicable LP Borrower has a direct or indirect legal or beneficial ownership interest;

(viii)      such SPC Party shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of such SPC Party or the occurrence of any other event which terminates the continued membership of the last remaining member of such SPC Party in such SPC Party unless the business of such SPC Party is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act;

S-III-8

(ix)         upon the occurrence of any event that causes the last remaining member of such SPC Party or the sole member of such SPC Party (in each case, the “Final Member”) to cease to be a member of such SPC Party (other than (A) upon an assignment by Final Member of all of its limited liability company interest in such SPC Party and the admission of the transferee, if permitted pursuant to the organizational documents of such SPC Party and the Loan Documents, or (B) the resignation of Final Member and the admission of an additional member of such SPC Party, if permitted pursuant to the organizational documents of such SPC Party and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in such SPC Party, agree in writing (1) to continue the existence of such SPC Party and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such SPC Party, effective as of the occurrence of the event that terminated the continued membership of such member in such SPC Party;

(x)          the bankruptcy of Final Member or a special member of such SPC Party shall not cause Final Member or special member, respectively, to cease to be a member of such SPC Party and upon the occurrence of such an event, the business of such SPC Party shall continue without dissolution;

(xi)         in the event of the dissolution of such SPC Party, such SPC Party shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of such SPC Party in an orderly manner), and the assets of such SPC Party shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and

(xii)        to the fullest extent permitted by law, each of Final Member and the special members of such SPC Party shall irrevocably waive any right or power that they might have to cause such SPC Party or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of such SPC Party, to compel any sale of all or any portion of the assets of such SPC Party pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of such SPC Party.

(dd)         Each LLC Borrower’s organizational documents shall provide that there shall at all times be (and such LLC Borrower shall at all times cause there to be) at least two (2) duly appointed Independent Directors of such LLC Borrower:

(i)          who shall be a natural person who is provided by a nationally recognized professional service company;

(ii)         who shall have at least three (3) years prior employment experience as an independent director; and

S-III-9

(iii)        who shall not have been at the time of such individual’s appointment or at any time while serving as an Independent Director, and shall not have ever been (A) a stockholder, member, director or manager (other than as an Independent Director), officer, employee, partner, attorney or counsel of any Borrower, any Liquor License Subsidiary, any SPC Party or any Affiliate of any Borrower, any Liquor License Subsidiary, any SPC Party or any direct or indirect equity holder of any of them, (B) a creditor, customer, supplier, service provider or other Person who derives any of its revenues or purchases from its activities with any Borrower, any Liquor License Subsidiary, any SPC Party or any Affiliate of any Borrower, any Liquor License Subsidiary or any SPC Party, (C) a member of the immediate family of any such stockholder, member, director, manager, officer, employee, partner, attorney, counsel, creditor, customer, supplier, service provider or other Person, (D) a Person who is otherwise affiliated with any Borrower, any Liquor License Subsidiary, any SPC Party or any Affiliate of any Borrower, any Liquor License Subsidiary, any SPC Party or any direct or indirect equity holder of any of them or any such stockholder, member, director, manager, officer, employee, partner, attorney, counsel, creditor, customer, supplier, service provider or other Person, or (E) a Person Controlling, Controlled by or under common Control with any of (A), (B), (C) or (D) above

As used in this subsection (dd), “nationally recognized professional service company” includes Corporation Services Company, CT Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust Company and Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally-recognized company reasonably approved by each Lender, in each case that is not an Affiliate of Borrower and that provides professional Independent Directors and other corporate services in the ordinary course of business.

(ee)         Each LLC Borrower’s organizational documents shall provide that as long as any portion of the Obligations remains outstanding:

(i)          the directors or managers of such LLC Borrower shall not take any action which, under such LLC Borrower’s certificate of formation or operating agreement, requires the unanimous affirmative vote of such LLC Borrower’s directors or managers unless at the time of such action there are at least two (2) Independent Directors then serving in such capacity and each Independent Director has participated in such vote;

(ii)         no resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor shall have executed a counterpart to such LLC Borrower’s operating agreement; provided, however, that no Independent Director shall resign or be removed, and no successor Independent Director shall be appointed unless such LLC Borrower provides each Lender with at least five (5) days prior written notice of any such proposed resignation or removal and the identity of any such successor Independent Director, together with a certification that such successor satisfies the requirements for an Independent Director set forth in this Schedule III;

(iii)        in the event of a vacancy in the position of Independent Director, the member of such LLC Borrower shall, subject to the preceding clause (ii), appoint a successor Independent Director as soon as practicable;

(iv)        to the fullest extent permitted by law and notwithstanding any duty existing at law or equity, the Independent Directors shall consider only the interests of such LLC Borrower, including each Lender and its other creditors, in acting or otherwise voting on the matters referred to in clauses (ee)(vii)(C) or (ee)(vii)(D) below of this Schedule III;

S-III-10

(v)         except for duties to such LLC Borrower as set forth in the immediately preceding clause (iv) (including duties to the member(s) of such LLC Borrower and such LLC Borrower’s creditors solely to the extent of their respective economic interests in such LLC Borrower but excluding (A) all other interests of the member(s) of such LLC Borrower, (B) the interests of other Affiliates of such LLC Borrower, and (C) the interests of any group of Affiliates of which such LLC Borrower is a part), the Independent Directors shall not have any fiduciary duties to the member(s) of such LLC Borrower or any other Person bound by such LLC Borrower’s operating agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing;

(vi)        [intentionally deleted]; and

(vii)       such LLC Borrower will not:

(A)         dissolve, merge, liquidate or consolidate, except as provided in clause (k) above or clause (ee)(viii) below;

(B)         except in connection with a sale or other transfer permitted under the Loan Documents, sell all or substantially all of its assets;

(C)         amend its organizational documents with respect to the matters set forth in this Schedule III, without the prior written consent of each Lender and without the affirmative vote of its two (2) Independent Directors; or

(D)         without the affirmative vote of its two (2) Independent Directors and of all other directors or managers of such LLC Borrower, take any Material Action with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest.

(viii)      such LLC Borrower shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of such LLC Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of such LLC Borrower in such LLC Borrower unless the business of such LLC Borrower is continued in a manner permitted by its operating agreement or the Act, or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act;

S-III-11

(ix)         upon the occurrence of any event that causes the last remaining member of such LLC Borrower or the sole member of such LLC Borrower (in each case, the “Final Member”) to cease to be a member of such LLC Borrower (other than (A) upon an assignment by Final Member of all of its limited liability company interest in such LLC Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of such LLC Borrower and the Loan Documents, or (B) the resignation of Final Member and the admission of an additional member of such LLC Borrower, if permitted pursuant to the organizational documents of LLC Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in such LLC Borrower, agree in writing (1) to continue the existence of such LLC Borrower and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such LLC Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in such LLC Borrower;

(x)          the bankruptcy of Final Member or a special member of such LLC Borrower shall not cause Final Member or such special member, respectively, to cease to be a member of such LLC Borrower and upon the occurrence of such an event, the business of such LLC Borrower shall continue without dissolution;

(xi)         in the event of the dissolution of such LLC Borrower, such LLC Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of such LLC Borrower in an orderly manner), and the assets of such LLC Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and

(xii)        to the fullest extent permitted by law, each of Final Member and the special members of such LLC Borrower shall irrevocably waive any right or power that they might have to cause such LLC Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of such LLC Borrower, to compel any sale of all or any portion of the assets of such LLC Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of such LLC Borrower.

(ff)         Each Liquor License Subsidiary shall be a Delaware limited liability company with one member and:

(i)          will at all times comply with each of the representations, warranties and covenants contained in Sections 3.1.24 and 4.1.15 and this Schedule III (other than subsections (a), (b), (d), (e), (s), (y), (z), (aa), (bb), (cc), (dd) and (ee) of this Schedule III) as if such representation, warranty or covenant was made directly by such Liquor License Subsidiary;

(ii)         has not owned, does not own and will not own any asset or property other than (A) in the case of ARC Hospitality Portfolio II Concessions, LLC, its interest in ARC Hospitality Portfolio II TX MANAGEMENT, LLC and incidental personal property necessary for the ownership of such interest, (B) in the case of ARC Hospitality Portfolio II TX MANAGEMENT, LLC, its interest in ARC Hospitality Portfolio II TX HOLDINGS, LLC and incidental personal property necessary for the ownership of such interest, (C) in the case of ARC Hospitality Portfolio II TX HOLDINGS, LLC, its interest in ARC Hospitality Portfolio II TX BEVERAGE COMPANY and incidental personal property necessary for the ownership of such interest, and (D) in the case of ARC Hospitality Portfolio II TX BEVERAGE COMPANY, its interest in the liquor licenses, its interest in the alcohol bought and sold, and incidental personal property necessary for the ownership of such interest;

S-III-12

(iii)        has not and will not engage in any business or activity other than A) in the case of ARC Hospitality Portfolio II Concessions, LLC, owning an interest in, and acting as the member and manager of, ARC Hospitality Portfolio II TX MANAGEMENT, (B) in the case of ARC Hospitality Portfolio II TX MANAGEMENT, LLC, owning an interest in, and acting as the member and manager of, ARC Hospitality Portfolio II TX HOLDINGS, LLC, (C) in the case of ARC Hospitality Portfolio II TX HOLDINGS, LLC, owning an interest in, and acting as the member and manager of, ARC Hospitality Portfolio II TX BEVERAGE COMPANY, and (D) in the case of ARC Hospitality Portfolio II TX BEVERAGE COMPANY, owning the liquor licenses, owning the alcohol related products, and acting holder of a liquor license;

(iv)        has not and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than unsecured trade payables incurred in the ordinary course of business related to the applicable business set forth in clause (iv) above that (A) do not exceed at any one time $10,000.00, and (B) are paid within thirty (30) days after the date incurred;

(v)         (A) has not made and will not make any loans or advances to any Person (including any Affiliate or constituent party); and (B) has not acquired and shall not acquire obligations or securities of its Affiliates; provided however that (1) ARC Hospitality Portfolio II Concessions, LLC may acquire the limited liability company interests in ARC Hospitality Portfolio II TX MANAGEMENT, (2) ARC Hospitality Portfolio II TX MANAGEMENT may acquire the limited liability company interests in ARC Hospitality Portfolio II TX HOLDINGS, LLC and (3) ) ARC Hospitality Portfolio II TX HOLDINGS, LLC may acquire the limited liability company interests in ARC Hospitality Portfolio II TX BEVERAGE COMPANY; and

(vi)        has not, and without the unanimous consent of (A) all of its members, partners, directors or managers and (B) each Independent Director of ARC Hospitality Portfolio II NTC TRS, LP, will not, take any action that might reasonably be expected to cause such Liquor License Subsidiary to become insolvent;

(gg)         The organizational documents of each Liquor License Subsidiary shall provide that as long as any portion of the Obligations remain outstanding, such Liquor License Subsidiary will not:

(i)          dissolve, merge, liquidate or consolidate, except as provided in clause (k) above or clause (aa)(i) above;

S-III-13

(ii)         except in connection with a sale or other transfer permitted under the Loan Documents, sell all or substantially all of its assets;

(iii)        amend its organizational documents with respect to the matters set forth in this Schedule III without (A) the prior written consent of each Lender, (B) the affirmative vote of each of its members and ARC Hospitality Portfolio II NTC TRS, LP, and (C) the affirmative vote of each Independent Director of ARC Hospitality Portfolio II NTC TRS, LP; or

(iv)        (A) without the affirmative vote of each of its members and ARC Hospitality Portfolio II NTC TRS, LP, and (B) the affirmative vote of each Independent Director of ARC Hospitality Portfolio II NTC TRS, LP, take any Material Action with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest.

(hh)         The organizational documents of each Borrower and each SPC Party shall provide an express acknowledgment that each Lender is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents.

S-III-14

SCHEDULE IV

ORGANIZATIONAL CHART

S-IV-1

SCHEDULE V

REQUIRED REPAIRS

Each of the items listed on this Schedule V shall be completed no later than the earlier of (i) the requirements of any PIP, and (ii) one hundred eighty (180) days after the Closing Date.

Property	Immediate Repair Cost	Deferred Maintenance Reserve at Closing	Full Repair Description	Reserved Items	Post-Closing Items
CY Dalton	$1,000	$1,250	Repair damaged metal fence located along northern parking lot.	125% Reserved.	None
CY Houston	$27,770	$34,713	Add 11 portable hearing impaired device kits at front desk. Sealcoat and restripe parking area with alligator cracking and potholes. Replace pool heater. Repair damaged balcony for unit 277 and unit 283. Replace condensing unit serving guestroom #183. Replace exhaust fan on Building B.	125% Reserved.	None
CY Carlsbad	$19,402	$24,253	Replace rust damaged and deteriorated bollard lighting at landscaped areas.	125% Reserved.	None
HI Austin	$78,400	$76,063	Replace concrete stormwater troughs at 3 locations along east paved parking area perimeter. Replace precast concrete curbing alongside concrete sidewalks around building. Repair precast concrete curbing along west and east perimeter (re-level, re-grout joints, replace damaged units). Replace ADA curb cuts at handicap parking areas. Replace all cast in-place concrete walkways. Replace steel guardrails/handrails at east side of property and at rail end at north retaining wall. Rebuild section of brick/concrete vehicle dropoff area on the south section of front entrance dropoff area. Repair EPDM roofing membrane and replace wet insulation. Replace inoperable water boiler in the boiler room. Repair miscellaneous ADA deficiencies in section 5.0 and 5.1 of engineering report.	125% of concrete curbing, cast in-place concrete walkways, water boiler, and misc. ADA deficiencies. Everything else will be a post closing item.	Replace concrete stormwater troughs at 3 locations along east paved parking area perimeter, Repair precast concrete curbing along west and east perimeter (re-level, re-grout joints, replace damaged units), Replace ADA curb cuts at handicap parking areas, Replace steel guardrails/handrails at site east end and at rail end at site north retaining wall, rebuild section of brick/concrete vehicle dropoff area at south area, and repair EPDM roof membrane.

S-V-1

Property	Immediate Repair Cost	Deferred Maintenance Reserve at Closing	Full Repair Description	Reserved Items	Post-Closing Items
HI Chicago/Naperville	$4,000	$0	Refinish outdoor pool due to peeling and chipped paint on the walls and floor of the outdoor swimming pool.	No Reserve Taken. Post Closing item.
HI College Station	$5,250	$0	Add additional handicapped-designated parking space. Replace misaligned panels and NW corner of building and repair chips at curb ramp near southeast corner of building. Repair damaged EIFS to the right of the door on the storage shed building. Repair window frame finish on exterior windows below PTAC units. Scrape and paint rooftop gas lines.	No Reserve Taken. Post Closing item.	Add additional handicapped-designated parking space. Replace misaligned panels and NW corner of building and repair chips at curb ramp near southeast corner of building. Repair damaged EIFS to the right of the door on the storage shed building. Repair window frame finish on exterior windows below PTAC units. Scrape and paint rooftop gas lines.
HI E. Lansing	$0	$0	None	No Reserve Taken.	None
HI Indianapolis	$1,200	$0	Repair water damage in manager's office	No Reserve Taken. Post Closing item.	Repair water damage in manager's office
HI Alcoa	$5,800	$0	Repair areas of cracking within EIFS façade along southeast and west elevations of building.	No Reserve Taken. Post Closing item.	Repair areas of cracking within EIFS façade along southeast and west elevations of building.
HI Milford	$10,860	$0	Relocate roof access to a safer location. Reseal all joints at the standing seam metal roofs.	No Reserve Taken. Post Closing item.	Relocate roof access to a safer location. Reseal all joints at the standing seam metal roofs.
HI Orlando	$22,750	$15,000	Add one ADA compliant parking space. Repair roofing membrane leaks. Replace the 3 inoperable rooftop HVAC units. Repair pool vessel liner.	125% of rooftop HVAC units replacement. Everything else will be a post closing item.	Add one ADA compliant parking space. Repair roofing membrane leaks. Repair pool vessel liner.

S-V-2

Property	Immediate Repair Cost	Deferred Maintenance Reserve at Closing	Full Repair Description	Reserved Items	Post-Closing Items
HI Urbana	$3,850	$0	Add one van-accessible ADA parking space. Install poll-mounted ADA accessible parking sign on spot. Repair deteriorated asphalt at the south most parking area.	No Reserve Taken. Post Closing item.	Add one van-accessible ADA parking space. Install poll-mounted ADA accessible parking sign on spot. Repair deteriorated asphalt at the south most parking area.
HGI Rio Rancho	$0	$0	None	No Reserve Taken.	None
HGI Louisville	$0	$0	None	No Reserve Taken.	None
HWS Augusta	$250	$0	Install 1 ADA handicap parking space	No Reserve Taken. Post Closing item.	Install 1 ADA handicap parking space
HWS Orlando	$7,720	$9,650	Roofing membrane repair as there are active roof leaks.	125% Reserved.	None
HWS Seattle	$0	$0	None	No Reserve Taken.	None
HWS Stratford	$6,310	$0	Repair damaged pavement in the main drive and parking aisles. Repair vinyl siding and trim to cure staining and isolated areas of missing and displaced materials.	No Reserve Taken. Post Closing item.	Repair damaged pavement in the main drive and parking aisles. Repair vinyl siding and trim to cure staining and isolated areas of missing and displaced materials.
RI Jax	$0	$0	None	No Reserve Taken. Post Closing item.	None
SHS Asheville	$0	$0	None	No Reserve Taken.	None

S-V-3

Property	Immediate Repair Cost	Deferred Maintenance Reserve at Closing	Full Repair Description	Reserved Items	Post-Closing Items
TPS Savannah	$1,850	$0	Add 1 ADA van-accessible parking space. Lavatory serving public restroom needs piping insulation. Repair tripping hazards on southeast corner of Building A leading to electrical room. Replace retaining wall and wood has rotted and failed.	No Reserve Taken. Post Closing item.	Add 1 ADA van-accessible parking space. Lavatory serving public restroom needs piping insulation. Repair tripping hazards on southeast corner of Building A leading to electrical room. Replace retaining wall and wood has rotted and failed.
TOTAL	$196,412	$160,928

S-V-4

SCHEDULE VI

SECONDARY MARKET TRANSACTION INFORMATION

(A)	Any proposed program for the renovation, improvement or development of the Property, or any part thereof, including the estimated cost thereof and the method of financing to be used.

(B)	The general competitive conditions to which the Property is or may be subject.

(C)	Management of the Property.

(D)	Occupancy rate expressed as a percentage for each of the last five (5) years.

(E)	Principal business, occupations and professions carried on in, or from the Property.

(F)	Number of Tenants occupying 10% or more of the total rentable square footage of the Property and principal nature of business of such Tenant, and the principal provisions of the Leases with those Tenants including, but not limited to: rental per annum, expiration date and renewal options.

(G)	The average effective annual rental per square foot or unit for each of the last three (3) years prior to the date of filing.

(H)	Schedule of the Lease expirations for each of the ten (10) years starting with the year in which the registration statement is filed (or the year in which the prospectus supplement is dated, as applicable), stating:

(1)	The number of Tenants whose Leases will expire.

(2)	The total area in square feet covered by such Leases.

(3)	The annual rental represented by such Leases.

(4)	The percentage of gross annual rental represented by such Leases.

S-VI-1

Schedule VII

Approved Brands

1.	Hilton

2.	Marriott

3.	Starwood

4.	IHG

5.	Hyatt

6.	Choice

7.	Carlson

8.	Wyndham

9.	AmericInn

10.	La Quinta

S-VII-1

SCHEDULE 3.1.17

insurance claims

S-3.1.17-1

Schedule VIII

Intentionally Omitted

S-VIII-1

Schedule IX

Allocated Loan Amounts

Property	Allocated Loan Amount
Courtyard Dalton	$5,900,000
Courtyard Houston	$13,500,000
Courtyard Carlsbad	$14,600,000
Hampton Inn Austin	$11,000,000
Hampton Inn Naperville	$7,300,000
Hampton Inn College Station	$10,500,000
Hampton Inn East Lansing	$8,000,000
Hampton Inn Indianapolis	$9,050,000
Hampton Inn Alcoa	$4,950,000
Hampton Inn Milford	$2,700,000
Hampton Inn Orlando	$11,150,000
Hampton Inn Urbana	$12,400,000
Hilton Garden Inn Rio Rancho	$7,200,000
Hilton Garden Inn Louisville	$11,450,000
Homewood Suites Augusta	$4,850,000
Homewood Suites Orlando	$18,350,000
Homewood Suites Seattle	$42,100,000
Homewood Suites Stratford	$12,500,000
Residence Inn Jacksonville	$4,500,000
Springhill Suites Asheville	$11,500,000
TownePlace Suites Savannah	$8,500,000
TOTAL	$232,000,000

S-IX-1

SCHEDULE X

FRANCHISOR AND FRANCHISE AGREEMENTS

Property	Franchisor	Description of Franchise Agreement

Hampton Inn Orlando International Drive Area/Convention Center 8900 Universal Blvd. Orlando, FL 32819	Hampton Inns Franchise LLC, a Delaware limited liability company	Franchise Agreement between Hampton Inns Franchise LLC and Franchisee, ARC Hospitality Portfolio II HIL TRS, LLC, dated as of the Effective Date

Homewood Suites by Hilton Orlando/Int’l Driv.-Conv. Center 8745 International Drive Orlando, FL 32819	Homewood Suites Franchise LLC, a Delaware limited liability company	Franchise Agreement between Homewood Suites Franchise LLC and Franchisee, ARC Hospitality Portfolio II TRS, LLC, dated as of the Effective Date

Courtyard Dalton 411 Holiday Drive Dalton, GA 30720	Marriott International, Inc., a Delaware corporation	Relicensing Franchise Agreement by Marriott International, Inc., a Delaware corporation, and ARC Hospitality Portfolio II TRS, LLC, a Delaware limited liability company, Franchisee, dated as of the Effective Date

Hilton Garden Inn Albuquerque-North/Rio Rancho 1711 Rio Rancho Blvd. Rio Rancho, NM 87124	Hilton Garden Inns Franchise LLC, a Delaware limited liability company	Franchise Agreement between Hilton Garden Inns Franchise LLC and Franchisee, ARC Hospitality Portfolio II TRS, LLC, dated as of the Effective Date

Hampton Inn Milford 129 Plains Road Milford, CT 06460	Hampton Inns Franchise LLC, a Delaware limited liability company	Franchise Agreement between Hampton Inns Franchise LLC and Franchisee, ARC Hospitality Portfolio II HIL TRS, LLC, dated as of the Effective Date

Homewood Suites by Hilton Augusta 1049 Stevens Creek Road Augusta, GA 30907	Homewood Suites Franchise LLC, a Delaware limited liability company	Franchise Agreement between Homewood Suites Franchise LLC and Franchisee, ARC Hospitality Portfolio II HIL TRS, LLC, dated as of the Effective Date

Hampton Inn Chicago/Naperville 1087 East Diehl Road Naperville, IL 60563	Hampton Inns Franchise LLC, a Delaware limited liability company	Franchise Agreement between Hampton Inns Franchise LLC and Franchisee, ARC Hospitality Portfolio II HIL TRS, LLC, dated as of the Effective Date

Hampton Inn Indianapolis-NE/Castleton 6817 East 82nd Street Indianapolis, IN 46250	Hampton Inns Franchise LLC, a Delaware limited liability company	Franchise Agreement between Hampton Inns Franchise LLC and Franchisee, ARC Hospitality Portfolio II HIL TRS, LLC, dated as of the Effective Date

S-X-1

Hampton Inn Knoxville-Airport 148 International Avenue Alcoa, TN 37701	Hampton Inns Franchise LLC, a Delaware limited liability company	Franchise Agreement between Hampton Inns Franchise LLC and Franchisee, ARC Hospitality Portfolio II HIL TRS, LLC, dated as of the Effective Date

Homewood Suites by Hilton Seattle-Downtown 206 Western Avenue West Seattle, WA 98119	Homewood Suites Franchise LLC, a Delaware limited liability company	Franchise Agreement between Homewood Suites Franchise LLC and Franchisee, ARC Hospitality Portfolio II HIL TRS, LLC, dated as of the Effective Date

TownePlace Suites Savannah 11309 Abercorn Street Savannah, GA 31419	Marriott International, Inc., a Delaware corporation	Relicensing Franchise Agreement by Marriot International Inc., a Delaware corporation, and ARC Hospitality Portfolio II MISC TRS, LLC, a Delaware limited liability company, Franchisee, dated as of the Effective Date

Hilton Garden Inn Louisville-East 1530 Alliant Ave. Louisville, KY 40299	Hilton Garden Inns Franchise LLC, a Delaware limited liability company	Franchise Agreement between Hilton Garden Inns Franchise LLC and Franchisee, ARC Hospitality Portfolio II TRS, LLC, dated as of the Effective Date

Residence Inn Jacksonville 1310 Airport Road Jacksonville, FL 32218	Marriott International, Inc., a Delaware corporation	Relicensing Franchise Agreement by Marriott International, Inc., a Delaware corporation, and ARC Hospitality Portfolio II MISC TRS, LLC, a Delaware limited liability company, Franchisee, dated as of the Effective Date, and amended by Amendment to Residence Inn by Marriott Relicensing Franchise Agreement by Marriott International, Inc., a Delaware corporation, and ARC Hospitality Portfolio II MISC TRS, LLC, a Delaware limited liability company, Franchisee, dated August 31, 2015

Hampton Inn Champaign/Urbana 1200 West University Ave. Urbana, IL 61801	Hampton Inns Franchise LLC, a Delaware limited liability company	Franchise Agreement between Hampton Inns Franchise LLC and Franchisee, ARC Hospitality Portfolio II MISC TRS, LLC, dated as of the Effective Date

S-X-2

Hampton Inn East Lansing 2500 Coolidge Road East Lansing, MI 48823	Hampton Inns Franchise, LLC, a Delaware limited liability company	Franchise Agreement between Hampton Inns Franchise LLC and Franchisee, ARC Hospitality Portfolio II MISC TRS, LLC, dated as of the Effective Date

SpringHill Suites Asheville Two Buckstone Place Asheville, NC 28805	Marriott International, Inc., a Delaware corporation	Relicensing Franchise Agreement by Marriott International, Inc., a Delaware corporation, and ARC Hospitality Portfolio II NTC TRS, LP, a Delaware limited partnership, Franchisee, dated as of the Effective Date

Courtyard San Diego 5835 Owens Avenue Carlsbad, CA 92008	MIF, L.L.C., a Delaware limited liability company	Relicensing Franchise Agreement by MIF, L.L.C., a Delaware limited liability company, and ARC Hospitality Portfolio II NTC TRS, LP, a Delaware limited partnership, Franchisee, dated as of the Effective Date

Courtyard Houston 12401 Katy Freeway Houston, TX 77079	Marriott International, Inc., a Delaware corporation	Relicensing Franchise Agreement by Marriott International, Inc., a Delaware corporation, and ARC Hospitality Portfolio II NTC TRS, LP, a Delaware limited partnership, Franchisee, dated as of the Effective Date

Hampton Inn Austin-North@IH-35 Hwy 183 7619 I-35 North Austin, TX 78752	Hampton Inns Franchise LLC, a Delaware limited liability company	Franchise Agreement between Hampton Inns Franchise LLC and Franchisee, ARC Hospitality Portfolio II NTC TRS, LP, dated as of the Effective Date

Hampton Inn College Station 320 Texas Avenue South College Station, TX 77840	Hampton Inns Franchise LLC, a Delaware limited liability company	Franchise Agreement between Hampton Inns Franchise LLC and Franchisee, ARC Hospitality Portfolio II NTC HIL TRS, LP, dated as of the Effective Date

Homewood Suites by Hilton Stratford 6905 Main Street Stratford, CT 06614	Homewood Suites Franchise LLC, a Delaware limited liability company	Franchise Agreement between Homewood Suites Franchise LLC and Franchisee, ARC Hospitality TRS Stratford, LLC, dated as of March 21, 2014

S-X-3

Schedule XI

Property ManagerS

Crestline Hotels & Resorts, LLC, a Delaware limited liability company

McKibbon Hotel Management, Inc., a Florida corporation

Hampton Inns Management LLC, a Delaware limited liability company

Homewood Suites Management LLC, a Delaware limited liability company

S-XI-1

SCHEDULE XII

Intentionally Omitted

S-XII-1

SCHEDULE XIII

OPERATING LEASES

LEASE	LESSOR (FEE OWNER)	LESSEE (OPERATING LESSEE)	PROPERTY	ADDRESS	CITY / STATE / ZIP

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II Owner, LLC	ARC Hospitality Portfolio II TRS, LLC	Hampton Inn Orlando International Drive/Convention Center	8900 Universal Boulevard	Orlando, FL 32819

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II Owner, LLC	ARC Hospitality Portfolio II TRS, LLC	Homewood Suites by Hilton Orlando – International Drive/Convention	8745 International Drive	Orlando, FL 32819

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II Owner, LLC	ARC Hospitality Portfolio II TRS, LLC	Courtyard Dalton	411 Holiday Drive	Dalton, GA 30720

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II Owner, LLC	ARC Hospitality Portfolio II TRS, LLC	Hilton Garden Inn Albuquerque – North/Rio Rancho	1711 Rio Rancho Boulevard	Albuquerque, NM 87124

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II Owner, LLC	ARC Hospitality Portfolio II HIL TRS, LLC	Hampton Inn Milford	129 Plains Road	Milford, CT 06460

S-XIII-1

LEASE	LESSOR (FEE OWNER)	LESSEE (OPERATING LESSEE)	PROPERTY	ADDRESS	CITY / STATE / ZIP

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II Owner, LLC	ARC Hospitality Portfolio II HIL TRS, LLC	Homewood Suites by Hilton Augusta	1049 Stevens Creek Road	Augusta, GA 30907

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II Owner, LLC	ARC Hospitality Portfolio II HIL TRS, LLC	Hampton Inn Chicago/Naperville	1087 East Diehl Road	Naperville, IL 60563

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II Owner, LLC	ARC Hospitality Portfolio II HIL TRS, LLC	Hampton Inn Indianapolis – NE/Castleton	6817 East 82nd Street	Indianapolis, IN 46250

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II Owner, LLC	ARC Hospitality Portfolio II HIL TRS, LLC	Hampton Inn Knoxville – Airport	148 International Avenue	Alcoa, TN 37701

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II Owner, LLC	ARC Hospitality Portfolio II HIL TRS, LLC	Homewood Suites by Hilton Seattle Downtown	206 Western Avenue West	Seattle, WA 98119

S-XIII-2

LEASE	LESSOR (FEE OWNER)	LESSEE (OPERATING LESSEE)	PROPERTY	ADDRESS	CITY / STATE / ZIP

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II Owner, LLC	ARC Hospitality Portfolio II MISC TRS, LLC	TownePlace Suites Savannah Midtown	11309 Abercorn Street	Savannah, GA 31419

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II Owner, LLC	ARC Hospitality Portfolio II TRS, LLC	Hilton Garden Inn Louisville East	1530 Alliant Avenue	Louisville, KY 40299

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II Owner, LLC	ARC Hospitality Portfolio II MISC TRS, LLC	Residence Inn Jacksonville Airport	1310 Airport Road	Jacksonville, FL 32218

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II Owner, LLC	ARC Hospitality Portfolio II MISC TRS, LLC	Hampton Inn Champaign/Urbana	1200 West University Avenue	Urbana, IL 61801

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II Owner, LLC	ARC Hospitality Portfolio II MISC TRS, LLC	Hampton Inn East Lansing	2500 Coolidge Road	East Lansing, MI 48823

S-XIII-3

LEASE	LESSOR (FEE OWNER)	LESSEE (OPERATING LESSEE)	PROPERTY	ADDRESS	CITY / STATE / ZIP

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II NTC Owner, LP	ARC Hospitality Portfolio II NTC TRS, LP	SpringHill Suites Asheville	Two Buckstone Place	Asheville, NC 28805

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II NTC Owner, LP	ARC Hospitality Portfolio II NTC TRS, LP	Courtyard San Diego Carlsbad/McClellan-Palomar Airport	5835 Owens Avenue	Carlsbad, CA 92008

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II NTC Owner, LP	ARC Hospitality Portfolio II NTC TRS, LP	Courtyard Houston I-10 West/Energy Corridor	12401 Katy Freeway	Houston, TX 77079

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II NTC Owner, LP	ARC Hospitality Portfolio II NTC TRS, LP	Hampton Inn Austin – North @ I-35 & Hwy 183	7619 I-35 North	Austin, TX 78752

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Portfolio II NTC Owner, LP	ARC Hospitality Portfolio II NTC HIL, TRS, LP	Hampton Inn College Station	320 Texas Avenue South	College Station, TX 77840

Lease Agreement, dated as of February 27, 2015, as amended by that certain First Amendment to Lease Agreement, dated October 6, 2015	ARC Hospitality Stratford, LLC	ARC Hospitality TRS Stratford, LLC	Stratford Homewood	6905 Main Street	Stratford, CT 06614

S-XIII-4

SCHEDULE XIV

PIP RESERVE FUNDING SCHEDULE

DATE	AMOUNT OF REQUIRED DEPOSIT
December 31, 2015	$2,000,000
March 31, 2016	$3,750,000
June 30, 2016	$3,750,000
September 30, 2016	$3,000,000
December 31, 2016	$2,500,000
March 31, 2017	$2,500,000
June 30, 2017	$2,500,000
September 30, 2017	$2,500,000
December 31, 2017	$2,500,000
March 31, 2018	$1,250,000
June 30, 2018	$1,250,000

Total Deposits: $27,500,000

S-XIV-1

SCHEDULE XV

Reserved

S-XV-1

SCHEDULE XVI

O&M PlanS

1.	Courtyard Houston (I-10) 12401 Katy Freeway, Houston, Texas 77079 (see attached)

2.	Hampton Inn, 1087 East Diehl Road, Naperville, Illinois 60563 (see attached)

3.	Hampton Inn, 320 Texas Avenue South, College Station, Texas 77840 (see attached)

4.	Hampton Inn, 129 Plains Road, Milford, Connecticut 06460 (see attached)

5.	Hampton Inn, 7619 I-35 North, Austin, Texas 78752 (see attached)

6.	Hampton Inn, 6817 East 82nd Street, Indianapolis, Indiana 46250 (see attached)

S-XVI-1

SCHEDULE XVIi

Scheduled managers

1.	Aimbridge

2.	Concord Hospitality

3.	Crescent

4.	First Hospitality

5.	Hersha

6.	Highgate

7.	Hilton

8.	Intercontinental Hotel Group

9.	Interstate

10.	McKibbon Hotels

11.	Noble

12.	Pyramid

13.	Pillar Hotels & Resorts

14.	Sage

15.	Westmont

16.	White Lodging

17.	Island Hospitality

18.	Huntington

19.	Lingate

20.	Musselman

21.	Marriott

22.	Hyatt

23.	HEI

S-XVII-1

SCHEDULE XVIiI

Assignment of Franchise Agreements

1.	Comfort Letter, dated as of the date hereof, among Lender, ARC Hospitality Portfolio II MISC TRS, LLC, as franchisee, ARC Hospitality Portfolio II Owner, LLC, as fee owner, and Marriott International, Inc., as franchisor, relating to TownePlace Suites by Marriott, 11309 Abercorn Street, Savannah, GA 31419

2.	Comfort Letter, dated as of the date hereof, among Lender, ARC Hospitality Portfolio II MISC TRS, LLC, as franchisee, ARC Hospitality Portfolio II Owner, LLC, as fee owner, and Marriott International, Inc., as franchisor, relating to Residence Inn by Marriott, 1310 Airport Road, Jacksonville, FL 32218

3.	Comfort Letter, dated as of the date hereof, among Lender, ARC Hospitality Portfolio II NTC TRS, LP, as franchisee, ARC Hospitality Portfolio II NTC Owner, LP, as fee owner, and Marriott International, Inc., as franchisor, relating to Courtyard by Marriott, 12401 Katy Freeway, Houston, TX 77079

4.	Comfort Letter, dated as of the date hereof, among Lender, ARC Hospitality Portfolio II NTC TRS, LP, as franchisee, ARC Hospitality Portfolio II NTC Owner, LP, as owner, and MIF, L.L.C., as franchisor, relating to Courtyard by Marriott, 5835 Owens Avenue, Carlsbad, CA 92008

5.	Comfort Letter, dated as of the date hereof, among Lender, ARC Hospitality Portfolio II TRS, LLC, as franchisee, ARC Hospitality Portfolio II Owner, LLC, as fee owner, and Marriott International, Inc., as franchisor, relating to Courtyard by Marriott, 411 Holiday Drive, Dalton, GA 30720

6.	Comfort Letter, dated as of the date hereof, among Lender, ARC Hospitality Portfolio II NTC TRS, LP, as franchisee, ARC Hospitality Portfolio II NTC Owner, LP, as fee owner, and Marriott International, Inc., as franchisor, relating to SpringHill Suites by Marriott, Two Buckstone Place, Asheville, NC 28805

7.	Comfort Letter, dated as of the date hereof, among Lender, ARC Hospitality Portfolio II TRS, LLC, ARC Hospitality Portfolio II HIL TRS, LLC, ARC Hospitality Portfolio II MISC TRS, LLC, ARC Hospitality Portfolio II NTC TRS, LP, ARC Hospitality Portfolio II NTC HIL TRS, LP, and ARC Hospitality TRS Stratford, LLC as franchisees, and Hilton Franchise Holding LLC, as franchisor, relating to the Hilton Brand Properties

S-XVIII-1

EXHIBIT A

FORM OF SMITH TRAVEL RESEARCH REPORT

A-1

EXHIBIT B

INTENTIONALLY OMITTED

B-1

EXHIBIT C

FORM OF CREDIT CARD BANK PAYMENT DIRECTION LETTER

[BORROWER LETTERHEAD]

[_____________]. 201[_]

[Addressee]
[_______________]
[_______________]
[_______________]

Re:	Payment Direction Letter for [BORROWER] [PROPERTY NAME]

Dear [______]:

[BORROWER] (“Owner”), the owner of the above captioned property (the “Property”), has mortgaged the Property to [LENDER] (together with its successors and assigns, “Lender”) and has agreed that all receipts received for the Property will be paid directly to a bank selected by Lender. Therefore, from and after the date hereof (until you are otherwise notified as provided below), please remit all credit card receipts cleared by you and due to the Owner [under that certain [REFERENCE AGREEMENT], dated [___], [____] (the “Agreement”) between the Owner and you,] by the ACH system or wire transfer to the following account:

Bank Name

ABA#	[_______________]
Attn:	[_______________]
Fax:	[_______________]

Account    [_______________]

These payment instructions cannot be withdrawn or modified without the prior written consent of Lender or its agent (“Servicer”), or pursuant to a joint written instruction from Owner and Lender or its Servicer. Until you receive written instructions from Lender or Servicer, continue to send all payments due under the Agreement as directed above. All such payments due under the Agreement must be remitted no later than the day on which such amounts are due under the Agreement.

C-1

If you have any questions concerning this letter, please contact the persons identified for notice purposes in the Agreement. We appreciate your cooperation in this matter.

OWNER: [______________________________] By:___________________________ Name: _______________ Title: _______________

C-2

EXHIBIT D

FORM OF CREDIT CARD COMPANY PAYMENT DIRECTION LETTER

[BORROWER LETTERHEAD]

[_____________]. 201[_]

[Addressee]
[_______________]
[_______________]
[_______________]

Re:	Payment Direction Letter for [BORROWER] [PROPERTY NAME]

Dear [______]:

[BORROWER] (“Owner”), the owner of the above captioned property (the “Property”), has mortgaged the Property to [LENDER] (together with its successors and assigns, “Lender”) and has agreed that all receipts received for the Property will be paid directly to a bank selected by Lender. Therefore, from and after the date hereof (until you are otherwise notified as provided below), please remit all payments due to the [Owner] [Lessee] [Manager] under that certain [REFERENCE AGREEMENT], dated [___], [____] (the “Agreement”) between the [Owner] [Lessee] [Manager] and you, as follows:

Bank Name

ABA#	[_______________]
Attn:	[_______________]
Fax:	[_______________]

Account [_______________]

These payment instructions cannot be withdrawn or modified without the prior written consent of Lender or its agent (“Servicer”), or pursuant to a joint written instruction from Owner and Lender or its Servicer. Until you receive written instructions from Lender or Servicer, continue to send all payments due under the Agreement as directed above. All such payments due under the Agreement must be remitted no later than the day on which such amounts are due under the Agreement.

D-1

If you have any questions concerning this letter, please contact the persons identified for notice purposes in the Agreement. We appreciate your cooperation in this matter.

OWNER: [______________________________] By:___________________________ Name: _______________ Title: _______________

D-2

EXHIBIT P-1

PIP Plans

P-1

EXHIBIT P-2

PIP Budgets

P-2

EXHIBIT P-3

PIP Timeline

	Actual PIP
Property	Estimates	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Deadline
CY Carlsbad	$599	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	$209	$389	12/1/2019
CY Dalton	$2,134	427	854	854	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	3/31/2016
CY Houston	$3,916	783	1,566	1,566	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	3/31/2016
HGI Louisville	$2,199	-	-	-	-	-	-	-	770	1,429	-	-	-	-	-	-	-	-	-	8/31/2017
HGI Rio Rancho	$3,094	-	-	-	-	-	-	-	1,083	2,011	-	-	-	-	-	-	-	-	-	8/31/2017
HI Alcoa	$1,410	-	-	-	-	-	-	-	-	-	-	-	494	917	-	-	-	-	-	8/31/2018
HI Austin	$1,822	-	-	-	-	-	-	-	-	-	-	-	638	1,184	-	-	-	-	-	8/31/2018
HI College Station	$1,969	-	-	-	-	-	-	-	689	1,280	-	-	-	-	-	-	-	-	-	8/31/2017
HI East Lansing	$1,932	-	-	-	676	1,256	-	-	-	-	-	-	-	-	-	-	-	-	-	8/31/2016
HI Indianapolis	$2,016	-	-	-	-	-	-	-	-	-	-	-	706	1,310	-	-	-	-	-	8/31/2018
HI Milford	$4,502	-	-	-	1,576	2,926	-	-	-	-	-	-	-	-	-	-	-	-	-	8/31/2016
HI Naperville	$1,860	-	-	-	-	-	-	-	651	1,209	-	-	-	-	-	-	-	-	-	8/31/2017
HI Orlando	$2,975	-	-	-	1,041	1,933	-	-	-	-	-	-	-	-	-	-	-	-	-	8/31/2016
HI Urbana	$1,829	-	-	-	-	-	-	-	-	-	-	-	640	1,189	-	-	-	-	-	8/31/2018
HWS Augusta	$2,649	265	1,324	1,059	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	8/31/2016
HWS Orlando	$1,041	105	624	312	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	8/31/2016
HWS Seattle	$5,821	-	-	-	-	-	-	-	2,037	3,784	-	-	-	-	-	-	-	-	-	8/31/2017
HWS Stratford	$0	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	N/A
RI Jacksonville	$2,321	232	1,161	928	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	3/31/2016
SHS Asheville	$1,189	-	-	-	-	-	1,189	-	-	-	-	-	-	-	-	-	-	-	-	12/1/2016
TPS Savannah	$296	-	-	-	-	-	-	-	-	-	104	193	-	-	-	-	-	-	-	3/31/2018
Total	$45,571	$1,812	$5,529	$4,720	$3,293	$6,115	$1,189	$0	$5,230	$9,713	$104	$193	$2,477	$4,600	$0	$0	$0	$209	$389
x1000	$45,571,108	$1,811,700	$5,528,600	$4,720,100	$3,292,813	$6,115,225	$1,188,810	$0	$5,229,841	$9,712,562	$103,718	$192,619	$2,476,817	$4,599,803	$0	$0	$0	$209,475	$389,025

Note: Stratford PIP

completed in 03/2015.

P-3